SCHEDULE 14A

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Securities Exchange Act of 1934

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ARMSTRONG WORLD INDUSTRIES, INC.

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ARMSTRONG WORLD INDUSTRIES, INC. 2500 COLUMBIA AVE., LANCASTER, PA 17603 P.O. BOX 3001, LANCASTER, PA 17604 www.armstrongceilings.com April 27, 2022

2022 ANNUAL MEETING OF SHAREHOLDERS

ARMSTRONG WORLD INDUSTRIES, INC.

Dear Fellow Shareholders:

We look forward to your attendance virtually via the Internet or by proxy at the 2022 Armstrong World Industries, Inc. Annual Shareholders’ Meeting. We will hold the meeting at 8:00 a.m. Eastern Time on Thursday, June 16, 2022. To provide a consistent and convenient experience for all shareholders regardless of location, we are holding this Annual Shareholders’ Meeting in an entirely virtual format.

Our Board of Directors and our management team looks forward to continuing our work to advance our strategic priorities, serve our customers, create value for our shareholders, cultivate and maintain an inclusive environment and culture, and, through our products and solutions, make a difference in the spaces where people live, work, learn, heal and play.

At the 2022 Annual Shareholders’ Meeting, we will vote on the election of directors, vote to ratify the selection of KPMG LLP as our independent registered public accounting firm, vote on a non-binding advisory basis on the compensation of our named executive officers, and vote to approve the Armstrong World Industries, Inc. Equity and Cash Incentive Plan. Please refer to the proxy statement for detailed information on each of the matters to be acted on at the meeting virtually via the Internet.

Your vote is important, and we strongly urge you to cast your vote. For most items, including the election of directors, your shares will not be voted if you do not provide voting instructions via the Internet, by telephone, or by returning a proxy or voting instruction card. We encourage you to vote promptly, even if you plan to attend the meeting virtually via the internet.

On behalf of your Board of Directors, thank you for your continued support.

Very truly yours,

Larry S. McWilliams

Chairman of the Board

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

Time and Date	8:00 a.m. Eastern Time on Thursday, June 16, 2022

Attendance	Online at www.virtualshareholdermeeting.com/awi2022

Record Date	April 20, 2022

Agenda	Items of Business	Board Recommendation

	1. Elect as directors the eight (8) nominees named in the attached proxy statement	FOR EACH DIRECTOR NOMINEE

	2. Ratify the selection of KPMG LLP as our independent registered public accounting firm for 2022	FOR

	3. Approve, on an advisory basis, our executive compensation program	FOR

	4. Approve the Armstrong World Industries, Inc. Equity and Cash Incentive Plan	FOR

How To Vote	• Please act as soon as possible to vote your shares, even if you plan to attend the annual meeting via the Internet.

• Your broker will not be able to vote your shares with respect to the election of directors unless you have given your broker specific instructions to do so. We strongly encourage you to vote.

• You may vote via the Internet, by telephone, or, if you have received a printed version of these proxy materials, by mail.

• See “ADDITIONAL MEETING INFORMATION” on page 74 of this proxy statement for further information.

Attending the Meeting via the Internet:

Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/awi2022.

Shareholders may vote and submit questions while attending the meeting on the Internet.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL MEETING

TO BE HELD ON JUNE 16, 2022:

The Notice of Annual Meeting, this Proxy Statement and

the Company’s 2021 Annual Report are available at www.proxyvote.com.

PROXY STATEMENT

This proxy statement was prepared under the direction of our Board of Directors (“Board”) to solicit your proxy for use at the 2022 Armstrong World Industries, Inc. annual meeting of shareholders (the “Annual Meeting”). When we refer to “we,” “our,” “us,” “Armstrong” and the “Company” in this proxy statement, we are referring to Armstrong World Industries, Inc. This proxy statement and the related materials are first being distributed to shareholders on or about May 6, 2022.

At the 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”), which was held on June 24, 2021, our shareholders re-elected Stan A. Askren, Victor D. Grizzle, Tao Huang, Barbara L. Loughran, Larry S. McWilliams, James C. Melville, Wayne R. Shurts, Roy W. Templin and Cherryl T. Thomas to the Board.

ITEM 1 – ELECTION OF DIRECTORS

On the recommendation of the Nominating, Governance and Social Responsibility Committee (“Governance Committee”), our Board has nominated the eight persons listed below for election at the Annual Meeting. Richard D. Holder is nominated for election at the Annual Meeting for the first time. All other nominees are current directors of the Company. Current Board members, Stan A. Askren, who joined the Board in 2010, and Tao Huang, who joined the Board in 2012, will be ending their Board service effective as of the conclusion of the Annual Meeting. During their time on the Board, both Mr. Askren, who chaired our Management Development and Compensation Committee from 2010 to 2021, and Mr. Huang, who has served on several committees of the Board, each made valuable contributions to shaping our strategic priorities that led to the creation of value for shareholders, and the Board thanks them for their service. Effective as of the conclusion of the Annual Meeting, the size of the Board will be decreased from nine to eight members.

All nominees, with the exception of our President and Chief Executive Officer (“CEO”), Victor D. Grizzle, have been determined by the Board to be independent under the guidelines of the listing standards of the New York Stock Exchange (“NYSE”) and our Corporate Governance Principles. Each nominee’s term would, if elected, run from the date of his or her election until our next annual shareholders’ meeting and until the election at such annual meeting and qualification of his or her successor, or until his or her earlier disqualification, resignation, removal, death or incapacity. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected.

The Governance Committee believes that aligning director qualifications, experience and skill sets with our business, strategy, risks and opportunities in addition to the functional responsibilities of the Board is necessary to maintaining a Board of Directors that remains capable of effectively performing its oversight and decision-making responsibilities on behalf of the Company and its shareholders in a dynamic environment. As part of its annual Board evaluation process, the Governance Committee solicits the view of the entire Board and of senior management regarding Board composition and factors the responses received into its Board succession planning and refreshment process. The nomination of Mr. Holder for election to the Board is a direct result of the Board’s succession planning and refreshment process.

Our Board does not have term limits or a mandatory retirement age. The Board believes that instituting fixed limits on the tenure of directors could deprive the Company of important experience and knowledge. While Board refreshment is an important consideration in the assessment of the Board’s composition, the Board believes that the interests of the Company are best served by being able to take advantage of all available talent, and that the Board should not make determinations with regard to its membership solely on the basis of age. Performance concerns or changes in the skill sets or experience appropriate to meet the needs of the Company, the Board and its committees are addressed directly through the Board’s evaluation, succession planning and refreshment processes.

Our Board believes that a board of directors composed of individuals with diverse attributes and

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ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

backgrounds enhances the quality of our Board’s deliberations and decisions. Our Board has an expansive view of diversity, going beyond the traditional concepts of race, gender and national origin, and emphasizing a diversity of viewpoints, educational backgrounds and professional experiences. Our Board recognizes that this diversity, coupled with strong personal and professional ethics, integrity and values, results in a board of directors that is well-qualified to guide the Company with good business judgment.

The Governance Committee expects each of the Company’s directors to have proven leadership,

sound judgment, integrity and a commitment to the success of the Company. In evaluating director candidates and considering incumbent directors for nomination to the Board, the Governance Committee considers a variety of factors. These include each nominee’s independence, financial literacy, personal and professional accomplishments, and experience in light of the needs of the Company. For incumbent directors, the factors also include past performance on our Board and contributions to their respective committees. Our Board is also particularly interested in maintaining a mix of skills and qualifications that include the following:

Public Company CEO or COO within past 5 years

Senior Executive Leadership

Manufacturing, Supply Chain and Distribution Operations

Financial Literacy

Significant International Experience
Finance and Capital Markets Transactions

Technology

Mergers & Acquisitions

Risk Management

Corporate Governance/Law

Additionally, the Governance Committee may also establish additional specific skills and qualifications when recruiting potential Board candidates based upon an assessment by the Board of the current and future needs of the Company, the Board or its committees as part of the Board’s refreshment and succession planning process.

Each director nominee’s biography in the pages that follow includes notable skills and qualifications that contributed to his or her selection as a nominee. Director skills and qualifications are also featured in the chart immediately following the biographies.

DIRECTOR NOMINEES

Composition of Board Nominees:

•	88% Independent

•	25% Women

•	25% Black
•	5.8 years average tenure

•	63.9 years average age

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEES:

Name	Age*	Director Since	Current Committee(s)†	Independent^

Victor D. Grizzle	60	2016	—

Richard D. Holder	59	—	—	✓

Barbara L. Loughran	58	2019	AC, FC, MDCC	✓

Larry S. McWilliams	66	2010	FC	✓

James C. Melville	70	2012	FC, MDCC, NGSRC‡	✓

Wayne R. Shurts	62	2019	AC, FC, MDCC‡	✓

Roy W. Templin	61	2016	AC‡, FC‡, NGSRC	✓

Cherryl T. Thomas	75	2016	FC, MDCC, NGSRC	✓
*	As of March 31, 2022
†	Committees: AC (Audit); FC (Finance); MDCC (Management Development & Compensation); NGSRC (Nominating, Governance & Social Responsibility)
^	As defined in NYSE listing standards and our Corporate Governance Principles
‡	Denotes Chair of the Committee

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ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

Information concerning the nominees is provided below:

VICTOR D. GRIZZLE Director since: 2016 Age: 60

Mr. Grizzle was appointed as our President and Chief Executive Officer in March 2016. Previously, Mr. Grizzle served as Executive Vice President and Chief Executive Officer of Armstrong Building Products, a business unit of Armstrong, since January 2011. Prior to joining Armstrong, Mr. Grizzle served as Group President of Global Engineered Support Structures Coatings & Tubing and President of International Division for Omaha at Valmont Industries, Inc., an infrastructure and agricultural equipment manufacturer, since January 2006. Prior to Valmont, he served as President of the Commercial Power Division of EaglePicher Corporation, a manufacturing and resource extractive company. Before that, Mr. Grizzle spent 16 years at General Electric Corporation, where he served as an American business leader for General Electric’s Silicones Division. Mr. Grizzle also serves on the board of directors of Franklin Electric, a global leader in the production and marketing of systems and components for water and automotive fuels. As President and Chief Executive Officer of AWI, Mr. Grizzle provides our Board with significant insight regarding our operations, strategic planning and operational design. In addition, Mr. Grizzle brings to our Board broad leadership and business expertise, as well as comprehensive experience in global operations and manufacturing matters.

RICHARD D. HOLDER Director since: — Age: 59 Independent

Mr. Holder currently serves as President and Chief Executive Officer of HZO, Inc., a provider of thin-film nanocoatings for electronics, a role that he has held since February 2021. Prior to HZO, he was President and Chief Executive Officer of NN, Inc., a publicly-traded diversified industrial manufacturing company, from June 2013 to September 2019. Prior to joining NN, Inc., Mr. Holder served in a progression of leadership roles at Eaton Corporation for more than a decade and has previous experience in the aerospace industry. He is also a veteran of the U.S. Marine Corps. Mr. Holder has served on the board of Enerpac Tool Group Corp., a publicly-traded premier industrial tools and services company since 2017, where he is a member of the Audit Committee, and also currently serves on several private company boards. Mr. Holder brings to our Board extensive operating, senior executive leadership and manufacturing experience, as well as valuable insights from his experience as a public company chief executive officer.

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ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

BARBARA L. LOUGHRAN Director since: 2019 Age: 58 Independent

Ms. Loughran served as a partner with PricewaterhouseCoopers LLP (PwC) from 1998 until her retirement in June 2018. Ms. Loughran has held various positions at PwC, including serving in its National Office from 2016 to 2018 and from 2000 to 2003, as Industrial Products Business Unit Leader of PwC’s New York Metro market from 2013 to 2015, and as Retail & Consumer Business Development Leader of PwC’s New York Metro market from 2010 to 2012. As a client service partner, Ms. Loughran led the global relationship and audit of numerous large, publicly-traded companies across a broad range of industries, and led the National Office effort on leveraging new and innovative technologies. Ms. Loughran also serves on the board of directors of Jacobs Engineering Group Inc., a publicly-traded engineering company, where she serves as chair of the Audit Committee and as a member of the ESG and Risk Committee. Ms. Loughran brings to our Board an extensive public accounting background, financial and capital markets expertise, and experience in mergers and acquisitions, risk management, and financial oversight and reporting.

LARRY S. MCWILLIAMS Director since: 2010 Age: 66 Independent

Mr. McWilliams has been the Co-Chief Executive Officer of Compass Marketing, Inc. since 2012 and was previously the president and chief executive officer of Keystone Foods, a producer of proteins, from May 2011 to May 2012. From May 2005 to October 2010, he served as a senior vice president at Campbell Soup Company and subsequently became the president of Campbell International, responsible for all of Campbell Soup’s business in Europe, Latin America and Asia Pacific. Mr. McWilliams joined Campbell Soup in March 2001 as senior vice president – sales and chief customer officer, overseeing the company’s relationships with its global retail partners. In April 2003, he assumed the position of president – North America Soup. Mr. McWilliams was named senior vice president and president – Campbell USA in March 2004. Prior to Campbell Soup, Mr. McWilliams held positions at Coca-Cola from 1995 to 2001 and the Pillsbury Company from 1993 to 1995. Mr. McWilliams has also served on the board of directors of Armstrong Flooring, Inc. (“AFI”) since April 1, 2016, and formerly served as its interim chief executive officer. Mr. McWilliams formerly served on the Boards of Directors of Godiva Chocolatiers International, a privately held company, and Bob Evans Farms, a full-service restaurant company, and the Board of Governors of St. Joseph’s University Food Marketing Council and the Grocery Manufacturers’ Association’s Industry Affairs Council. Mr. McWilliams offers our Board senior executive leadership capabilities and experience, as well as extensive knowledge of sales, marketing, customer service relationships, international markets and distribution channels.

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ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

JAMES C. MELVILLE Director since: 2012 Age: 70 Independent

Mr. Melville has been a member of the Minneapolis-based law firm of Kaplan, Strangis and Kaplan, P.A. since 1994. His practice focuses on corporate governance, negotiated merger and acquisition transactions, executive compensation, private equity, securities laws and finance. He represents public and private companies and their boards of directors, significant shareholders and private equity funds in a wide variety of industries and countries. Prior to joining Kaplan, Strangis and Kaplan, P.A., Mr. Melville practiced with Dorsey and Whitney in their Minneapolis and London, England offices. Mr. Melville is a member and has had held leadership positions on committees of the Business Law Section of the American Bar Association. Mr. Melville previously served as a member of our Board from September 2009 until July 2010 and now also serves on the board of directors of AFI (since April 1, 2016). Mr. Melville has also served on several non-public company boards and is active in numerous local and civic organizations and their boards. Mr. Melville is an associate member of the Council of Institutional Investors, a National Association of Corporate Directors (NACD) Board Leadership Fellow and is NACD Directorship Certified. Mr. Melville brings to our Board extensive knowledge and experience in corporate governance, executive compensation, corporate law, and mergers and acquisitions, as well as international experience and financial acumen. He has also gained an intimate knowledge of the Company through his service on our Board.

WAYNE R. SHURTS Director since: 2019 Age: 62 Independent

Mr. Shurts served as the Executive Vice President and Chief Technology Officer at Sysco Corporation, a publicly-traded global leader in food service distribution, from 2012 until February 2019. Prior to this, Mr. Shurts served as Executive Vice President and Chief Information Officer at SUPERVALU, a publicly traded U.S. grocery retailer and wholesaler, from 2010 to 2012, and Chief Information Officer at Cadbury PLC, a British multinational confectionary company, from 2008 to 2010. Prior to this, Mr. Shurts has held various roles at Nabisco, including in finance, sales, supply chain, marketing, and technology. Mr. Shurts served on the board of directors of Con-Way Incorporated in 2015 until its acquisition by XPO Logistics Inc., where he served as a technology expert and a member of its Audit Committee and Nominating and Governance Committee. Mr. Shurts brings to our Board extensive technology experience as a former Chief Information Officer, and in applying technology to improve and successfully transform business processes.

AWI 2022 Proxy Statement	5

ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

ROY W. TEMPLIN Director since: 2016 Age: 61 Independent

Mr. Templin served as Chairman of the Board of Directors of Con-Way Incorporated, a multinational freight transportation and logistics company, from January 2014 until its acquisition by XPO Logistics Inc. in 2015. He previously served as Executive Vice President and Chief Financial Officer of Whirlpool Corporation, a multinational manufacturer and marketer of home appliances, from 2004 to 2012, and as Vice President and Controller of Whirlpool Corporation from 2003 to 2004. Prior, he served as Vice President, Finance and Chief Accounting Officer of Kimball International, Inc. He currently serves on the Board of Trustees of the Goldman Sachs Mutual Funds. Mr. Templin brings to our Board extensive experience as a senior executive, public company board member and executive of manufacturing and distribution industries, as well as experience in risk management, strategic planning, finance, and mergers and acquisitions.

CHERRYL T. THOMAS Director since: 2016 Age: 75 Independent

Ms. Thomas is the Chief Strategy Officer and Vice President of Ardmore Roderick, a Chicago-based civil engineering firm and, prior to The Roderick Group’s merger with Ardmore Associates, LLC, previously served as President and Chief Executive Officer of Ardmore Associates, LLC, where she was responsible for all financial, operational and management activities since 2003. Prior to founding Ardmore Associates, Ms. Thomas served as chairman of the board of the United States Railroad Retirement Board from 1998 until 2003, and as commissioner of the department of buildings of the city of Chicago from 1989 until 1994. Ms. Thomas also serves on the board of directors of Wintrust Bank, a banking corporation, where she is a member of their credit and audit committees. Ms. Thomas serves on the boards of numerous local and civic organizations and foundations, including the Lyric Opera of Chicago (since 2007), the Chicago Zoological Society (since 2000), the Polk Bros Foundation (since 2009), the Brach Foundation (since 2015) and the Big Shoulders Foundation (since 2013). Ms. Thomas brings to our Board significant senior executive leadership experience, as well as relevant experience in manufacturing, distribution and risk management.

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ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

Skills and Qualifications of Board of Directors

Grizzle Holder Loughran McWilliams Melville Shurts Templin Thomas Public Company CEO or COO (past 5 years) Senior Executive Leadership Manufacturing, Distribution & Supply Chain Financial Literacy Significant International Experience Finance and Capital Markets Transactions Technology M&A Risk Management Corporate Governance/Law

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ITEM 1 – ELECTION OF DIRECTORS (CONTINUED)

8	AWI 2022 Proxy Statement

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE PRINCIPLES AND OTHER CORPORATE GOVERNANCE DOCUMENTS

Our Corporate Governance Principles include guidelines regarding the responsibilities, duties, service and qualifications of our Board, the determination of a director’s independence and any conflict of interests, Board access to management and independent advisors, director compensation and stock ownership requirements, Board committees and other matters relating to corporate governance. Our Corporate Governance Principles are available on our website under “About Us” and then “Governance” or at https://www.armstrongceilings.com/corporate/governance.html. Also available at the same location on our website are the charters of the Audit Committee, the Finance Committee, the Management Development and Compensation Committee (“Compensation Committee”), and the Governance Committee of the Board, the Armstrong Code of Business Conduct and the Armstrong Code of Ethics for Financial Professionals. Our website is not part of this proxy statement and references to our website address in this proxy statement are intended to be inactive textual references only.

DIRECTOR INDEPENDENCE

It is the policy of the Company that our Board consist of a majority of directors who are not employees and are independent under all applicable legal and regulatory requirements, including the independence requirements of the NYSE. For purposes of evaluating the independence of directors, in accordance with our Corporate Governance Principles, our Board will consider all relevant facts and circumstances in making an independence determination, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. Consistent with our Corporate Governance Principles, to be considered “independent,” the Governance Committee has established qualifications to assist in the determination, which either meet or exceed the independence requirements of the NYSE.

Our Board has determined that all of our director-nominees, with the exception of Mr. Grizzle, our President and CEO, are independent under NYSE listing standards and our Corporate Governance

Principles. In addition, our Board has further determined that each of the members of the Audit Committee, the Compensation Committee, the Finance Committee and the Governance Committee are independent within the meaning of the NYSE listing standards, any applicable minimum standards required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and enhanced standards required for membership on such committees by our Bylaws, namely that directors serving on such committees meet the independence criteria under both NYSE rules and Rule 10A-3(b)(1) under the Exchange Act.

BOARD’S ROLE IN RISK MANAGEMENT OVERSIGHT

Our Board oversees the Company’s management processes for assessing and managing risk, both as a full Board and through its committees, which meet regularly and report to the full Board. Management is charged with managing risk through robust internal policies and controls.

Enterprise Risk Management     The Company actively maintains an enterprise risk management program. Risk management is an integral part of the Company’s culture. Management’s role is to identify, mitigate, guide and review the efforts of our business units, consider whether the residual risks are acceptable, and approve plans to deal with serious risks. Our Board’s role in risk management is to review the performance and functioning of the Company’s overall risk management efforts and management’s establishment of appropriate systems for managing risk. Specifically, our Board reviews our:

•	identification of macro-, industry- and company-level developments and considerations in risk identification, assessment and mitigation;

•	processes to identify matters that create or reveal inappropriate risk to achieving our business plans;

•	processes to assess the likelihood and impact of such risks in order to prioritize them;

•	identification of major risks, how we define them, and our formulation of mitigation strategies;

•	identification of primary risk mitigation owners; and

•	monitoring of major risks and evolving risk landscape.

AWI 2022 Proxy Statement	9

CORPORATE GOVERNANCE (CONTINUED)

Pursuant to its charter, the Audit Committee has primary oversight responsibility with respect to the design of our enterprise risk management program, including for periodically reviewing the process, methodology, and tools used by management to identify, evaluate, organize, assess and mitigate significant risks.

Management regularly provides input and feedback on business segment risks during periodic business reviews and annual strategic planning discussions. Senior management regularly meets with designated risk mitigation owners to review and assess risk mitigation and control measures. In addition, senior management regularly reevaluates the appropriateness of risk assessments and priorities. This process includes identifying risks that could prevent achievement of business goals and strategic plans. Our internal audit team uses the resulting information as a basis for developing its annual audit plan.

Cybersecurity Risk    Our Board has overall responsibility for managing cybersecurity risk, and receives regular updates on cybersecurity risk and mitigation protocols from our Chief Information Officer on at least a semi-annual basis. These updates include a review of our cybersecurity program and assessment framework, as well as periodic updates on our efforts regarding data loss prevention, regulatory compliance, data privacy measures, threat and vulnerability management, cyber-crisis management, employee training, and other related topics, as applicable.

Responsibilities of our Board and its Committees     In addition to audit and assurance reports provided by our internal audit team, our Board periodically reviews summary reports from senior management that assess the strategic, operational, infrastructure and external risks facing the Company. These reports generally utilize our Enterprise Risk Management framework to identify the likelihood and impact of such risks, and identify appropriate mitigation strategies and efforts. Each Board committee, consistent with its charter, reviews and evaluates risks associated with their respective areas of oversight responsibility, reports on those oversight activities to our Board, and assists our Board in its ongoing monitoring and review of those risks, including as described in “BOARD MEETINGS AND COMMITTEES” below.

BOARD OVERSIGHT OVER SUSTAINABILITY MATTERS

Pursuant to its charter, our Governance Committee is responsible for oversight of our corporate responsibility and sustainability programs and practices, including its priorities, objectives, strategy and performance, and receives updates from management on sustainability matters at least quarterly. Various other Board committees assist the Governance Committee in fulfilling this responsibility by overseeing related risks in their areas of responsibility, including:

•	Compensation Committee Oversees initiatives relative to inclusion, diversity, and other social responsibility matters.

•	Audit Committee Oversees reporting, internal control and disclosure procedures.

BOARD’S ROLE IN STRATEGIC PLANNING

Our Board oversees and advises on the Company’s overall strategy, and annually reviews the strategic priorities and initiatives of each business segment. In evaluating significant investments or capital allocation decisions, the Board generally considers the Company’s strategic plan and the potential impact on long-term shareholder value creation.

BOARD’S ROLE IN SUCCESSION PLANNING

Our Board is actively engaged and involved in talent management. Our Board reviews the Company’s “Organization Vitality” initiatives in support of its business strategy at least annually. This includes a detailed discussion of the Company’s leadership bench and succession plans with a focus on key positions at the senior officer level, including CEO. During 2021, our Board and the Compensation Committee met on several occasions in furtherance of these initiatives. In addition, each committee of the Board regularly discusses the talent pipeline for specific critical roles. High potential leaders are given exposure and visibility to Board members through formal presentations and informal events. More broadly, our Compensation Committee and our Board are regularly updated on key talent indicators for the overall workforce, including diversity, recruiting and development programs.

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CORPORATE GOVERNANCE (CONTINUED)

BOARD LEADERSHIP STRUCTURE

Our Bylaws and Corporate Governance Principles provide our Board with the flexibility to determine what leadership structure works best for us, including whether the same individual should serve as both our Chairman and our CEO. Since 2010, our Board has determined to split the positions of Chairman and CEO. The split of these positions allows Mr. Grizzle, our President and CEO, to focus on managing the business, while Mr. McWilliams, as Chairman, oversees our Board’s functions. Our Board will continue to evaluate its leadership and governance structure within the context of the specific needs of the business, current Board composition, and the best interests of the Company and our shareholders.

Responsibilities of the Chairman include recruiting new Board members, overseeing the evaluation and compensation of the CEO, ensuring an appropriate succession plan, overseeing independent evaluation of risk, coordinating Board meeting schedules and agenda, chairing and leading the discussions at the meetings, and overseeing the annual performance evaluations of the Board, its committees and its individual members. The Chairman ensures information provided by management to the Board is sufficient for the Board to fulfill its duties and communicates with other directors on key issues and concerns outside of regularly scheduled meetings. The Chairman is also responsible for ensuring the effective functioning of Board committees through appropriate delegation to, and membership of, the committees. Finally, the Chairman facilitates the independent oversight required by our Bylaws and Corporate Governance Principles, including by ensuring that:

•	a majority of our directors are independent;

•	all of the members of the Audit Committee, the Compensation Committee, the Finance Committee and the Governance Committee are independent directors; and

•	the Board meets at regularly scheduled executive sessions, outside of the presence of management. Mr. McWilliams, our Chairman, presides at these sessions.

In addition, each of the Board’s four standing committees regularly meet at similar executive sessions, at which the respective committee chairs preside.

COMMUNICATION WITH THE BOARD

Any person who wishes to communicate with the Board, nonemployee directors as a group, or individual directors, including the Chairman, may direct a written communication to the attention of the Corporate Secretary at the Company’s corporate offices at 2500 Columbia Avenue, Lancaster, Pennsylvania 17603. The Corporate Secretary will forward these communications to the intended recipient director(s), as appropriate. You may also send general messages to directors by email to directors@armstrongceilings.com. If you wish to send an email message to the Governance Committee, including a recommendation regarding a prospective director, please send the message to CorpGovernance@armstrongceilings.com. The Corporate Secretary will forward these messages, as appropriate.

SHAREHOLDER OUTREACH

The Company’s relationships with its shareholders and other stakeholders are a critical part of our corporate governance profile, and the Board recognizes the value of taking their views into account. Among other things, this engagement helps the Board and management to understand the larger context and impact of the Company’s operations, learn about expectations for our performance, assess emerging issues that may affect our business or other aspects of our operations, and shape policy.

In 2016, we initiated a formal shareholder outreach program to obtain investor perspectives on key topics of interest, including corporate governance, executive compensation, sustainability and other matters. On an annual basis, we intend to continue to solicit feedback from institutional investors, including asset managers, pension funds and social responsibility investors.

Shareholder communications and inquiries are shared with Company management, and with the Chairs of the Board and its Committee, as appropriate. In 2021, in response to certain communications or inquiries, members of Company management and our Board engaged in discussions with shareholders to discuss topics relating to sustainability, corporate governance and executive compensation.

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CORPORATE GOVERNANCE (CONTINUED)

BOARD MEETINGS AND COMMITTEES

The Board met nine times during 2021, four of which were special meetings.

There are four standing committees of the Board: the Audit Committee, the Compensation Committee, the Finance Committee and the Governance Committee, each described below.

Each standing committee has a charter and consists solely of ‘independent’ or ‘outside’ directors who meet applicable independence standards required by the NYSE, the U.S. Securities and Exchange Commission (the “SEC”), and the Internal Revenue Service, and under our Articles of Incorporation and Bylaws. Each committee reports to the Board regularly and evaluates the effectiveness of its performance annually. The membership of each committee is determined by the Board on the recommendation of the Governance Committee. The Company’s Corporate Governance Principles provide that (i) directors who are currently fully employed should not serve on more than two other corporate boards, and (ii) other directors should not serve on more than four other corporate boards.

All director nominees who served on the Board during 2021 participated in over 75% of the meetings of the Board and meetings of the Committees on which they served. Board members are expected to attend annual meetings in person or virtually, via the Internet. All Board members attended the annual meeting in 2021.

Audit Committee    The Audit Committee met five times during 2021. The members of the Audit Committee are Roy W. Templin (Chair), Stan A. Askren, Barbara L. Loughran and Wayne R. Shurts. Under its charter, the Audit Committee:

•

oversees (i) auditing and accounting matters, including the selection, supervision and compensation of the Company’s independent registered public accounting firm and other independent auditors, (ii) the scope of the annual audits, non-audit services performed by the

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CORPORATE GOVERNANCE (CONTINUED)

Company’s independent registered public accounting firm, and (iii) the Company’s accounting practices and internal accounting controls;

•	has sole authority to engage, retain and dismiss the independent registered public accounting firm;

•	reviews and discusses with management and our independent registered public accounting firm the annual audited financial statements and quarterly financial statements included in our SEC filings;

•	assists the Board in monitoring the integrity of the Company’s financial statements and the independent registered public accounting firm’s qualifications, independence and performance;

•	considers the integrity of and risks associated with overall financial reporting, legal compliance and disclosure processes; and

•	supervises and reviews the effectiveness of the Company’s internal audit and compliance functions, and compliance by the Company with applicable legal and regulatory requirements.

Each member of the Audit Committee meets the NYSE and SEC financial literacy requirements. The Board has determined that each of Ms. Loughran and Mr. Templin qualifies as an “Audit Committee Financial Expert” as defined pursuant to the Exchange Act. The Audit Committee regularly meets independently with the Company’s internal and independent auditors, with the leaders of the Company’s compliance function, and with management.

Finance Committee    The Finance Committee met two times during 2021. The members of the Finance Committee are Roy W. Templin (Chair), Stan A. Askren, Tao Huang, Barbara L. Loughran, Larry S. McWilliams, James C. Melville, Wayne R. Shurts and Cherryl T. Thomas. Under its charter, the Finance Committee:

•	assists the Board in its oversight of the financial management of the Company, including material and strategic financial matters;
•	reviews the Company’s capital structure, including with respect to its debt and equity securities, financing arrangements and credit facilities;

•	reviews and considers the Company’s capital expenditures, dividend policy and other forms of distributions on the Company’s stock, and capital deployment strategies; and

•	reviews financial terms of certain proposed mergers, acquisitions, divestitures, strategic investments and joint ventures.

Management Development and Compensation Committee    The Compensation Committee met seven times during 2021, two of which were special meetings. The members of the Compensation Committee are Wayne R. Shurts (Chair), Stan A. Askren, Barbara L. Loughran, James C. Melville and Cherryl T. Thomas. During 2021, Stan A. Askren served as the Compensation Committee chair until September 2021, when he stepped down in favor of Mr. Shurts. Under its charter, the Compensation Committee:

•	oversees the design of our executive compensation and benefit programs and employment practices;

•	administers and makes recommendations regarding our incentive and equity compensation plans;

•	reviews and approves corporate goals and individual objectives relevant to the compensation of the CEO and evaluates the CEO’s performance relative to those goals and objectives, and recommends CEO compensation to the independent directors based on the evaluation;

•	oversees the evaluation of the other executive officers and establishes their compensation levels in collaboration with the CEO;

•	reviews incentive compensation to confirm that such compensation does not encourage unnecessary risk-taking; and

•	monitors senior management succession planning.

AWI 2022 Proxy Statement	13

CORPORATE GOVERNANCE (CONTINUED)

Nominating, Governance and Social Responsibility Committee    The Governance Committee met eight times during 2021, three of which were special meetings. The members of the Governance Committee are James C. Melville (Chair), Tao Huang, Roy W. Templin and Cherryl T. Thomas. Under its charter, the Governance Committee:

•	monitors the independence of nonemployee directors;

•	reviews and evaluates director candidates and makes recommendations to the Board concerning nominees for election as Board members;

•	assists our Board in defining and assessing criteria and qualifications for the selection of candidates to serve on the Board;

•	recommends directors for appointment to Board committees;

•	makes recommendations to the Board regarding corporate governance matters;

•	reviews and makes recommendations to the Board regarding the compensation of nonemployee directors;

•	oversees the Company’s sustainability and corporate social responsibility programs, including reviewing and assessing related strategies, structures, policies, practices and performance;

•	oversees the Company’s director education and orientation programs; and

•	coordinates an annual self-evaluation of the performance of the Board and each committee through assistance from an independent, third-party advisor.

Other Committees    In addition to the four standing committees described above, members of the Board may meet on an ad hoc basis to discuss, review and, as appropriate, approve matters through other committees established by the Board. These ad hoc committees report to the Board and may review subjects such as environmental matters, succession planning and crisis response.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee has ever been an officer or employee of the Company or its subsidiaries, or had any relationship with the Company that requires disclosure under applicable SEC regulations.

REVIEW OF RELATED PERSON TRANSACTIONS

There are no transactions with related persons, as defined in Item 404 of the SEC’s Regulation S-K (“Item 404”), to report for the fiscal year ended December 31, 2021.

We have written policies pertaining to related person transactions. Any related person transaction that may arise is required to be reviewed and approved by the Governance Committee, who must have no connection with the transaction. Related person transactions would include transactions by the Company or any subsidiary with any director, director nominee, executive officer, shareholders owning more than 5% of the Company’s outstanding shares of common stock, per share par value $0.01 (“Common Stock”), or immediate family member of any of the foregoing, and transactions with businesses affiliated with any director or director nominee that meet the specifications in Item 404. The Chair of the Governance Committee has authority to approve transactions involving sums less than the disclosure threshold set in Item 404. The material details of any such matters are required to be disclosed to the Governance Committee at its next regular meeting.

POLICY ON MAJORITY VOTING IN THE ELECTION OF DIRECTORS

In February 2017, our Board adopted a Policy on Majority Voting as one of our Corporate Governance Principles. The Policy provides that in an uncontested election of directors, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will, within 10 business days following the certification of the shareholder vote, tender his or her written resignation to the Board. Such tendered resignation will be considered by the Governance Committee taking into account any factors or other information it considers appropriate and relevant and, within 60 days following the date of the shareholders’ meeting at which the election occurred, will make a recommendation to the Board concerning the acceptance or rejection of such resignation. The Board will take formal action on the Governance Committee’s recommendation no later

14	AWI 2022 Proxy Statement

CORPORATE GOVERNANCE (CONTINUED)

than 90 days following the date of the shareholders’ meeting at which the election occurred. The Board will consider the information, factors and alternatives considered by the Governance Committee and such additional factors, information and alternatives as the Board deems relevant.

Following the Board’s decision on the Governance Committee’s recommendation, the Company, within four business days after such decision is made, will publicly disclose, in a current report on Form 8-K filed with the SEC, the Board’s decision, and, if applicable, the Board’s reasons for rejecting the tendered resignation. A director whose resignation is accepted by the Board may not be re-appointed to fill the vacancy created by his or her resignation.

No director who is required to tender his or her resignation shall participate in the Governance Committee’s deliberations or recommendation, or in the Board’s deliberations or determination, with respect to accepting or rejecting his or her resignation as a director. If a majority of the members of the Governance Committee are required to tender their resignations, then the independent directors who are not required to tender their resignations will appoint an ad hoc Board committee from amongst themselves, consisting of such number of directors as they may determine to be appropriate, solely for the purpose of considering and making a recommendation to the Board with respect to the tendered resignations. If such ad hoc committee would have been created but fewer than three directors would be eligible to serve on it, then the entire Board (other than the director whose resignation is being considered) will make the determination to accept or reject the tendered resignation without any recommendation from the Committee and without the creation of an ad hoc committee.

SHAREHOLDER-RECOMMENDED DIRECTOR CANDIDATES

The Governance Committee will consider director candidates nominated by shareholders. The procedures for recommending candidates are posted at https://www.armstrongceilings.com/en-us/about-us/board-committees.html. Shareholders who wish to suggest individuals for service on the Board are requested to review Article II, Section 4 of our Bylaws and supply the information required in (a) through (k) of that Section in a written request to the Corporate Secretary at the Company’s corporate offices at 2500 Columbia Avenue, Lancaster, Pennsylvania 17603.

When evaluating the candidacy of nominees proposed by shareholders, the Governance Committee may request additional information as it may consider reasonable to determine the proposed nominee’s qualifications to serve as a member of the Board.

AWI 2022 Proxy Statement	15

CORPORATE GOVERNANCE (CONTINUED)

16	AWI 2022 Proxy Statement

SUSTAINABILITY

Sustainability is an important part of our approach to doing business. We aim to continually improve the environmental sustainability of our products and operating processes, build a more diverse, equitable and inclusive workforce, and provide meaningful support for our communities.

Our sustainability program is organized around three functional “pillars”: People, Planet and Product. Each pillar encompasses specific 2030 goals and key performance targets.

Our program pillars are focused on these key priorities and objectives:

Healthy and Circular Products    We intend to create products and solutions from healthy, sustainably sourced materials by eliminating chemicals of concern through sustainable supply chains. We aim to design our products to be recycled, reused or repurposed and drive circularity in our operations, with customers, and throughout our value chain. We aim to make a positive contribution to spaces and the environment by decreasing our products’ carbon and water footprint, and by creating solutions that actively contribute to health and wellness.

Healthy Planet    We intend to reduce our greenhouse gas emissions and increase our reliance on renewable energy using climate-science based targets. We aim to eliminate waste through innovative manufacturing processes and by creating circular systems from order to delivery.

Thriving People and Communities    We intend to continue engaging in communities where we operate to contribute to the vibrant places to live and work by strengthening and supporting local programs and fostering impactful relationships. We aim to continue developing an inclusive culture and diverse workforce at all locations. We aim to continue to cultivate a culture that leads to safe, healthy, fulfilled employees.

2021 SUSTAINABILITY REPORT

In November 2021, we published our inaugural Sustainability Report (“2021 Sustainability Report”), in which we announced our 2030 goals and targets for each of our pillars that included, among others, reduction of Scope 1 and Scope 2 greenhouse gas (GHG) emissions by 30% from their respective

2019 baselines, aligned with a well below 2 degree Celsius scenario as outlined by the Science Based Target initiative (SBTi).

We prepared our 2021 Sustainability Report using the frameworks of the Sustainability Accounting Standards Board (SASB) Building Products & Furnishings standards, the Global Reporting Initiative (GRI), and the Task Force on Climate-Related Financial Disclosures (TCFD). The 2021 Sustainability Report also serves as our United Nations Global Compact Communication on Progress (COP).

Our 2021 Sustainability Report and other information on our website are not and should not be considered part of, nor are they incorporated by reference into, this proxy statement.

GOVERNANCE, CORPORATE LEADERSHIP AND MANAGEMENT

The Governance Committee has responsibility for overseeing our corporate responsibility and sustainability programs and practices. Additional information regarding the Governance Committee’s oversight responsibilities and the involvement of other Committees of the Board can be found in the “BOARD OVERSIGHT OVER SUSTAINABILITY MATTERS” Section on page 10.

On the management side, our sustainability program is led by a dedicated sustainability leader, Helen Sahi, Vice President of Sustainability. Reporting to Austin K. So, Senior Vice President, General Counsel, Secretary and Chief Compliance Officer, Ms. Sahi is responsible for designing and implementing action plans towards our enterprise-wide goals. Ms. Sahi is an experienced sustainability leader and has led similar initiatives for other publicly-traded manufacturers, integrating sustainability into the everyday fabric of company business and shaping sustainability vision and strategy.

Our Sustainability Council, comprising senior leaders from various functions within the organization, is responsible for embedding and implementing our sustainability goals and initiatives throughout the organization.

In support of these goals and initiatives, cross-functional employee pillar teams – for each of the People, Planet and Product pillars – help assess our current state and develop action plans and interim targets to enable us to achieve those goals.

AWI 2022 Proxy Statement	17

SUSTAINABILITY (CONTINUED)

THE ARMSTRONG WORLD INDUSTRIES FOUNDATION

We created the Armstrong World Industries Foundation as our philanthropic arm in 1985. Today, the Foundation’s strategy is primarily focused on making a positive difference in the lives of people where they live, work, learn, heal and play, through awarding grants to qualified charitable organizations that meet at least two of the following criteria:

•	Operate in communities where our employees live and work.

•	Dedicated to elevating the importance of healthy and sustainable spaces for people’s lives (for example, by renovating buildings to improve their spaces and, thereby, the quality of service they provide to the people they benefit).

•	Focus on those who are most in need, particularly under-served children (for example, through early childhood education programs).

Today, the Foundation’s mission is to support: (a) current and future employees and retirees through gift matching programs, hardship support, and emergency/disaster relief support; (b) communities in which we operate; and (c) the qualified charitable efforts of architects, designers, contractors and others in the building and construction community who are dedicated to elevating the importance of healthy and sustainable spaces for people’s lives.

Since its inception, the Foundation has awarded in excess of $50 million to qualifying 501(c)(3) organizations.

MORE INFORMATION

More information about our corporate and social responsibility programs, including the 2021 Sustainability Report, is available in the “Sustainability” section of our website at http://www.armstrongceilings.com. Our website, 2021 Sustainability Report and other information available on our website are not part of, nor are they incorporated by reference into, this proxy statement and references to our website address in this proxy statement are intended to be inactive textual references only.

Our Sustainability goals, key performance indicators, projects, plans, targets and expectations are aspirational and forward-looking. Statements of aspiration, future events or conditions are sometimes identified by the words “will,” “should,” “intend,” “expect,” “estimate,” “believe,” “could,” “project,” “target” or other similar words or expressions. By their nature, they are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. As such, no guarantees or assurances are made that they will be achieved or successfully executed. Additionally, the Sustainability data, statistics and metrics included herein, unless otherwise specifically indicated, are non-audited estimates, were not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), have not been externally assured, continue to evolve and may be based on assumptions believed to be reasonable at the time of preparation, but should not be considered guarantees. Except to the extent required by applicable law, we undertake no obligation to publicly update or revise any forward-looking Sustainability statement, whether as a result of new information, future events or otherwise.

18	AWI 2022 Proxy Statement

MANAGEMENT

EXECUTIVE OFFICERS

The following table sets forth information regarding individuals who serve as our executive officers as of April 1, 2022.

Name	Age	Present Position and Business Experience During the Last Five Years*

Victor D. Grizzle	60	Armstrong World Industries, Inc. President & CEO; Director since April 2016 Executive Vice President & CEO, Armstrong Building Products (January 2011 to April 2016)

Brian L. MacNeal**	55	Armstrong World Industries, Inc. Senior Vice President, Chief Financial Officer since April 2016 Vice President, Global Finance and CFO, Armstrong Building Products (2014 to April 2016)

Mark A. Hershey	52

Armstrong World Industries, Inc.

Senior Vice President, Americas since January 2022

Senior Vice President, General Counsel and Business Development (January 2020 to January 2022)

Senior Vice President, General Counsel (July 2011 to January 2022)

Chief Compliance Officer (February 2012 to January 2022)

Secretary (April 2016 to January 2022)

Austin K. So	48

Armstrong World Industries, Inc.

Senior Vice President, General Counsel, Secretary and Chief Compliance Officer since February 2022

StoneMor Inc.

Senior Vice President, Chief Legal Officer & Secretary (July 2016 to February 2022)

James T. Burge	46

Armstrong World Industries, Inc.

Vice President, Controller since April 2021

Americas Controller (December 2017 to April 2021)

External Reporting and Consolidations Manager (March 2017 to December 2017)

External Reporting Manager (May 2015 to March 2017)

Ellen R. Romano	60	Armstrong World Industries, Inc. Senior Vice President, Human Resources since May 2013
*	Information in parentheses regarding previously held positions indicates either the duration the Executive Officer held the position or the year in which service in the position began.
**	As previously announced, Mr. MacNeal will be retiring in 2022.

All executive officers are elected by the Board to serve in their respective capacities until their successors are elected or until their earlier resignation or removal by the Board.

AWI 2022 Proxy Statement	19

COMPENSATION OF DIRECTORS

In establishing compensation for our nonemployee directors, including the overall value of compensation and the mix of cash and equity, the Board analyzes competitive market data and any underlying director compensation trends generally, and compares our program to those of similarly sized companies in comparable industries. The Board is compensated through a combination of cash and equity annual retainers. Nonemployee directors receive more than half of their annual retainer in equity in order to align their compensation with the interests of shareholders. Directors do not receive meeting fees or perquisites. The Board believes that this level of compensation supports the Company’s ability to attract directors with suitable backgrounds and experiences. A director who is an officer or employee of the Company or its subsidiaries is not compensated for service on the Board or on any committee of the Board.

On an annual basis, the Governance Committee reviews the compensation program for nonemployee directors, including the 2008 Directors’ Stock Unit Plan, as amended (the “2008 Directors Stock Unit Plan”) and the 2016 Directors’ Stock Unit Plan, as amended (the “2016 Directors Stock Unit Plan”). The review includes an analysis of competitive market data and any underlying director compensation trends with assistance from an independent compensation consultant, as required.

The following table describes the elements of the compensation program for nonemployee directors in 2021:

Director Compensation Program

Element	Amount	Terms

Annual Retainer (Cash)	$90,000 $140,000 (Chair)	paid in quarterly installments, in arrears

Annual Retainer (Equity)	$105,000 $145,000 (Chair)

annual (or pro-rated) grant of Director RSUs

•   2016 Directors Stock Unit Plan

•   vest at one year anniversary or earlier change in control if serving on such date

•   pre-2011 grants deliverable six months following end of service (except removal for cause)

•   2011 and later grants deliverable on date of end of service (except removal for cause)

•   one share per one unit upon delivery

•   no voting power until delivered

•   dividend equivalent rights

Committee Chair Fees*	$20,000 (AC; MDCC) $15,000 (FC; NGSRC)**	paid in quarterly installments, in arrears

Special Assignment Fees	$2,500 per diem ($1,250 for less than four hours)	may be paid in connection with: • one-on-one meetings with the CEO • plant visits • other non-scheduled significant activities approved by the Chair
*	Committees: AC (Audit); FC (Finance); MDCC (Management Development & Development); NGSRC (Nominating, Governance & Social Responsibility)

**	At Mr. Templin’s request, while he serves as chair of the AC and FC, he is paid a committee chair fee for his services as AC chair only

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COMPENSATION OF DIRECTORS (CONTINUED)

Annual grants for the equity portion of the retainer are effective as of the first business day following the date of the Annual Meeting, and the amount of each grant is determined by the NYSE closing price of our shares of Common Stock on that date.

Director Compensation Table – 2021

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1) (c)	Option Awards ($)(2) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)(f)	All Other Compensation ($) (g)(4)	Total ($) (h)

S. Askren	105,000	105,000	—	—	—	32,685	242,685

T. Huang	90,000	105,000	—	—	—	33,562	228,562

B. Loughran	90,000	105,000	—	—	—	3,362	198,362

L. McWilliams	140,000	145,000	—	—	—	35,491	320,491

J. Melville	105,000	105,000	—	—	—	21,488	231,488

W. Shurts	95,000	105,000	—	—	—	1,216	201,216

R. Templin	110,000	105,000	—	—	—	1,216	216,216

C. Thomas	90,000	105,000	—	—	—	11,170	206,170
(1)

Represents amounts that are in units of our shares of Common Stock. The amounts reported represent the aggregate grant date fair value for Director RSUs granted during the fiscal year, as calculated under the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718. Under ASC Topic 718, the grant date fair value is calculated using the closing market price of our shares of Common Stock on the date of the grant. For the number of Director RSUs credited to each director’s account as of March 31, 2022, see SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS, pages 23 and 24.

(2)	Directors do not receive stock options as part of their compensation for service on our Board.
(3)	Under the 2016 Directors Stock Unit Plan, directors may elect to defer the equity compensation that they receive as part of their compensation for services on our Board.
(4)	Represents cash dividend equivalent on vested and unvested stock units.

AWI 2022 Proxy Statement	21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS

Certain Beneficial Owners

The following table sets forth information regarding persons or groups known to us to be beneficial owners of more than 5% of our outstanding shares of Common Stock as of March 31, 2022 or the date of any applicable reports filed by such persons or groups prior to that date. Beneficial ownership is determined in accordance with applicable rules of the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class Outstanding(1)

Capital International Investors 333 South Hope Street, 55th Fl Los Angeles, CA 90071	5,304,753(2)	11.3%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	4,284,736(3)	9.1%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	4,066,193(4)	8.6%

The London Company 1800 Bayberry Court, Suite 301 Richmond, VA 23226	2,629,554(5)	5.6%

(1)	Based on 47,018,515 shares of the Company’s Common Stock outstanding as of March 31, 2022, as reported to the NYSE (62,792,506 shares reported, less 15,773,991 shares held in treasury).
(2)

On a Schedule 13G Amendment No. 3 filed on with the SEC on February 11, 2022, Capital International Investors reported, as of December 31, 2021, that it had sole voting power and sole dispositive power with respect to 5,304,753 shares of Common Stock of the Company.

(3)

On a Schedule 13G Amendment No. 7 filed on with the SEC on February 9, 2022, the Vanguard Group—23-1945930 reported, as of December 31, 2021, that it had shared voting power with respect to 25,383 shares of Common Stock of the Company, sole dispositive power with respect to 4,217,842 shares of Common Stock of the Company and shared dispositive power with respect to 66,894 shares of Common Stock of the Company.

(4)

On a Schedule 13G Amendment No. 5 filed on with the SEC on January 10, 2022, T. Rowe Price Associates, Inc. reported, as of December 31, 2021, that it had sole voting power with respect to 686,053 shares of Common Stock of the Company and sole dispositive power with respect to 4,066,193 shares of Common Stock of the Company, and T. Rowe Price New Horizons Fund, Inc. reported, as of December 31, 2021, that it had sole voting power with respect to 3,263,686 shares of Common Stock outstanding of the Company.

(5)

On a Schedule 13G Amendment No. 2 filed on with the SEC on February 14, 2022, The London Company reported, as of December 31, 2021, that it had sole voting power with respect to 2,629,554 shares of Common Stock of the Company, sole dispositive power with respect to 2,412,106 shares of Common Stock of the Company, and shared dispositive power with respect to 217,448 shares of Common Stock of the Company.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS (CONTINUED)

Management and Directors

The following table sets forth, as of March 31, 2022, the amount of shares of Common Stock beneficially owned by all directors and nominees, the Company’s named executive officers (“NEOs”) as identified in the “COMPENSATION DISCUSSION AND ANALYSIS” section on page 42 and all directors and executive officers as a group in accordance with applicable SEC rules.

Name	Number of Common Shares Beneficially Owned	Number of Shares Subject to Options(1) Exercisable or Which Become Exercisable Within 60 Days	Total Number of Shares Beneficially Owned(2)	Restricted Stock Units(3) / Unvested Options	Total Common Shares Beneficially Owned Plus Restricted Stock Units and Unvested Options

Stan A. Askren	8,997	—	8,997	29,810	38,807

Charles M. Chiappone	18,765	—	18,765	12,084	30,849

Victor D. Grizzle	306,649	48,603	355,252	121,951	477,203

Mark A. Hershey	45,053	—	45,053	24,557	69,610

Richard D. Holder (nominee)	—	—	—	—	—

Tao Huang	—	—	—	31,176	31,176

Barbara L. Loughran	—	—	—	3,521	3,521

Brian L. MacNeal	49,352	3,740	53,092	11,287	64,379

Larry S. McWilliams	—	—	—	33,111	33,111

James C. Melville	4,229	—	4,229	20,120	24,349

Ellen R. Romano	13,895	—	13,895	10,912	24,807

Wayne R. Shurts	2,529	—	2,529	992	3,521

Roy W. Templin	11,201	—	11,201	992	12,193

Cherryl T. Thomas	—	—	—	10,671	10,671

Directors and Executive Officers as a group (15 persons)(4)	478,815	52,343	531,158	312,815	843,973

(1)	Directors do not receive stock option grants under the 2008 Directors Stock Unit Plan, the 2016 Directors Stock Unit Plan or as part of the compensation program for directors.
(2)

No individual director or executive officer beneficially owns 1% of the shares of Common Stock outstanding as of March 31, 2022. The directors and executive officers as a group beneficially own approximately 1.8% of the shares of Common Stock outstanding as of March 31, 2022.

(3)

Represents, in the case of NEOs, unvested time-based restricted stock units (“NEO RSUs”) granted to them under the 2006, 2011 and 2016 Long-Term Incentive Plan, as applicable, and, in the case of nonemployee directors, vested and unvested stock units (Director RSUs) granted to them as part of their annual retainer for Board service that are not acquirable by the director within 60 days of March 31, 2022 under the terms of the 2008 Directors Stock Unit Plan and the 2016 Directors Stock Unit Plan. See Directors Aggregate Ownership table below for further information. Neither the unvested NEO RSUs nor the Director RSUs have voting power.

(4)	Includes amounts for Stephen F. McNamara, VP, Controller (as of May 1, 2021) and James T. Burge, VP, Controller.

AWI 2022 Proxy Statement	23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS (CONTINUED)

Directors – Aggregate Ownership

The table below sets forth, as of March 31, 2022, additional detail as to each nonemployee director’s ownership and rights to ownership in the Company’s equity.

Name	Common Shares	Vested Restricted Stock Units(1)	Unvested Restricted Stock Units(2)	Total Equity	Total Value(3)

Stan A. Askren	8,997	28,818	992	38,807	$3,493,018

Tao Huang	—	30,184	992	31,176	$2,806,152

Barbara L. Loughran	—	2,529	992	3,521	$316,925

Larry S. McWilliams	—	31,741	1,370	33,111	$2,980,321

James C. Melville	4,229	19,128	992	24,349	$2,191,653

Wayne R. Shurts	2,529	—	992	3,521	$316,925

Roy W. Templin	11,201	—	992	12,193	$1,097,492

Cherryl T. Thomas	—	9,679	992	10,671	$960,497

Total	26,956	122,079	8,314	157,349	$14,162,983

(1)

Under the terms of the 2008 Directors Stock Unit Plan, the Director RSUs granted to each director as part of his retainer for Board service are not acquirable by the director until (i) for those Director RSUs granted prior to June 2011, the earlier of the six-month anniversary of the director’s separation from the Board for any reason other than a removal for cause or the date of a Change in Control Event (as defined in the 2008 Directors Stock Unit Plan); or (ii) for those Director RSUs granted during and after June 2011, on the date of the director’s separation from the Board for any reason other than a removal for cause or the date of a Change in Control Event (as defined in the 2008 Directors Stock Unit Plan). Under the terms of the 2016 Directors Stock Unit Plan, the Director RSUs granted to each director as part of his retainer for Board Service shall vest (contingent upon the Director’s continued service as of such date) on the earlier of (i) the one-year anniversary of the grant; (ii) the death or total and permanent disability of the Director; or (iii) the date of any Change in Control Event (as defined in the Plan).

(2)

Under the terms of the 2008 Directors Stock Unit Plan, Director RSUs vest on the first anniversary of the grant date. Under the terms of the 2016 Directors Stock Unit Plan, the vested units will be acquirable by the Director, at the election of the Director: (i) at the vesting of the units at the one-year anniversary of the grant or (ii) at the time of the Director’s termination of service. All of the director RSUs listed in this column will vest on June 25, 2022. Amount excludes $666.62 in accrued dividends (non-interest bearing) for all directors except for the Chairman. Amount excludes $920.64 in accrued dividends (non-interest bearing) for the Chairman.

(3)

Represents an amount equal to the sum of the number of shares of Common Stock beneficially owned, plus the number of vested and unvested Director RSUs held, as applicable, multiplied by $90.01, which was the closing price of the shares of Common Stock of the Company on the NYSE on March 31, 2022.

24	AWI 2022 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS (CONTINUED)

Stock Ownership Guidelines

In accordance with our Corporate Governance Principles, each nonemployee director must acquire and then hold until six months following the end of his or her service, shares of Common Stock equal in value to three times the director’s annual retainer at the time he or she joined the Board. Directors endeavor to reach that level of ownership within five years of joining the Board. All of the current directors who have served on the Board for at least five years have achieved this ownership requirement. For further details in stock ownership by nonemployee directors, see pages 23 and 24 of this proxy statement. As an officer of the Company, Mr. Grizzle is not subject to the stock ownership guidelines for nonemployee directors.

AWI 2022 Proxy Statement	25

ITEM 2 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected KPMG LLP to audit our consolidated financial statements and our internal control over financial reporting for 2022. In accordance with past practice, this selection will be presented to the shareholders for ratification at the Annual Meeting; however, consistent with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee has ultimate authority in respect of the selection of our independent registered public accounting firm. The Audit Committee may reconsider its selection if the appointment is not ratified by the shareholders.

A representative of KPMG LLP will be in attendance at the Annual Meeting to respond to appropriate questions and will be afforded the opportunity to make a statement at the meeting, if he or she desires to do so.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP.

26	AWI 2022 Proxy Statement

AUDIT COMMITTEE REPORT

The Audit Committee engaged KPMG LLP as the Company’s independent registered public accounting firm for 2022. In making this selection, the Audit Committee considered KPMG LLP’s qualifications, discussed with KPMG LLP its independence, and reviewed the audit and non-audit services provided by KPMG LLP to the Company.

Management of the Company has primary responsibility for preparing the Company’s financial statements and establishing effective internal control over financial reporting. KPMG LLP is responsible for auditing those financial statements and expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States and on the effectiveness of the Company’s internal control over financial reporting based on the criteria established in 2013 by the Committee of Sponsoring Organizations of the Treadway Commission. Accordingly, the Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal 2021 with the Company’s management. The Audit Committee reviewed and discussed with management the critical accounting policies applied by the Company in the preparation of those financial statements. The Audit Committee also discussed with KPMG LLP the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board, and had the opportunity to ask KPMG LLP questions relating to such matters. The discussions included the quality, and not just the acceptability, of the accounting principles utilized, the reasonableness of significant accounting judgments, and the clarity of disclosures in the financial statements.

The Audit Committee regularly considers the independence, qualifications and performance of KPMG LLP. Such consideration includes reviewing the written disclosures and the letter received from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence, and discussing with KPMG LLP their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. The Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders and have recommended that shareholders ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2022.

Submitted by the Audit Committee Roy W. Templin (Chair) Stan A. Askren Barbara L. Loughran Wayne R. Shurts

AWI 2022 Proxy Statement	27

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual consolidated financial statements for 2021 and 2020, as well as fees billed for other services rendered by KPMG LLP. All fees in 2021 and 2020 were pre-approved by the Audit Committee.

(amounts in thousands)	2021	2020

Audit Fees(1)	$3,075	$3,539

Audit Related Fees(2)	106	70

Audit and Audit Related Fees Subtotal	3,181	3,609

Tax Fees(3)	516	217

All Other Fees(4)	—	11

Total Fees	$3,697	$3,837

(1)

For both years audit fees are for services rendered in connection with the integrated audit of Armstrong’s consolidated financial statements as of and for the year then ended, for which a portion of billings occurred in the following years. For both years, audit fees were also incurred for reviews of consolidated financial statements included in the Company’s quarterly reports on Form 10-Q and consents in connection with registration statements. In addition, audit fees for 2020 include audit fees in connection with Armstrong’s Form 10-K/A filing and reissuance and dual dating of KPMG’s 2019 auditor’s report.

(2)

For both years audit-related fees consisted primarily of fees for audits of financial statements of certain employee benefit plans. For 2021, fees also included accounting consultations for proposed transactions.

(3)	Tax fees were primarily for tax compliance, tax planning, technical assistance, and consulting on both domestic and international matters.

(4)	Fees that do not fall within the categories set forth above. Fees in 2020 are for participation in executive education programs.

The Audit Committee has considered whether the provision by KPMG LLP of the non-audit services described above was allowed under Rule 2-01(c)(4) of Regulation S-X and was compatible with maintaining auditor independence, and has concluded that KPMG LLP was and is independent of the Company in all respects.

Audit Committee Pre-Approval Policy

The Audit Committee adheres to a policy that requires the Audit Committee’s prior approval of any audit, audit-related and non-audit services provided by the firm that serves as our independent registered public accounting firm. Pursuant to this policy, management cannot engage the firm for any services without the Audit Committee’s pre-approval. The Audit Committee delegates to the Audit Committee Chair the authority to pre-approve non-audit services for purposes of handling immediate needs, with a report to the full Audit Committee of such approvals at its next meeting. The policy complies with Section 10A(i) of the Exchange Act.

Auditor Tenure

Through more than 90 years of experience with Armstrong, KPMG LLP has gained institutional knowledge of and deep expertise regarding Armstrong’s operations and businesses, accounting policies and practices, and internal control over financial reporting. We believe KPMG LLP’s aggregate fees are competitive with their peers because of KPMG LLP’s familiarity with our business.

28	AWI 2022 Proxy Statement

ITEM 3 – ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

The Company is seeking your advisory vote on our executive compensation program. The Company asks that you support the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying tables contained in this proxy statement. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The Company has in the past sought approval from shareholders regarding the incentive plans that we use to motivate, retain, and reward our executives. Those incentive plans, including the 2011 Long-Term Incentive Plan and the 2016 Long-Term Incentive Plan, make up a majority of the pay that the Company provides to our executives. Over the years, the Company has made a number of changes to its disclosures concerning executive compensation, as well as to its executive compensation programs, in response to shareholder input, including a number of enhancements mentioned in this proxy statement.

Our executive compensation program has played a material role in our ability to drive strong financial results and attract and retain a highly experienced, successful team to manage our company.

We believe that our executive compensation program is structured appropriately to support our company and our business objectives.

Our Compensation Committee has developed and maintained a compensation program that is intended to: align executive interests with shareholders’ interest; link pay and performance by placing a significant portion of compensation “at risk” based on performance against pre-established goals; and provided a competitive level of compensation globally to enable access to high-quality executives in a competitive way.

As reflected in the total shareholder return components of our new program, if the value we deliver to our shareholders increases, so does the compensation we deliver to our executives.

We maintain strong corporate governance over our executive pay programs. We closely monitor the compensation programs and pay levels of executives from companies of similar size and complexity, so that we may ensure that our compensation programs are within the norm of a range of market practices

Our Compensation Committee, our Chief Executive Officer, and our head of Human Resources engage in a talent review process annually to address succession and executive development for our CEO and other key executives.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE COMPANY’S COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE ACCOMPANYING COMPENSATION TABLES CONTAINED IN THIS PROXY STATEMENT.

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ITEM 4 – APPROVE THE ARMSTRONG WORLD INDUSTRIES, INC. EQUITY AND CASH INCENTIVE PLAN

The Board is asking shareholders to approve the Armstrong World Industries, Inc. Equity and Cash Incentive Plan (the “2022 Plan”). The Compensation Committee and the Board previously approved the 2022 Plan, subject to shareholder approval.

The 2022 Plan is a new equity compensation plan for our employees. The 2022 Plan replaces the Armstrong World Industries, Inc. 2016 Long-Term Incentive Plan (the “2016 LTIP”), which does not have sufficient shares available for continued equity awards to our employees. The 2016 LTIP was the successor to the 2011 Long-Term Incentive Plan (the “2011 LTIP”). No further awards will be made under the 2016 LTIP if the 2022 Plan is approved by the shareholders. Outstanding awards under the 2011 LTIP and the 2016 LTIP will continue in effect according to their terms, consistent with the applicable plan and grant agreements.

The 2022 Plan will enable us to continue our compensation program, which is intended to attract, motivate and retain experienced, highly-qualified officers and other employees who will contribute to our financial success, and to align the interests of the officers and other employees with those of our shareholders through the grant of stock-based and cash-based awards. The 2022 Plan is intended to serve as the plan for all of our stock-based incentive compensation programs for officers and other employees, as well as certain advisors and consultants.

The approval of the 2022 Plan will not affect our ability to make stock-based or cash-based awards outside of the 2022 Plan to the extent consistent with applicable law and NYSE rules.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE ARMSTRONG WORLD INDUSTRIES, INC. EQUITY AND CASH INCENTIVE PLAN.

30	AWI 2022 Proxy Statement

ITEM 4 – APPROVE THE ARMSTRONG WORLD INDUSTRIES, INC. EQUITY AND CASH INCENTIVE PLAN (CONTINUED)

DETERMINATION OF SHARES TO BE AVAILABLE FOR ISSUANCE

If this Item 4 is approved by our shareholders at the Annual Meeting (the “Effective Date”), the maximum number of shares of our Common Stock that may be issued under the 2022 Plan will be 1,750,000 shares of Common Stock, subject to adjustment as described under “Adjustment Provisions” below. In addition, shares of Common Stock that remained available for awards under the 2016 LTIP as of the Effective Date, plus shares of Common Stock subject to outstanding awards under the 2011 LTIP and the 2016 LTIP as of the Effective Date that terminate, expire, or are cancelled, forfeited, exchanged, or surrendered without having been exercised, vested, or paid under the applicable plan after the Effective Date, shall be available for issuance under the 2022 Plan.

The number of shares of Common Stock reserved for issuance under the 2022 Plan will be reduced on a one-for-one basis for each share of stock issued under the 2022 Plan pursuant to a stock option or stock appreciation right (“SAR”) and will be reduced by a fixed ratio of one and six tenths (1.6) shares for each share of stock issued under the 2022 Plan pursuant to a stock award or stock unit (“full value awards”). For example, if shares are issued pursuant to an award of 1,000 stock units, the share reserve under the 2022 Plan will be reduced by 1,600 shares.

When deciding on the number of shares to be available for awards under the 2022 Plan, the Board considered a number of factors, including the number of shares available under the 2016 LTIP, our past share usage (“burn rate”), the number of shares needed for future awards, a dilution analysis, competitive data from relevant peer companies, the current and future accounting expenses associated with our equity award practices, input from our shareholders, and published guidance from shareholder advisory firms.

Dilution Analysis

As of December 31, 2021, our capital structure consisted of 47,302,299 shares of Common Stock outstanding. 1,040,066 shares of Common Stock remained available for grant of awards under the 2016 LTIP as of December 31, 2021. The proposed share authorization is a request for 1,750,000 new shares of Common Stock to be available for awards under the 2022 Plan. The table below shows our potential dilution (“overhang”) levels based on our fully diluted shares of Common Stock as of December 31, 2021 and our request for 1,750,000 shares of Common Stock to be available for awards under the 2022 Plan. The 1,750,000 new shares of Common Stock represent 3.4% of fully diluted shares of Company Common Stock, including all shares that will be authorized under the 2022 Plan, as described in the table below. The Board believes that this number of shares of Common Stock under the 2022 Plan represents a reasonable amount of potential equity dilution, which will allow us to continue granting equity awards, and that equity awards are an important component of our compensation program.

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ITEM 4 – APPROVE THE ARMSTRONG WORLD INDUSTRIES, INC. EQUITY AND CASH INCENTIVE PLAN (CONTINUED)

Potential Overhang with 1,750,000 Shares

Stock Options Outstanding under the 2011 LTIP and the 2016 LTIP as of December 31, 2021	73,500

Weighted Average Exercise Price of Stock Options Outstanding as of December 31, 2021	$46.05

Weighted Average Remaining Term of Stock Options Outstanding as of December 31, 2021	1.4

Outstanding Full Value Awards under the 2016 LTIP as of December 31, 2021	366,800

Outstanding Full Value Awards under the 2016 Directors Stock Unit Plan as of December 31, 2021	130,393

Outstanding Full Value Awards issued as Inducement Awards as of December 31, 2021	72,600

Total Equity Awards Outstanding as of December 31, 2021	643,293

Shares Available for Grant under the 2016 LTIP as of December 31, 2021	1,040,066

Shares Available for Grant under the 2016 Directors Stock Unit Plan as of December 31, 2021	158,904

Shares Available for Grant under the Inducement Plan as of December 31, 2021	3,452

Shares Requested under the 2022 Plan	1,750,000

Total Potential Overhang (including all prior and current equity compensation plans and inducement awards)	3,595,715

Shares of Common Stock Outstanding as of December 31, 2021	47,302,299

Fully Diluted Shares of Common Stock	50,898,014

Potential Dilution of 1,750,000 shares as a Percentage of Fully Diluted Shares of Common Stock	3.4%

The Outstanding Full Value Awards under the 2016 LTIP as of December 31, 2021 in the foregoing table includes time-based restricted stock units and performance-based stock units, which are measured at target and can be paid at, above or below target. All dividend equivalent rights under outstanding full value awards are paid in cash.

The Shares Available for Grant under the 2016 LTIP as of December 31, 2021 in the foregoing table will not be issued under the 2016 LTIP if the 2022 Plan is approved by the shareholders at the Annual Meeting. The number shown for available shares under the 2016 LTIP assumes performance-based stock units will be earned at target.

The Shares Requested under the 2022 Plan in the foregoing table is the number of new shares and does not include shares subject to outstanding awards under the current and prior equity plans or shares that were available under the current equity plans as of December 31, 2021. The Total Potential Overhang includes Total Equity Awards Outstanding as of December 31, 2021, plus all shares available for grant under all equity plans as of December 31, 2021, plus Shares Requested under the 2022 Plan.

The Fully Diluted Shares of Common Stock in the foregoing table consists of the Shares of Common Stock Outstanding as of December 31, 2021 plus the Total Potential Overhang described in the foregoing table.

Based on our current equity award practices, the Board estimates that the authorized shares under the 2022 Plan may be sufficient to provide us with an opportunity to grant equity awards for approximately five years, in amounts determined appropriate by the 2022 Plan Committee, which will administer the 2022 Plan (as discussed below). This is only an estimate, and circumstances could cause the share reserve to be used more quickly or more slowly. These circumstances include, but are not limited to, the future price of shares of the Common Stock, the mix of cash, options and full value awards provided as long-term incentive compensation, grant amounts provided by our competitors, payout of performance-based awards in excess of target in

32	AWI 2022 Proxy Statement

ITEM 4 – APPROVE THE ARMSTRONG WORLD INDUSTRIES, INC. EQUITY AND CASH INCENTIVE PLAN (CONTINUED)

the event of superior performance, hiring activity, and promotions during the next few years.

Burn Rate

The table below sets forth the following information regarding the awards granted under the 2016 LTIP and the 2016 Directors Stock Unit Plan: (i) the burn rate for each of the last three calendar years and (ii) the average burn rate over the last three calendar years. The burn rate for a year has been calculated as follows:

(i)	the sum of (x) all time-based stock units granted in the applicable year, and (y) all performance-
based stock units earned in the applicable year, divided by

(ii)	the weighted average number of shares of Common Stock outstanding for the applicable year.

Dividend equivalents are not included in the burn rate calculation, because dividend equivalents under the outstanding full value awards are paid only in cash and are not paid in shares of Common Stock. No stock options or SARs were granted during the past three fiscal years.

Burn Rate

	2021	2020	2019	Three-Year Average Burn Rate

Time-Based Stock Units Granted	31,914	50,878	44,881

Performance-Based Stock Units Granted	113,800	99,300	118,600

Performance-Based Stock Units Earned	148,400	280,500	513,800

Total Time-Based Stock Units Granted and Performance-Based Stock Units Earned	180,314	331,378	558,681

Weighted Average Shares of Common Stock Outstanding as of December 31	47,600,000	47,900,000	48,700,000
Burn Rate	0.4%	0.7%	1.1%	0.7%

The burn rate means that we used an annual average of 0.7% of the weighted average shares outstanding for time-based restricted stock units granted and performance-based stock units earned over the past three years.

In 2020, we also granted an aggregate of 94,230 time-based restricted stock awards in connection with our acquisition of Arktura. These shares are not included in the burn rate calculation. This figure consists of (i) 75,743 shares issued to certain sellers and (ii) 18,487 shares issued to key employees. We did not grant any inducement awards in 2019 or 2021.

The Board believes that our executive compensation program, and particularly the granting of equity awards, allows us to align the interests of officers and other employees who are selected to receive awards with those of our shareholders. The 2022 Plan is designed to enable us to formulate and implement a compensation program that will attract, motivate and retain officers and other employees who we expect will contribute to our financial success. The Board believes that awards granted pursuant to the 2022 Plan are a vital component of our compensation program and, accordingly, that it is important that an appropriate number of shares of stock be authorized for issuance under the 2022 Plan.

DESCRIPTION OF THE 2022 PLAN

The following is a brief description of the material features of the 2022 Plan. This description is qualified in its entirety by reference to the full text of the 2022 Plan, a copy of which is attached to this Proxy Statement as Annex B.

AWARDS

The 2022 Plan provides that awards may be granted in any of the following forms:

•	incentive stock options

•	nonqualified stock options

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ITEM 4 – APPROVE THE ARMSTRONG WORLD INDUSTRIES, INC. EQUITY AND CASH INCENTIVE PLAN (CONTINUED)

•	stock appreciation rights

•	stock units

•	restricted stock awards

•	cash awards

SHARE AUTHORIZATION

The 2022 Plan authorizes for issuance up to 1,750,000 shares of shares of Common Stock. In addition, the shares of Common Stock that remained available for awards under the 2016 LTIP as of the Effective Date, plus shares of Common Stock subject to outstanding awards under the 2011 LTIP and the 2016 LTIP as of the Effective Date that terminate, expire, or are cancelled, forfeited, exchanged, or surrendered without having been exercised, vested, or paid under the applicable plan after the Effective Date, will be available for issuance under the 2022 Plan. All shares of Common Stock numbers described above are subject to adjustment as described below in “Adjustment Provisions.”

The number of shares of Common Stock reserved for issuance under the 2022 Plan shall be reduced on a one-for-one basis for each share of Common Stock issued with respect to a stock option or SAR and shall be reduced by a fixed ratio of one and six tenths (1.6) shares of Common Stock for each share of Common Stock issued with respect to a restricted stock award or stock unit.

If and to the extent stock options and SARs terminate, expire or are cancelled, forfeited, exchanged or surrendered without having been exercised (including stock options granted under the 2011 LTIP and 2016 LTIP that terminate, expire or are cancelled, forfeited, exchanged or surrendered without having been exercised on or after the Effective Date), and if and to the extent that any restricted stock awards or stock units are forfeited or terminated, or otherwise not paid in full (including stock units granted under the 2016 LTIP that are forfeited or terminated, or otherwise not paid in full on or after the Effective Date), the shares subject to such awards will become available again for purposes of the 2022 Plan.

If any shares of Common Stock are withheld or surrendered in payment of the exercise price of a stock option or withheld for purposes of satisfying our tax withholding obligations with respect to stock options or SARs, such shares will not be available for re-issuance under the 2022 Plan. Shares of Common Stock withheld for purposes of satisfying our tax withholding obligations with respect to awards granted under the 2022 Plan other than stock options or SARs shall be available for re-issuance under the 2022 Plan.

If SARs are awarded, the full number of shares subject to the SARs shall be considered awarded under the 2022 Plan, without regard to the number of shares issued upon exercise of the SARs. To the extent any awards are paid in cash, and not in shares of Common Stock, any shares previously subject to such awards will not count against the share limits under the 2022 Plan. The share ratios described above will be used for calculating the number of shares available for re-issuance under the 2022 Plan. For the avoidance of doubt, if shares of Common Stock are repurchased on the open market with the proceeds of the exercise price of stock options, such shares may not again be made available for issuance under the 2022 Plan.

In the event of our acquisition of any company, outstanding equity awards with respect to stock of the acquired company may be assumed or replaced with awards under the 2022 Plan. Outstanding awards that are assumed or replaced by awards under the 2022 Plan in connection with an acquisition (referred to as substitute awards) will not reduce the 2022 Plan’s share reserve described above, consistent with applicable stock exchange requirements. The terms of any such substitute award will be determined by the 2022 Plan Committee and may include exercise prices or base prices that are different from those otherwise described in the 2022 Plan. If we assume a shareholder approved equity plan from an acquired company, any shares of Common Stock available under the assumed plan (after appropriate adjustments, as required to reflect the transaction) may be issued pursuant to awards under the 2022 Plan and will not reduce the 2022 Plan’s share reserve as described above.

ADMINISTRATION

The 2022 Plan will be administered and interpreted by a committee appointed by our Board from among its members (the “2022 Plan Committee”). Our Board has delegated administrative responsibility of the 2022 Plan Committee to the Compensation Committee. References to the 2022 Plan Committee in this description of the 2022 Plan means the Compensation Committee. The 2022

34	AWI 2022 Proxy Statement

ITEM 4 – APPROVE THE ARMSTRONG WORLD INDUSTRIES, INC. EQUITY AND CASH INCENTIVE PLAN (CONTINUED)

Plan Committee shall be comprised, unless otherwise determined by our Board, of not less than two members who shall be “non-employee directors” within the meaning of Rule 16b-3(b)(3) of the Exchange Act and “independent directors,” as determined in accordance with the independence standards established by the stock exchange on which our Common Stock is at the time primarily traded.

The 2022 Plan Committee has the discretionary authority to make such determinations and interpretations and to take such action in connection with the 2022 Plan and any awards granted under the 2022 Plan as it deems necessary or advisable. The 2022 Plan Committee may delegate to one or more of its members, to one or more officers or members of management or to one or more agents, such administrative duties as it may deem advisable; provided that such delegation does not adversely affect the exemption provided by Rule 16b-3 of the Exchange Act, if so intended, and complies with applicable law and with applicable stock exchange requirements.

Eligibility for Participation

Participants may consist of our officers and key employees and those of our subsidiaries and affiliates, whom the 2022 Plan Committee determines to be significantly responsible for our success and future growth and profitability and whom the 2022 Plan Committee may designate from time to time to receive awards under the 2022 Plan. Consultants and advisors who perform services for us or any of our subsidiaries and affiliates shall be eligible to participate in the 2022 Plan if the consultants or advisors render bona fide services to us or our subsidiaries and affiliates, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the consultants or advisors do not directly or indirectly promote or maintain a market for our securities. Non-employee members of the Board are not eligible to participate in the 2022 Plan.

As of April 1, 2022, approximately 2,800 employees (including officers) and 130 consultants and advisors would have been eligible to participate in the 2022 Plan if it had then been in effect. Historically, we have granted equity awards to approximately 150 executives and other key employees and expect to continue the practice of granting awards under the 2022 Plan to a limited number of executives and key employees. We have not granted any equity awards to advisors or consultants and do not have any current plans to change that practice.

TYPES OF AWARDS

Stock Options

The 2022 Plan Committee may award stock options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code (“ISOs”) or nonqualified stock options that are not intended to so qualify (“NQSOs”) or any combination of ISOs and NQSOs. Anyone eligible to participate in the 2022 Plan may receive an award of NQSOs. Only employees of the Company and our subsidiaries may receive an award of ISOs. All of the authorized shares under the 2022 Plan may be granted as ISOs, subject to adjustment as described below.

The 2022 Plan Committee fixes the exercise price per share for stock options on the date of grant. The per share exercise price of any stock option awarded under the 2022 Plan shall not be less than the fair market value of a share of Common Stock on the date of grant. If the recipient of an ISO is a participant who holds more than 10% of the total combined voting power of all classes of outstanding stock of our company or a subsidiary, the exercise price per share of an ISO awarded to such person must be at least 110% of the fair market value of a share of Common Stock on the date of grant. To the extent that the aggregate fair market value of shares of Common Stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a participant during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs for tax purposes.

The 2022 Plan Committee determines the term of each stock option. The term may not exceed ten years from the date of grant and, if the recipient of an ISO is a participant who holds more than 10% of the combined voting power of all classes of outstanding stock of our company or a subsidiary, the term for such ISO may not exceed five years from the date of grant. Unless the 2022 Plan Committee determines otherwise, if a vested NQSO would terminate at a time when trading in our Common Stock is prohibited by law or our insider trading policy, the vested NQSO may be exercised until the 30th day after the expiration of such prohibition (but not beyond the original term).

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ITEM 4 – APPROVE THE ARMSTRONG WORLD INDUSTRIES, INC. EQUITY AND CASH INCENTIVE PLAN (CONTINUED)

The 2022 Plan Committee determines the vesting period and other terms of stock options. Stock options may vest and become exercisable based on the attainment of performance goals, as determined by the 2022 Plan Committee. No dividends or dividend equivalents shall be payable with respect to a stock option. A participant may pay the exercise price and any withholding taxes upon exercise of a stock option: (i) in cash; (ii) with the approval of the 2022 Plan Committee, by withholding shares of Common Stock having a fair market value on the date of exercise equal to the exercise price; (iii) with the approval of the 2022 Plan Committee, by delivering shares of Common Stock already owned by the participant and having a fair market value on the date of exercise equal to the exercise price or through attestation to ownership of such shares; (iv) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; or (v) by such other method as the 2022 Plan Committee may approve, to the extent permitted by applicable law.

SARs

The 2022 Plan Committee may award SARs to anyone eligible to participate in the 2022 Plan. SARs may be awarded in connection with, or independently of, any stock option awarded under the 2022 Plan. Upon exercise of a SAR, the participant will receive an amount equal to the excess of (i) the fair market value of a specified number of shares of Common Stock on the date of exercise over (ii) the fair market value of such shares of Common Stock on the date the SAR is awarded, or other higher specified base amount, as determined by the 2022 Plan Committee. The base amount shall not be less than the fair market value of the Common Stock subject to the SARs on the date of grant. Such payment to the participant will be in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock, as determined by the 2022 Plan Committee. The 2022 Plan Committee will determine the vesting period and other terms of SARs, including whether SARs will be awarded in connection with, or independently of, any stock options. The 2022 Plan Committee determines the term of each SAR. The term of a SAR may not exceed ten years from the date of grant. Unless the 2022 Plan Committee determines otherwise, if a vested SAR would terminate at a time when trading in our Common Stock is prohibited by law or our insider trading policy, the vested SAR may be exercised until the 30th day after the expiration of such prohibition (but not beyond the original term). SARs may vest and become exercisable based on the attainment of performance goals, as determined by the 2022 Plan Committee. No dividends or dividend equivalents shall be payable with respect to a SAR.

Restricted Stock Awards

The 2022 Plan Committee may grant restricted stock awards to anyone eligible to participate in the 2022 Plan. The 2022 Plan Committee determines the number of shares of Common Stock subject to restricted stock awards as well as the other terms and conditions, including vesting, as the 2022 Plan Committee determines appropriate.

With respect to the shares of Common Stock subject to a restricted stock award, participants have all of the rights of a holder of shares of Common Stock, including the right to vote the shares. Dividends with respect to restricted stock may credited by the Company for the participant’s account, and interest may be credited on cash dividends credited, subject to such terms as determined by the 2022 Plan Committee; provided that dividends shall vest only to the extent that the underlying restricted stock award vests.

Stock Units

The 2022 Plan Committee may award stock units to anyone eligible to participate in the 2022 Plan. Each stock unit provides the right to receive a payment in shares of Common Stock or in cash at such time as the award agreement shall specify.

The 2022 Plan Committee determines the number of stock units that will be awarded, as well as the other terms and conditions applicable to the stock units, including vesting and whether the stock units shall have dividend equivalent rights. Any dividend equivalent right will vest and be paid only if and to the extent the underlying stock unit vests and is paid.

Stock units may be paid at the time specified by the 2022 Plan Committee. If a stock unit becomes distributable, it will be paid in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock, as determined by the 2022 Plan Committee.

36	AWI 2022 Proxy Statement

ITEM 4 – APPROVE THE ARMSTRONG WORLD INDUSTRIES, INC. EQUITY AND CASH INCENTIVE PLAN (CONTINUED)

Cash Awards

The 2022 Plan Committee may, in its discretion, grant awards to be settled solely in cash. Cash awards may be subject to such terms and conditions, including vesting, as the 2022 Plan Committee deems appropriate.

Performance-Based Awards

As determined by the 2022 Plan Committee, either the awarding, vesting, or exercisability of performance-based awards may be based on the achievement of performance objectives that are based on one or more of the business criteria described below, with respect to our performance and the performance of our subsidiaries as a whole, the performance of one or more of our business units, or other criteria as the 2022 Plan Committee deems appropriate.

The 2022 Plan Committee will use performance goals based on one or more of the following business criteria, individually or in combination, or such other criteria as the 2022 Plan Committee deems appropriate: (i) net earnings; (ii) earnings per share; (iii) sales; (iv) operating income; (v) earnings before interest and taxes (EBIT); (vi) earnings before interest, taxes, depreciation and amortization (EBITDA); (vii) cash flow; (viii) working capital targets; (ix) return on equity; (x) return on capital; (xi) market price per share; (xii) total return to shareholders; (xiii) price-earnings multiples; (xiv) revenue; (xv) number of days sales outstanding in accounts receivable; (xvi) productivity; (xvii) margin; (xviii) net capital employed; (xix) growth in assets; (xx) unit volume; (xxi) market share; (xxii) economic value; (xxiii) environmental, social, governance, diversity and inclusion; (xxiv) relative performance to a comparison group designated by the 2022 Plan Committee based on any of the foregoing criteria; or (xxv) strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. In addition to the adjustments described below, after the establishment of the performance goal, the 2022 Plan Committee shall not revise the performance goal, except as otherwise determined by the Committee to be in the best interests of the Company, and the 2022 Plan Committee shall not increase the amount of compensation payable thereunder upon the attainment of such performance goal. The 2022 Plan Committee may reduce or eliminate the number of shares of Common Stock or cash granted or the number of shares of Common Stock vested or exercisable upon the attainment of such performance goal, based on such terms and conditions as the 2022 Plan Committee deems appropriate. Notwithstanding the foregoing, the 2022 Plan Committee may make such changes to performance goals and performance-based awards as the 2022 Plan Committee deems appropriate in the event of a change in corporate capitalization, corporate transaction or other corporate event, or as the 2022 Plan Committee otherwise determines in the best interests of the Company.

VESTING AND FORFEITURE OF AWARDS

All awards granted under the 2022 Plan will include regular vesting schedules that provide that no portion of an award will vest earlier than one year from the date of grant. Subject to adjustments as described below, up to 5% of the share reserve as of the Effective Date may be granted without regard to the one-year minimum vesting period.

The 2022 Plan Committee has discretion to accelerate vesting of awards in connection with a participant’s death, disability, retirement, involuntary termination without cause, in the event of a change in control or a corporate transaction or an event requiring mandatory adjustment or substitution (as described below), or in such other circumstances as the 2022 Plan Committee deems appropriate.

The 2022 Plan Committee may determine that any or all awards that have not been settled may be forfeited or reduced if:

(i)

the 2022 Plan Committee determines that forfeiture or reduction is appropriate on account of an accounting restatement of the Company’s financial statements that is required as a result of material non-compliance with financial reporting requirements under U.S. securities laws and generally accepted accounting principles;

(ii)

the participant commits any of the following that results in significant financial or reputational harm to the Company, as determined by the 2022 Plan Committee in its sole discretion: (A) felony or a crime involving moral turpitude;

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ITEM 4 – APPROVE THE ARMSTRONG WORLD INDUSTRIES, INC. EQUITY AND CASH INCENTIVE PLAN (CONTINUED)

(B) fraud, dishonesty, misrepresentation, theft, or misappropriation of funds with respect to the Company or any of its subsidiaries or affiliates; (C) violation of the Code of Conduct or employment policies of the Company or any of its subsidiaries or affiliates, as in effect from time to time; (D) breach of any written noncompetition, confidentiality, or nonsolicitation covenant with us or a subsidiary or affiliate; or (E) gross negligent or willful, deliberate, or gross misconduct in the performance of the participant’s duties with the Company or any of its subsidiaries or affiliates; or

(iii)

the participant breaches any written confidentiality, non-solicitation or non-competition covenant with us or a subsidiary or affiliate, including non-competition and non-solicitation covenants described in the 2022 Plan.

Additionally, if the 2022 Plan Committee determines that any participant has engaged in conduct described in (i) through (iii) above, the 2022 Plan Committee may in its discretion require the participant to return to the Company any Common Stock or cash received in settlement of any award under the 2022 Plan. If the Common Stock acquired in settlement of an award has been disposed of by the participant, then the participant may be required to pay to the Company the economic value of the Common Stock as of the date of disposition.

ADJUSTMENT PROVISIONS

Awards under the 2022 Plan and any agreements evidencing such awards, the maximum number of shares of Common Stock that may be issued under the 2022 Plan and the maximum number of shares of Common Stock subject to ISOs are subject to mandatory adjustment or substitution, as determined by the 2022 Plan Committee in its sole discretion, as to the number, price or kind of a share of Common Stock or other consideration subject to such award or as otherwise determined by the 2022 Plan Committee to be equitable (i) in the event of changes in the outstanding Common Stock or in our capital structure by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, spinoffs, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such award, or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights awarded to, or available for, participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the 2022 Plan.

CHANGE IN CONTROL

The 2022 Plan provides “double trigger” vesting in the event of a change in control. Unless the 2022 Plan Committee determines otherwise, if there is a change in control, and if participants’ awards remain outstanding after the change in control (or are assumed by, or converted to similar awards with equivalent value as of the date of the change in control of, the surviving corporation (or parent or subsidiary of the surviving corporation)), and we or our successor terminates a participant’s employment without cause upon or within two years after the change in control, the participant’s outstanding stock options and SARs shall vest and become exercisable, any restrictions on restricted stock awards shall lapse, and stock units or cash awards shall become payable. In that event, performance-based awards will vest and be payable at their target value unless the 2022 Plan Committee determines otherwise.

Unless the 2022 Plan Committee determines otherwise, if there is a change in control, and if participants’ awards do not remain outstanding after the change in control, then all outstanding stock options and SARs shall immediately vest and become exercisable, any restrictions on restricted stock awards shall lapse, and stock units and cash awards shall become payable as of the date of the change in control. In that event, performance-based awards will vest and be payable at their target value unless the 2022 Plan Committee determines otherwise.

The 2022 Plan Committee may establish such other terms and conditions relating to the effect of a change in control on awards as the 2022 Plan Committee deems appropriate. In addition to other actions, in the event of a change in control of the Company, the 2022 Plan Committee may take any one or more of the following actions with respect to any or all outstanding awards, without the consent of any participant: (A) determine that outstanding stock options and SARs shall be fully exercisable, restrictions on outstanding restricted stock awards shall lapse, and stock units and cash awards shall

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ITEM 4 – APPROVE THE ARMSTRONG WORLD INDUSTRIES, INC. EQUITY AND CASH INCENTIVE PLAN (CONTINUED)

become payable, as of the date of the change in control or at such other time as the 2022 Plan Committee determines, (B) require that participants surrender their outstanding stock options and SARs for cancellation in exchange for one or more payments by the Company, in cash, Common Stock or other property, as determined by the 2022 Plan Committee, in an amount equal to the amount, if any, by which the then fair market value of the shares of Common Stock subject to the participant’s unexercised stock options and SARs exceeds the exercise price or base amount, as applicable, and on such terms as the 2022 Plan Committee determines, (C) after giving participants an opportunity to exercise their outstanding stock options and SARs, terminate any or all unexercised stock options and SARs at such time as the 2022 Plan Committee deems appropriate, (D) with respect to participants holding stock units or cash awards, determine that such participants shall receive one or more payments in settlement of such stock units or cash awards, in such amount and form and on such terms as may be determined by the 2022 Plan Committee, or (E) determine that awards that remain outstanding after the change in control shall be converted to similar awards of the surviving corporation (or a parent or subsidiary of the surviving corporation). If the per-share fair market value of our Common Stock does not exceed the per-share exercise price or base amount of a stock option or SAR, the Company will not be required to make any payment to the participant upon surrender of the stock option or SAR. Any acceleration, surrender, termination, settlement or conversion shall take place as of the date of the change in control or such other date as the 2022 Plan Committee may specify.

Under the 2022 Plan, “change in control” means the occurrence of any one of the following:

(i)	Any individual, entity or group, other than our company becomes the beneficial owner of more than 35% of our voting stock;

(ii)

The following individuals cease to constitute a majority of the Board: individuals who as of the Effective Date constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest) whose election or appointment by the Board or nomination for election by our shareholders was approved by a vote or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

(iii)

Consummation of a merger or consolidation of our company (or any direct or indirect subsidiary) with another corporation, other than a merger or consolidation where (i) at least a majority of the Board of the corporation resulting from the transaction were members of the incumbent board at the time of the execution of the initial agreement or action of the Board providing for such transaction or (ii) there is a recapitalization of our company (or similar transaction) in which no individual or entity beneficially owns 35% or more of the combined voting stock of our then outstanding securities resulting from the transaction;

(iv)

Consummation of a sale of all or substantially all of our assets, other than a sale or disposition of all or substantially all of our assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof; or

(v)	Consummation of a liquidation or dissolution of our company.

Notwithstanding, the foregoing, a “change in control” will not be deemed to have occurred by virtue of a transaction or series of transactions immediately following which the record holders of our Common Stock immediately prior to such transaction or series of transactions continue to have the same proportionate ownership in an entity which owns all or substantially all of our assets immediately following such transaction or series of transactions, or by virtue of a spin-off of any business line or business unit or a sale of all or substantially all of the assets that comprise a business line or business unit. The 2022 Plan Committee may provide a different definition of change in control in an award agreement as necessary to comply with Section 409A of the Internal Revenue Code.

STOCK OWNERSHIP POLICY

Participants who are subject to our stock ownership policy must hold a portion of the net after-tax shares received upon vesting, exercise or payment

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ITEM 4 – APPROVE THE ARMSTRONG WORLD INDUSTRIES, INC. EQUITY AND CASH INCENTIVE PLAN (CONTINUED)

of the awards under the 2022 Plan until the applicable stock ownership guidelines are met, in accordance with our stock ownership policy.

NO REPRICING OF OPTIONS OR SARS

Except in connection with a corporate transaction involving our company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spinoff, combination, or exchange of shares), we may not, without obtaining shareholder approval, (i) amend the terms of outstanding stock options or SARs to reduce the exercise price of outstanding stock options or the base amount of outstanding SARs, (ii) cancel outstanding stock options or SARs in exchange for other awards or stock options or SARs with an exercise price or base amount, as applicable, that is less than the exercise price or base amount, as applicable, of the original stock options or SARs or (iii) cancel outstanding stock options or SARs with an exercise price or base amount, as applicable, above the current stock price in exchange for cash, our Common Stock or other securities.

RECOUPMENT POLICY

All awards made under the 2022 Plan are subject to the applicable provisions of clawback or recoupment policies, share trading policies and other policies that may be implemented and approved by the Board, as such policy may be in effect from time to time. Our current recoupment policy is described under “Recoupment Policy” under the “Compensation Discussion and Analysis” section in this proxy statement.

AMENDMENT AND TERMINATION OF THE 2022 PLAN

The Board may amend or terminate the 2022 Plan at any time, subject to shareholder approval if such approval is required under the Internal Revenue Code, applicable laws or stock exchange requirements. The 2022 Plan will terminate on June 15, 2032, unless the 2022 Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

U.S. FEDERAL INCOME TAX IMPLICATIONS OF THE 2022 PLAN

The U.S. federal income tax consequences arising with respect to awards granted under the 2022 Plan will depend on the type of award. From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash, or delivery of actual shares. Future appreciation on shares held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares are sold. As a general rule, we will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and we will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient.

Exceptions to these general rules may arise under the following circumstances: (i) if shares, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture); (ii) if an employee is granted a stock option that qualifies as “incentive stock option,” no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares acquired upon exercise of such option are held more than the longer of one year from the date of exercise and two years from the date of grant; (iii) pursuant to Section 162(m) of the Internal Revenue Code, we will not be entitled to a tax deduction for compensation attributable to awards granted to our covered employees, if and to the extent such compensation, along with any other compensation paid in the same calendar year, exceeds $1 million; and (iv) an award may be taxable at 20 percentage points above ordinary income tax rates at the time it becomes vested, even if that is prior to the delivery of the cash or Common Stock in settlement of the award, if the award constitutes “deferred compensation” under Section 409A of the Internal Revenue Code, and the requirements of Section 409A of the Internal Revenue Code are not satisfied.

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ITEM 4 – APPROVE THE ARMSTRONG WORLD INDUSTRIES, INC. EQUITY AND CASH INCENTIVE PLAN (CONTINUED)

The foregoing provides only a general description of the application of U.S. federal income tax laws to certain awards granted to U.S. taxpayers under the 2022 Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2022 Plan, as the tax consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. This summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

NEW PLAN BENEFITS UNDER THE 2022 PLAN

The 2022 Plan Committee has not granted any awards under the 2022 Plan that are subject to shareholder approval of the 2022 Plan. Participation and the types of awards under the 2022 Plan are subject to the discretion of the 2022 Plan Committee, consistent with the terms and limitation of the 2022 Plan, and as a result, the benefits or amounts that will be received by any participant or groups of participants under the 2022 Plan are not currently determinable. For information on awards made in 2021 to our NEOs, please refer to the “Summary Compensation Table” and “Grants of Plan-Based Awards Table” elsewhere in this proxy statement.

The closing sales price of a share of our Common Stock on April 20, 2022 was $94.92.

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COMPENSATION DISCUSSION AND ANALYSIS

In this compensation discussion and analysis (“CD&A”) section, we review the objectives and elements of our executive compensation philosophy, as well as the Company’s performance and compensation decisions in 2021 relating to our named executive officers (“NEOs”) who are:

Victor D. Grizzle President and CEO

Brian L. MacNeal Senior Vice President and CFO

Charles M. Chiappone Senior Vice President, Ceiling & Wall Solutions

Mark A. Hershey Senior Vice President, Americas(1)

Ellen R. Romano Senior Vice President, Human Resources

(1)

In connection with the retirement of Mr. Chiappone as of April 1, 2022, Mr. Hershey was appointed as Senior Vice President, Americas, effective January 1, 2022. Prior to January 1, 2022, Mr. Hershey served as Senior Vice President, General Counsel, Chief Compliance Officer and Secretary.

OUR COVID-19 RESPONSE

The COVID-19 pandemic continued to impact businesses, communities and families across the world in 2021. In response to the onset of the pandemic, we continue to follow guidelines from health authorities throughout all of our facilities. This includes implementation of preventative measures such as working remotely, providing personal protective equipment (including masks), limiting group meetings, enhancing cleaning and sanitizing procedures, social distancing, and contact tracing procedures when a COVID-19 case occurs in our workplace. A significant portion of our workforce began teleworking in March 2020 and currently continues to telework for a portion of the workweek. Through these measures and the dedicated efforts of our employees, particularly our production employees in our manufacturing facilities, we prevented production disruptions and maintained high customer service levels.

While the pandemic continued to flare in 2021 with new variants, we also faced the related challenges of rapid inflation, supply chain disruptions and labor shortages throughout the construction industry. The diligent efforts of our teams in the face of these many challenges ensured our company continued to provide our customers high quality, innovative products and strong, reliable service levels, while also executing on our strategic initiatives.

The results described in the “Fiscal 2021 Company Performance” section below were accomplished while maintaining our commitment to our corporate purpose and to keeping each other, as well as our customers and suppliers, healthy and safe. Our results demonstrated the resiliency of our team, the strength of our commercial and operational execution, and the durability of the earnings power of our Company.

FISCAL 2021 COMPANY PERFORMANCE

Business Overview

We are a leader in the design, innovation and manufacture of ceiling and wall solutions in the Americas. Our products primarily include mineral fiber, fiberglass wool, metal, wood, wood fiber, glass-reinforced-gypsum and felt.

Our fiscal year 2021 key performance highlights included:

•	Consolidated Net Sales: Net sales increased 18% from 2020 results, driven by a $71 million increase from favorable average unit value (“AUV”) and a $64 million contribution from our 2020 acquisitions. Net sales also benefited from increased volumes in both segments as our end markets began recovering from the troughs of the
COVID-19 pandemic, including an approximate 3% year-over-year increase in Mineral Fiber sales volume.

•	Adjusted EBITDA*: Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) of $372 million, a 13% improvement over 2020. The core value drivers of our business

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

enabled the improvement, namely increases in sales volume and AUV, increased contributions from our WAVE joint venture and the benefits from the acquisition of Turf, Moz and Arktura in 2020.

•	Adjusted Free Cash Flow (“FCF”)*: We generated approximately $190 million of FCF a 10% decrease over 2020, driven by an increase in capital expenditures.

•	Total Shareholder Return (“TSR”): Our annualized absolute TSR for the 2019 – 2021 performance restricted stock unit award was 12.45% exceeding our 10.0% annualized absolute TSR target. The award had a 3-year performance period 2019 – 2021.

Please also see our Consolidated Financial Statements in our Annual Report on Form 10-K filed with the SEC on February 22, 2022.

*

The Company uses these non-GAAP adjusted measures in managing the business and believes the adjustments provide meaningful comparisons of operating performance between periods. Adjusted EBITDA and adjusted diluted earnings per share (“EPS”) exclude certain acquisition related expenses (i.e. changes in the fair value of contingent consideration, deferred compensation accruals, impact of adjustments related to the fair value of inventory and deferred revenue) for recent acquisitions. The deferred compensation accruals are for cash and stock awards that will be recorded over each award’s respective vesting period, as such payments are subject to the sellers’ and other employees’ continued employment with the Company. The Company excludes all acquisition-related intangible amortization from adjusted earnings from continuing operations and in calculations of adjusted diluted EPS. Examples of other excluded items include plant closures, restructuring charges and related costs, impairments, separation costs, environmental site expenses and related insurance recoveries, endowment level charitable contributions, and certain other gains and losses. The Company also excludes income/expense from its U.S. Retirement Income Plan (“RIP”) in the non-GAAP results as it represents the actuarial net periodic benefit credit/cost recorded. For all periods presented, the Company was not required to, and did not make cash contributions to the RIP based on guidelines established by the Pension Benefit Guaranty Corporation, nor does the Company expect to make cash contributions to the plan in 2022. Adjusted FCF is defined as cash from operating and investing activities, adjusted to remove the impact of cash used or proceeds received for acquisitions and divestitures, environmental site expenses and related insurance recoveries, and the cash impact of certain other non-recurring extraordinary items outside of the normal course of our business operations. Please refer to Annex A for a reconciliation of these non-GAAP financial measures to our results as reported under accounting principles generally accepted in the U.S. (“GAAP”).

2021 Compensation Plan Design

Our Compensation Committee regularly reviews our compensation plans and, in 2021, determined to generally continue and maintain the design established in prior years. Our plans are designed to directly link compensation to meaningful achievements in Company strategy and performance.

•	Annual Incentive Plan (“AIP”): Our 2021 AIP continued to utilize revenue and EBITDA as the performance metrics for Company results. These measures align to key elements of our operating plan and financial goals, including revenue growth, manufacturing productivity and competitive selling, general and administration (“SG&A”) expense, and are strong indicators of our overall operating performance.

•

Long-Term Incentive Program (“LTIP”): Our 2021 LTIP executive grants continued to be comprised solely of performance-based restricted stock units (“PSU”), with performance metrics based on absolute TSR (“Absolute TSR”) and cumulative FCF and mineral fiber volume (“MFV”).    Our Compensation Committee selected Absolute TSR as an LTIP performance metric because it believes Absolute TSR most directly captures shareholder value creation, while providing senior management with the flexibility and levers needed to drive meaningful performance improvement. Our Compensation Committee selected FCF as an LTIP performance metric because it believes FCF growth is a strong indicator of value-creating activities over the performance period. Our Compensation Committee selected MFV as an LTIP performance metric because of the strategic importance of volume growth in our mineral fiber business. The 2021 grants, intended to compensate for long term value creation, have a three-year performance period, challenging targets with meaningful payout upside for breakout performance, and a payout scale that includes significant performance hurdles. These plan features, and others as described in more detail in this CD&A, are designed to strongly align the interests of management with those of

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

shareholders, and to provide meaningful incentives for performance and growth consistent with our strategic plan. We did not grant time-based restricted stock units to our NEO’s in 2021.

Shareholder Engagement

In 2021, we continued to engage with our shareholders to seek their perspectives on corporate governance, our executive compensation program, sustainability and other matters. We conducted formal outreach over the course of the year with shareholders representing approximately 50% of our outstanding shares at the time of outreach. These discussions were conducted by Mark Hershey, our then Senior Vice President, General Counsel & Business Development, and Ellen Romano, our Senior Vice President, Human Resources. These discussions were complemented by our regular quarterly informal outreach initiatives led by our Investor Relations team. Detailed summaries of these discussions were shared with the Compensation Committee and our Nominating, Governance and Social Responsibility Committee, which considers and incorporates shareholder feedback in our governance processes. Our outreach discussions in 2021 focused primarily on our sustainability initiatives and our LTIP performance metrics. We believe that our 2021 nonbinding shareholder advisory vote on executive compensation approval vote of 98% reflects strong shareholder support for the design and outcomes of our executive compensation program. Shareholder communications and inquiries are shared with Company management and with the Chairs of the

Board and its Committees, as appropriate. The Company considers shareholder feedback as it shapes its governance and executive compensation programs and policies and disclosures. Recent examples of disclosure added after communications with shareholders includes a Board Skill Matrix, enhanced disclosure on Board diversity and additional information on environmental and social initiatives.

Our Executive Compensation Philosophy, Objectives, Elements and Characteristics

Compensation Philosophy and Objectives

Our long-term success and growth depend on highly capable leaders with appropriate experience and skills to deliver our strategy in a variable and challenging market environment. Our executive compensation program is designed to attract, motivate and retain those leaders. In developing and maintaining this program, our Compensation Committee focuses on the following key objectives:

•	Aligning executive interests with shareholder interests.

•	Creating a strong link between pay and performance by placing a significant portion of compensation ‘‘at risk’’ based on performance against pre-established goals.

•	Structuring sufficiently competitive compensation packages to enable access to high-quality executives in a highly competitive talent environment.

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Compensation Elements

In 2021, we executed our compensation philosophy by providing compensation opportunities through a combination of: (a) fixed compensation, including (i) base salaries, (ii) benefits and (iii) limited perquisites; and (b) performance-based compensation, including (i) cash incentive awards under our AIP, and (ii) grants of PSUs under our 2016 LTIP (our omnibus equity award plan).

Type	Compensation Elements	Form and Objective	Further Information	Key 2021 NEO Actions
Base Salary

•  Delivered in cash

•  Provides reasonable, market competitive fixed pay for each NEO, and reflects his or her role, responsibility, individual performance and contribution to the Company

•  Generally set at market median

			• 2021 Base Salary changes for our NEOs are presented on page 50	• NEOs received merit increases averaging 3.3%, effective April 1, 2021.
Benefits

•  Standard range of health, welfare, and retirement benefits generally similar to those provided to other salaried employees, except that executives:

•  are eligible to receive enhanced Company-paid long-term disability benefits; and

•  are eligible for non-qualified retirement benefits

Select Perquisites

•  Personal financial counseling at a cost generally less than $4,500 per NEO

•  Executive physicals at a cost generally less than $5,000 per NEO

•  Executive long-term disability at a cost generally less than $5,000 per NEO

Annual Incentive Plan (AIP)

•  Delivered in cash

•  Provides an annual incentive opportunity for achieving financial results based on performance goals tied to our annual operating plan

•  Drives selected target metric performance

•  Payouts tied to Company and individual performance, including leadership behaviors

•  Target opportunity generally set at market median

			• AIP was based on revenue and EBITDA (as described on page 50)	• NEOs received AIP payments for 2021 performance at 136% of target.
Long-Term Incentive Program (LTIP)

•  Delivered in 100% PSUs for 2021

•  Drives and promotes long-term value-creation for our shareholders, and fosters retention, by rewarding execution and achievement of goals linked to our longer-term strategic initiatives and stock performance

•  Target opportunity generally set at market median

•  In 2021, our Compensation Committee awarded 3-year PSUs tied to Absolute TSR, FCF, and MFV

			• LTIP performance goals were based on FCF, MFV and Absolute TSR (as described on page 52)	• NEOs were granted PSU awards in 2021 with target values ranging from 100% to 399% of base salary.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Compensation Characteristics

At the direction of our Compensation Committee, we subscribe to a “pay-for-performance” philosophy. Our compensation program maintains the following attributes:

•	Compensation at Risk – A significant amount of each NEO’s target total direct compensation (“TDC”), composed of base salary and short- and long-term incentive compensation, depends on the achievement of Company and NEO specific performance-based results. Our NEOs’ short- and long-term incentive compensation is, therefore, “at risk” as the value is tied to the achievement of financial and/or other measures that the Company considers to be important drivers of shareholder value.

•	Multiple and Appropriate Performance Metrics – We use multiple performance measures to avoid having compensation opportunities overly weighted toward the performance result of a single metric. In 2021, we used FCF, Absolute TSR and MFV as performance metrics for our LTIP grants for the 2021-2023 performance period in order to maintain a focus on longer-term results that drive shareholder value. In 2021, we used revenue and EBITDA as performance metrics in our AIP. These measures align to key elements of our operating plan and financial goals, including revenue growth, manufacturing productivity and competitive SG&A expense levels. Each of these measures is a strong indicator of our overall operating performance.

•	Emphasis on Long-Term Incentive and Annual Incentive Compensation – Short- and long-term incentive compensation comprises a significant percentage of TDC. Incentive compensation helps drive performance and aligns the interests of employees (including the NEOs) with those of shareholders. By tying a significant portion of TDC to long-term incentives over a three-year period, we promote longer-term perspectives regarding Company performance.

•	Recoupment – We may recoup certain stock-based and cash awards distributed under our 2016 Long-Term Incentive Plan and AIP, including to our NEOs, in the event of an accounting restatement due to material noncompliance with any financial reporting requirement under applicable securities laws; or certain misconduct causing significant financial or reputational harm to the Company.

•	Prohibition on Derivative Transactions – Our insider trading policy prohibits derivative transactions in our shares of Common Stock, including trading in puts, calls, covered calls, or other derivative products involving our securities; prohibits engaging in any hedging transaction with respect to our securities; and prohibits holding company securities in a margin account or pledging our securities as collateral for a loan.

•	Stock Ownership Guidelines – Our NEOs are subject to stock ownership guidelines, which help to promote longer-term perspectives and align interests with those of our long-term shareholders. The required ownership multiple is six times annual base pay for our CEO, and three times annual base pay for all other NEOs. As of December 2021, all of our NEOs had met their ownership requirements.

•	Linear and Capped Incentive Compensation Payouts – Our Compensation Committee establishes financial performance goals that are used to plot a payout formula for annual and long-term incentive compensation to avoid an over-emphasis on short-term decision making. AIP payouts are capped at 200% of target and long-term PSUs are capped at 270% of target.

•	Change in Control (“CIC”) Double-Trigger – Our CIC agreements include double-trigger vesting provisions for equity grants upon a change in control.

•	No Tax Gross-Ups – We do not have plans or agreements that provide tax gross-ups to our NEOs under Section 280G of the Internal Revenue Code.

•	Holding Requirements – Post-vesting holding requirements apply for amounts payable above target under the 2019, 2020 and 2021 performance-based equity grants awarded to Messrs. Grizzle, MacNeal and Chiappone. If earned, the shares earned above target must be held for one year following the vesting date.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

The following table illustrates how our executive compensation elements align with our compensation objectives.

Executive Compensation Element	Attract Talented Employees	Align Management and Shareholder Interests	Pay for Performance	Motivate and Retain Management

Base Salary	✓			✓

Annual Incentive (AIP)	✓	✓	✓	✓

Long-Term Incentive (LTIP)	✓	✓	✓	✓

HOW WE MAKE COMPENSATION DECISIONS

Our Compensation Committee is responsible for executive compensation program design and the decision-making process relative to NEOs specifically, and broadly, as these programs apply to other senior leaders and participating employees. The Compensation Committee solicits input from the independent members of the Board, our CEO, other members of management and its independent compensation consultant to assist with its responsibilities. The following summarizes the roles of each of the key participants in the executive compensation decision-making process.

Roles of Key Participants

Compensation Committee

•  Sets the philosophy and principles that guide the executive compensation program;

•  Oversees the design of our executive compensation program in the context of our culture, competitive practices, the legal and regulatory landscape, and governance trends;

•  Reviews and approves short- and long-term incentive compensation design, including performance goals and the reward consequences for delivering above or below target performance;

•  Reviews and approves corporate goals and individual objectives relevant to the compensation of the CEO, evaluates the CEO’s performance relative to those goals and objectives, and recommends CEO compensation to be ratified by the independent directors based on the evaluation; and

•  Oversees the evaluation of the other executive officers and approves their compensation in collaboration with the CEO.

Independent Members of the Board	• Participate in the performance assessment process for the CEO; and • Review and approve decisions regarding CEO compensation, including base salary, AIP and LTIP awards for the CEO.
Committee Consultant – Willis Towers Watson

•  Provides analysis, advice and recommendations with regard to executive compensation;

•  Attends Compensation Committee meetings, as requested, and communicates between meetings with the Compensation Committee Chair and other Committee members; and

•  Advises the Compensation Committee on market trends, regulatory issues and developments and how they may impact our executive compensation programs.

CEO	• Provides input to the Compensation Committee on senior executive performance and compensation recommendations (except with respect to his own performance and compensation).

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Independent Compensation Consultant

In July 2021, our Compensation Committee renewed the engagement of Willis Towers Watson as its independent consultant on executive compensation matters.

Willis Towers Watson also provides consulting services to AWI Canada, where Willis Towers Watson serves as our pension Plan Actuary (an arrangement that has been in place for several years, prior to Willis Towers Watson becoming the Compensation Committee’s consultant) and consults on health and welfare programs. We also purchase select compensation and HR survey data from the firm. The annual fees for non-executive compensation matters were $85,500 in 2021. Willis Towers Watson does not perform any other services for the Company. At the request of the Compensation Committee, in addition to providing general executive compensation advice, Willis Towers Watson performed the following services relating to 2021 compensation decisions:

•	advised on the design considerations with respect to the 2021 short- and long-term incentive programs to ensure appropriate linkage between short- and long-term performance and pay;

•	advised the Compensation Committee on the composition of a revised peer group;

•	advised the Compensation Committee on setting the CEO’s compensation; and

•	provided an update on current compensation trends, market practices and relevant executive compensation legislation.

The Compensation Committee determined the work of Willis Towers Watson did not raise any conflicts of interest in 2021. In making this assessment, the Compensation Committee considered the independence factors enumerated in Rule 10C-1(b) under the Exchange Act and corresponding rules of NYSE, including the fact that Willis Towers Watson provided limited other services to us, the level of fees received from us as a percentage of Willis Towers Watson’s total revenue, policies and procedures employed by Willis Towers Watson to prevent conflicts of interest, and whether the individual Willis Towers Watson advisors to the Compensation Committee own any shares of Common Stock or have any business or personal relationships with members of the Compensation Committee or our executive officers.

After considering all of the factors provided in the SEC and the NYSE rules and all other factors relevant to Willis Towers Watson’s independence, the Compensation Committee has determined Willis Towers Watson is independent.

Use of Competitive Data

In setting NEO compensation, the Compensation Committee considers independent survey data, peer compensation data, tally sheets, wealth accumulation analyses and related benchmark information.

Annual Compensation Benchmarking

Annually, the Compensation Committee reviews all components of NEO compensation compared to the Competitive Market (defined below) data.

In general, we target NEO pay to be at or near the 50th percentile of our defined Competitive Market, but we may deviate from this target based on an individual’s performance or internal equity with peers situated at similar levels, or to attract the required level of business knowledge and leadership needed to achieve our strategic objectives.

The principal sources of market data include the following (“Competitive Market”):

•	Survey data (all NEOs), including surveys by Aon and Willis Towers Watson; and

•	Peer Group data (CEO and CFO) (“Peer Group”)

Consideration of 2021 Advisory Shareholder Vote on Executive Compensation

At our 2017 annual meeting, our shareholders expressed a preference that advisory votes on executive compensation occur every year. Accordingly, the Board implemented an annual advisory vote on executive compensation until the next required vote on the frequency of shareholder votes on the compensation of executives. The vote concerning the frequency of the advisory vote on executive compensation is scheduled to occur at the 2023 annual meeting. Our most recent advisory shareholder vote on executive compensation took place at the 2021 annual meeting.

Our Board and Compensation Committee appreciate and value the views of our shareholders regarding our executive compensation program.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

The favorable (98%) results of the 2021 advisory vote on executive compensation, provided further support to the Compensation Committee that our executive compensation programs have been effective in implementing our stated compensation philosophy and objectives in a manner consistent with shareholder preference.

The Compensation Committee recognizes executive pay practices and notions of sound governance principles continue to evolve. While no specific changes were implemented as a result of the 2021 advisory vote, the Compensation Committee intends to continue to monitor trends and invites our shareholders to communicate any concerns or opinions on executive pay directly to the Compensation Committee or the Board. Please refer to “COMMUNICATION WITH THE BOARD” on page 11 for further information about communication with the Compensation Committee of the Board.

Peer Group

The Compensation Committee uses compensation data compiled from a group of peer companies based on several pre-established criteria, including business model comparability, company size measured by both revenue (approximately one-half to two times the Company’s annual revenue) and market capitalization, geographic presence and investment capital.

In 2021, our Compensation Committee again reviewed our compensation Peer Group. The Committee removed Glatfelter Corp., because they no longer met our business model comparability criteria and replaced them with Advanced Drainage Systems who met several of our pre-established criteria outlined above.

Our current compensation Peer Group consists of the following 18 manufacturing companies:

Advanced Drainage Systems	Griffon Corporation	PGT Innovations, Inc
Allegion PLC	Herman Miller Inc.	Quanex Building Products Corp
Apogee Enterprises, Inc.	Interface, Inc.	Simpson Manufacturing Co., Inc.
Eagle Materials Inc.	Knoll, Inc.	Trex Company, Inc.
Ferro Corporation	Kraton Performance Polymers Inc.
GCP Applied Technologies, Inc.	Masonite International Corporation
Gibraltar Industries, Inc.	Patrick Industries, Inc.

Tally Sheets and Wealth Accumulation Analyses

The Compensation Committee uses tally sheets and wealth accumulation analyses when evaluating compensation-related decisions for each NEO.

•	Tally sheets provide historical information on each executive’s equity and non-equity compensation, and other compensation such as potential payments upon termination of employment.

•	Wealth accumulation analysis assesses the total Company-specific wealth that could be earned by each NEO given certain stock price assumptions.

Compensation Mix

To facilitate the link between NEO pay and Company performance, a significant amount of TDC is performance-based and “at risk.”

In 2021, 84% of our CEO’s target TDC, and 65% of the average target TDC of our other NEOs, was variable and “at risk.” The following chart shows the 2021 compensation mix, consisting of base salary, performance-based AIP, and PSUs as the LTIP grants.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

2021 COMPENSATION DESIGN AND OUTCOMES

Base Salary

In 2021, the Compensation Committee reviewed the base salaries of our NEOs. After consideration of the competitiveness of each NEO’s base salary compared to the Competitive Market, the Compensation Committee increased base salaries for each of our NEOs. Pay increases were approved during the Compensation Committee meeting held in February 2021 effective April 1, 2021.

The table below represents the base salary rates as of December 31, 2021. This information differs from the Summary Compensation Table (“SCT”), which reflects the total base salary received for the year.

Name	2020 Salary $	2021 Salary $	Change in Base Salary

Victor D. Grizzle	900,000	927,000	3.0%

Brian L. MacNeal	457,410	468,850	2.5%

Charles M. Chiappone	452,030	463,330	2.5%

Mark A. Hershey	449,030	468,110	4.2%

Ellen R. Romano	338,280	352,660	4.3%

Annual Incentive Plan Awards

AIP awards provide an annual incentive opportunity for achieving financial results based on short-term performance goals tied to the Company’s annual operating plan.

Each NEO’s target AIP opportunity (expressed as a percent of base salary) is based on the NEO’s role, responsibility and alignment with similar internal positions and the external Competitive Market. Actual payout varies based upon actual business performance relative to performance target, as well as individual performance against pre-established individual goals, including, in 2022, performance related to sustainability initiatives.

For 2021, AIP awards were determined based on the following formula, measures and weightings all subject to the approval of our Compensation Committee.

2021 AIP Design

Base Salary Earnings $	x	Target AIP Opportunity %	=	Target AIP $	x	Company Performance %	x	Individual Performance %	=	Annual AIP Payout $

2021 Target AIP Opportunity

2021 target AIP opportunities (expressed as a percentage of actual base salary earnings) for NEOs are set forth in the table below. The target AIP opportunity percentages are the same as for 2020.

Name	Target AIP % Opportunity as % of Base Salary	Target AIP $

Victor D. Grizzle	100%	920,250

Brian L. MacNeal	60%	279,594

Charles M. Chiappone	60%	276,303

Mark A. Hershey	60%	278,004

Ellen R. Romano	55%	191,986

2021 AIP Performance Metrics

Our Compensation Committee selected revenue and EBITDA as AIP performance metrics in order to create strong alignment with shareholders and reflect key measures of value creation. Revenue was weighted 30% and EBITDA was weighted 70%.

These performance metrics align to key elements of our operating plan and financial goals, including revenue growth, manufacturing productivity and competitive SG&A levels, and they are strong indicators of our overall operating performance.

For purposes of the 2021 AIP, the Compensation Committee defined: (i) revenue to be gross sales minus returns, discounts and allowances and minus

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

intercompany sales, and (ii) EBITDA to be operating income plus depreciation, amortization plus/minus non-cash pension impact and plus/minus earnout/deferred purchase price accruals and certain acquisition-related charges, subject to certain exceptions. The revenue definition did not change from the prior year. The EBITDA definition was adjusted to exclude earnout/deferred purchase price accruals and certain acquisition-related expenses since they represent acquisition impacts and are not representative of ongoing operational expenses. The 2021 revenue target of $1,057 million and EBITDA target of $365 million, represented a 13% increase and an 11% increase, respectively, from prior-year results. These targets were directly tied to the company’s annual operating plan which contemplated lingering impacts from COVID-19 on customer demand.

In connection with those targets, the Compensation Committee also established the following performance ranges and associated payout ranges for the 2021 AIP. The Company’s performance was converted to a corresponding payout factor on a straight-line basis between threshold and target and between target and maximum. AIP payouts are capped at 200%. These performance ranges and threshold applied to all of our NEOs.

	Target $ (in millions)			Performance as % of Target			Payout

	Threshold	Target	Maximum	Threshold	Target	Maximum	Threshold	Target	Maximum

Revenue (weighted 30%)	947.0	1,057.0	1,142.0	90%	100%	108%	50%	100%	200%

EBITDA (weighted 70%)	333.0	365.0	391.0	91%	100%	107%	50%	100%	200%

2021 Performance and Payout Factors

For AIP purposes our 2021 revenue performance was 105% of target resulting in a 159% payout, and our EBITDA performance represented 102% of target with a corresponding 126% payout. These results yielded a combined payout factor of 136% for the NEOs.

Measure	2021 Target $M	2021 Actual $M	Performance %	Payout %
Revenue	1,057	1,107	105%	159%
EBITDA	365	372	102%	126%

2021 Individual Performance

The Board and the Compensation Committee also considered individual performance when finalizing AIP awards for the CEO and other NEOs and decided not to make any upward or downward individual performance adjustments.

2021 Final AIP Awards

The Compensation Committee determined the final 2021 AIP payouts by multiplying each NEO’s target AIP opportunity by the final weighted payout factors as outlined below.

Name	Target AIP $	Payout Factor	2021 Final AIP Award $

Victor D. Grizzle	920,250	136%	1,251,540

Brian L. MacNeal	279,594	136%	380,250

Charles M. Chiappone	276,303	136%	375,780

Mark A. Hershey	278,004	136%	378,090

Ellen R. Romano	191,986	136%	261,110

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Long-Term Incentive Program Awards 2021-2023 Performance Period

The goal of our LTIP is to provide equity-based long-term incentive awards that link management interests to shareholder returns and focus management on our long-term performance.

In determining the LTIP award opportunity for the CEO and other NEOs, our Board and Compensation Committee consider a number of factors, including the Competitive Market, internal equity and cost (dilution and accounting cost), as well as tally sheet and wealth accumulation analyses.

LTIP awards for a given year are typically made two business days following the release of our financial results for our prior fiscal year. This governance practice is designed to allow the equity markets to absorb the announcement of earnings and performance guidance.

The 2021 LTIP grants for the 2021 – 2023 (“2021 LTIP Awards”) performance period consisted of awards based on achievement of Absolute TSR (60% of the award), FCF (30% of the award) and MFV (10% of the award).

Messrs. Grizzle, MacNeal and Chiappone have post-vesting holding requirements for amounts payable above target for the 2021 performance-based equity grants. If earned, the shares earned above target must be held for one year following the vesting date.

2021 LTIP Performance Metrics and Weighting

The number of shares eligible to vest under the 2021 LTIP Awards is based on the achievement of applicable performance targets relative to Absolute TSR, FCF and MFV targets during the performance period (January 1, 2021 to December 31, 2023). The grants, intended to compensate based on long-term value creation, have a three-year performance period to allow a reasonable timeframe for value creation, challenging targets with substantial payout upside for breakout performance and a payout scale that defines meaningful performance hurdles. The PSUs for the NEOs can vest 53% of target at

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

threshold performance to 270% of target at maximum performance. There is no payout below threshold performance.

Absolute TSR tracks the appreciation in share price of the Company’s Common Stock, including dividends, and is annualized for the performance period. The ending share price for the Absolute TSR calculation will be based on the volume-weighted, average closing price of the Company stock for the highest consecutive 30 trading days in the 60- trading-day-period beginning with and immediately following January 2, 2024. The starting price was based on the volume-weighted average of the highest consecutive 30 trading days in the subsequent 60-trading-day-period closing price of the Company stock for the highest 30 trading days immediately following January 4, 2021 – resulting in $88.27 per share.

Performance to TSR Target	Annualized TSR Target	Ending Share Price	Incentive Payout

60%	6.0%	$105.13	50%

75%	7.5%	$109.66	75%

83%	8.3%	$112.12	83%

100%	10.0%	$117.49	100%

167%	16.7%	$140.29	200%

200%	25.0%	$152.53	300%

Cumulative FCF is defined as cash from operating and investing activities, adjusted to remove the impact of cash used or proceeds received for acquisitions and divestitures, environmental site expenses related insurance recoveries and the cash impact of certain other gains and losses.

Performance to FCF Target	FCF $(M)	Incentive Payout

80%	$ 550	50%

100%	$ 687	100%

113%	$ 776	150%

118%	$ 811	175%

125%	$ 859	200%

MFV is defined as the three-year Compound Annual Growth Rate (“CAGR”) of total square feet of Mineral Fiber products sold during the plan period. The Mineral Fiber definition is consistent with that used for the external reporting segment.

Performance to MFV Target	MFV CAGR	Incentive Payout

77%	3.3%	80%

100%	4.3%	100%

128%	5.5%	200%

151%	6.5%	300%

2021 Target LTIP

The Compensation Committee annually determines the LTIP target opportunity (expressed as a percent of base salary) based on each NEO’s role, responsibility, alignment with similar positions internally and the external Competitive Market, as well as a review of tally sheets and wealth accumulation analyses.

After a review of Competitive Market data during the Compensation Committee meeting held in February 2021, no LTIP targets were adjusted in 2021.

The respective target percentages for annual LTIP grants to our NEOs in 2021 and the resulting grant date fair value are set forth in the table below.

Name	2021 LTIP Target as % of Feb 2021 Base Salary	2021 LTIP Annual Target Value ($)(1)

Victor D. Grizzle	411%	3,700,000

Brian L. MacNeal	120%	548,900

Charles M. Chiappone	130%	587,600

Mark A. Hershey	140%	628,600

Ellen R. Romano	100%	338,300
(1)

Amounts represent the targeted value of the long-term incentive equity awards granted in February 2021, as calculated using the closing market price of our shares of Common Stock ($88.32) on the date of the grant (February 24, 2021).

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Payout of 2019-2021 Performance Restricted Stock Units

The performance for PSUs awarded in 2019 for the 2019 – 2021 performance period was determined on April 19, 2022. The awards were based on Absolute TSR and FCF over the performance period. In 2019, the Compensation Committee granted PSUs to Messrs. Grizzle, MacNeal and Chiappone to vest based on achievement of Absolute TSR (75% of the award) and FCF (25% of the award). The Compensation Committee granted PSUs to Mr. Hershey and Ms. Romano to vest based on achievement of Absolute TSR (25% of the award) and FCF (75% of the award).

Based upon performance during the measurement period, the Absolute TSR achievement for the 2019-2021 period was 12.45%, with a calculated price of $104.85. This exceeded our 10.0% annualized Absolute TSR target resulting in a 137% payout for Absolute TSR. The starting share price for the TSR PSUs was $73.75. The cumulative FCF was below threshold for the performance period, resulting in no payout under this metric. Based on the metrics and the certified Absolute TSR and FCF results, the PSUs for Messrs. Grizzle, MacNeal and Chiappone vested at 103% of target and the PSUs for Mr. Hershey and Ms. Romano vested at 34% of target. For Messrs. Grizzle, MacNeal and Chiappone, shares distributed in excess of target must be held for one year following the vesting date.

Name	2019 PSU Shares Granted (#)	2019 PSU Payout Factor	2019 PSU Final Payout (#)

Victor D. Grizzle	44,403	103%	45,624

Brian L. MacNeal	6,863	103%	7,052

Charles M. Chiappone	6,217	103%	6,389

Mark A. Hershey	7,051	34%	2,416

Ellen R. Romano	4,312	34%	1,477

2021 Total Direct Compensation

The table below summarizes TDC paid or awarded to our current NEOs during 2021. This table is not intended to be a substitute for the SCT or the Grants of Plan-Based Awards Table (‘‘GPBAT’’). Base salary reflects the total salary paid for 2021 reflective of the April 2021 salary increase. AIP awards and LTIP awards for 2021 are reflected in the SCT and GPBAT. LTIP awards are shown at target and represent an incentive for future performance, not current cash compensation, and are “at risk” of forfeiture.

Name	2021 Salary Earnings $	2021 Final AIP $	2021 LTIP $(1)	TDC $

Victor D. Grizzle	920,250	1,251,540	3,700,000	5,871,790

Brian L. MacNeal	465,990	380,250	548,900	1,395,140

Charles M. Chiappone	460,505	375,780	587,600	1,423,885

Mark A. Hershey	463,340	378,090	628,600	1,470,030

Ellen R. Romano	349,065	261,110	338,300	948,475
(1)

Amounts represent the targeted value of the long-term incentive equity awards granted in February 2021, as calculated using the closing market price of our shares of Common Stock ($88.32) on the date of the grant (February 24, 2021).

2022 Compensation Program Design

For 2022, the Compensation Committee reviewed the design of our executive compensation program and decided to maintain the 2021 metrics for our AIP (Revenue & EBITDA) and LTIP, namely Absolute TSR, FCF and MFV.

On March 31, 2022, our Compensation Committee approved awards to certain executives and employees, approximately 90 individuals with management responsibilities within the Company, to sustain talent engagement in the current labor market, maintain leadership focus on key growth investments and initiatives, and recognize strong performance despite the challenges of the COVID-19 pandemic, in the form of restricted stock unit grants (RSU) that would fully vest and be issued if the recipient is still actively employed and in good standings on March 31, 2023. The recipients included Mr. Hershey and Ms. Romano who received awards of 3,972 RSUs and 2,501 RSUs, respectively.

ADDITIONAL INFORMATION REGARDING OUR COMPENSATION PROGRAMS

Qualified and Non-Qualified Defined Benefit Pension Plans

Ms. Romano was the only NEO who participated in the Company’s qualified defined benefit pension plan, the U.S. Retirement Income Plan (“RIP”), which was closed to newly hired salaried

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employees after January 1, 2005. Pension benefits were frozen for all salaried employees on December 31, 2017.

A non-qualified defined benefit pension plan, the Retirement Benefit Equity Plan (“RBEP”), pays benefits that cannot be paid under the RIP due to statutory limits. This plan was also closed to newly hired salaried employees after January 1, 2005 and RBEP benefits were frozen on December 31, 2017.

Qualified Defined Contribution Savings Plan and Non-qualified Deferred Compensation Plan

The Company maintains a 401(k) plan. For salaried employees, we provide a 401(k) match of 100% on the first 4% of employee contributions and a 50% match on the next 4% of employee contributions for a maximum company match of 6%. All NEOs participated in this program in 2021.

The Company offers an unfunded, nonqualified deferred compensation plan, the Armstrong Nonqualified Deferred Compensation Plan (“NQDCCP”), to restore Company contributions that would be lost due to Internal Revenue Code limits on compensation that can be taken into account under the Company’s tax-qualified 401(k) plan and to allow participants to voluntarily elect to defer base salary and AIP until a future date.

Participants in the NQDCCP receive a Company match identical to the 401(k) Company match on compensation in excess of the Internal Revenue Code limits, up to a maximum contribution of 6% of eligible earnings. All NEOs participated in this program in 2021.

Severance Arrangements

Each NEO has a severance agreement with the Company. These agreements are designed to:

•	assure continuity of executive management during the evaluation and execution of any transaction that may result in loss of or material changes to employment;
•	reduce risk to the Company and provide shareholder alignment by keeping executives neutral to job loss when pursuing actions that may result in termination of employment;

•	ensure executive management is able to objectively evaluate any transaction and act in the best interests of shareholders during the design and execution of such a transaction; and

•	define transition support and terms in the event of not-for-cause termination.

Payments upon Termination of Employment

Our severance arrangements provide for executive entitlement to certain cash severance benefits if the executive’s employment is terminated by the Company without Cause or by the executive for Good Reason (as such terms are defined in the severance agreement). Under the severance agreements that apply in absence of a change in control the severance is equal to (i) 1.5 times (two times in the case of Mr. Grizzle) the executive’s then-current annual base salary plus target annual incentive under the AIP program, payable in a lump sum, and (ii) a pro-rated annual incentive bonus based on actual performance for the year of termination, payable at the time that bonuses are paid to employees of the Company generally.

Under each executive’s severance agreement, the executive is entitled to receive severance payments upon involuntary termination without Cause or termination for Good Reason within two years following a change in control (“CIC”), or within six months preceding a CIC if the termination is in connection with a potential CIC. In a CIC, the severance is equal to (i) two times (2.5 times in the case of Mr. Grizzle) the executive’s then-current annual base salary plus target annual incentive under the AIP program, payable in a lump sum, and (ii) a pro-rated annual incentive bonus based on actual performance for the year of termination, payable at the time that bonuses are paid to employees of the Company generally.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

None of the severance agreements provide for tax gross-ups under Sections 280G and 4999 of the Internal Revenue Code. For more information regarding our NEO separation arrangements, please refer to the “Potential Payments upon Termination or Change in Control” section on page 68.

Stock Ownership Guidelines

The Compensation Committee maintains stock ownership guidelines for our NEOs to ensure that our NEOs have significant long-term value creation tied to stock price appreciation. Ownership requirements and progress toward their achievement are reviewed annually as part of the compensation planning process. A significant percentage of each NEO’s compensation is directly linked to our stock price appreciation. The guidelines require retention of 100% of net shares acquired upon any vesting or exercise of equity awards until the ownership guidelines are met.

The stock ownership guidelines for our NEOs are calculated as a fixed number of shares using a required ownership multiple, the executive’s annualized base salary as of a certain date, and the stock price as of a fixed date. The required ownership multiple is six times annual base pay for our CEO and is three times annual base pay for our other NEOs.

For purposes of the stock ownership guidelines, we include direct ownership of shares and stock units held under employee plans. Stock options are included to the extent they are “in-the-money.” PSUs are not included in determining whether an executive has achieved the ownership levels.

The stock ownership guidelines require achievement of the ownership multiple within five years from date of hire or promotion into the role for the NEOs.

The Compensation Committee last reviewed the NEOs’ progress toward meeting the stock ownership requirements in December 2021. As of the date of the review, all of our NEOs had met their ownership requirements.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Restrictive Covenants

Each NEO has a restrictive covenants agreement as part of their severance agreement. The agreements require the following:

•	For 12 months following a termination the NEO shall not, directly for the NEO or any third party, become engaged in any business or activity which is directly in competition with any services or products sold by, or any business or activity engaged in by, the Company or any of its affiliates;

•	For 24 months following a termination, the NEO shall not solicit any person who was a customer of the Company or any of its affiliates during the period of the NEO’s employment hereunder, or solicit potential customers who are or were identified through leads developed during the course of employment with the Company, or otherwise divert or attempt to divert any existing business of the Company or any of its affiliates; and

•	For 24 months following a termination, the NEO shall not, directly for the NEO or any third party, solicit, induce, recruit or cause another person in the employment of the Company or any of its affiliates to terminate such employee’s employment for the purposes of joining, associating, or becoming employed with any business or activity which is in competition with any services or products sold, or any business or activity engaged in, by the Company or any of its affiliates.

Recoupment Policy

Under our 2016 Long-Term Incentive Plan, the Compensation Committee has the ability to exercise discretion and take action to recoup settled or unsettled stock-based and cash awards from a plan participant in the following events:

•	an accounting restatement of the Company’s financial statements that is required due to material noncompliance with any financial reporting requirements under the securities laws and GAAP;

•	the participant is involved in (i) the commission of a felony or a crime involving moral turpitude; (ii) fraud, dishonesty, misrepresentation, theft or misappropriation of funds; (iii) a violation of our Code of Conduct or employment policies; or (iv) gross negligence or willful, deliberate or gross misconduct, in each case of (i) through (iv) that results in significant financial or reputational harm to the Company;

•	during the participant’s employment or the one-year period thereafter, the participant engages in business that is competitive with the Company or substantially injurious to the Company’s business interests;

•	during the participant’s employment or the two-year period thereafter, the participant solicits the Company’s customers or employees; or

•	the participant breaches any written noncompetition, confidentiality or non-solicitation covenant with the Company.

All of our NEOs are subject to the above recoupment terms of the plan.

Prohibition on Hedging and Derivative Trading

All members of our Board and senior management, including our NEOs and certain other employees, are required to clear any transaction involving Company securities with our General Counsel’s office prior to entering into such transaction.

By policy, we prohibit derivative transactions in our Company securities, including:

•	Trading in puts, calls, covered calls, or other derivative products involving Company securities.

•	Engaging in any hedging transaction with respect to Company securities.

•	Holding Company securities in a margin account or pledging Company securities as collateral for a loan.

We permit senior management to use stock trading plans that comply with Rule 10b5-1 of the Exchange Act. All such plans are subject to our pre-approval, and the ability to enter into such plans remains subject to policy prohibitions on trading while in possession of material non-public information.

Assessment and Management of Risk

We monitor the risks associated with our compensation program on an ongoing basis. In addition, we are committed to performing formal assessments on a periodic basis. At the conclusion of the most recent analysis (conducted in 2021) of

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

our compensation programs and associated risks, it was the assessment of the Compensation Committee that our compensation programs are structured and operated with an appropriate balance of risk and reward and, by their design, do not encourage executives to take unnecessary, excessive, or inappropriate risks and do not create risks reasonably likely to have a material adverse effect on the Company. Accordingly, there were no material adjustments made to our compensation policies and practices. We will continue to monitor our compensation policies and practices to determine whether our risk management objectives are being met with respect to incentivizing the Company’s employees.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount a public company may deduct for compensation paid to certain of the Company’s highest paid officers.

For 2021, the executive officers to whom the Section 162(m) deduction limit applies included the Company’s Chief Executive Officer and Chief Financial Officer, the next three most highly compensated executive officers, and any persons who were such “covered employees” in 2017 or a later year.

The Compensation Committee considers both tax and accounting treatment in establishing our compensation program. The Compensation Committee retains discretion to authorize compensation arrangements that are not fully tax deductible as it deems appropriate.

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COMPENSATION COMMITTEE REPORT

The Management Development and Compensation Committee (MDCC) of our Board has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the MDCC recommended to the Board that the CD&A be included in this proxy statement.

Submitted by the Management Development and Compensation Committee

Wayne R. Shurts, Chair

Stan A. Askren

Barbara L. Loughran

James C. Melville

Cherryl T. Thomas

This report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor incorporated by reference into any future SEC filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates it by reference therein.

AWI 2022 Proxy Statement	59

2021 SUMMARY COMPENSATION TABLE

The table below sets forth the total compensation for our NEOs during fiscal 2021, 2020 and 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)	Total ($)
Victor D. Grizzle	2021	920,250	—	4,442,344	—	1,251,540	—	216,637	6,830,772
President and Chief Executive Officer	2020 2019	822,500 787,500	— —	3,539,454 3,300,000	— —	460,600 826,880	— —	250,488 195,375	5,073,042 5,109,755
Brian L. MacNeal	2021	465,990	—	659,026	—	380,250	—	27,624	1,532,890
Senior Vice	2020	441,279	—	512,304	—	126,030	—	40,033	1,119,646
President and Chief Financial Officer	2019	440,938	—	510,000	—	277,800	—	56,917	1,285,655
Charles M. Chiappone	2021 2020	460,505 436,088	— —	705,565 548,463	— —	375,780 146,530	— —	56,721 40,942	1,598,571 1,172,023
Senior Vice President, Wall and Ceiling Solutions	2019	435,750	—	462,000	—	274,530	—	39,406	1,211,686
Mark A. Hershey	2021	463,340	—	754,784	—	378,090	—	53,960	1,650,175
Senior Vice President, General Counsel, Chief Compliance Officer and Business Development	2020 2019	432,663 431,758	— —	583,815 524,000	— —	145,380 272,010	— —	74,029 54,226	1,235,887 1,281,994
Ellen R. Romano	2021	349,065	—	406,243	—	261,110	(142,132)	38,653	912,939
Senior Vice President, Human Resources	2020 2019	325,951 326,428	— —	314,226 320,400	— —	100,400 188,520	513,426 958,061	48,611 35,987	1,302,614 1,829,396

(1)

The amounts reflect the aggregate grant date fair value of stock units granted in the fiscal year, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 718. Under ASC Topic 718, the grant date fair value is calculated using the closing price of the Company’s shares of Common Stock ($88.32) on the date of grant (February 24, 2021) for the FCF and MFV components. For the Absolute TSR component, the grant date fair value of $117.85 was computed based on a Monte Carlo valuation. The 2021 LTIP awards consist of PSUs. The target and maximum payouts for the PSUs are as follows: target of $4,442,344 and maximum of $11,994,329 for Mr. Grizzle, target of $659,026 and maximum of $1,779,370 for Mr. MacNeal, target of $705,565 and maximum of $1,905,026 for Mr. Chiappone, target of $754,784 and maximum of $2,037,917 for Mr. Hershey, and target of $406,243 and maximum of $1,096,856 for Ms. Romano (maximums are 270% of target).

(2)	The 2021 amounts disclosed are the awards under the 2021 AIP.

(3)

The amounts shown in the “All Other Compensation” column include: (i) Company matching contributions to the Savings and Investment 401(k) Plan and to the NQDCP; (ii) premiums for long-term disability insurance; (iii) termination payments (severance); (iv) relocation expenses; (v) cash dividends and (vi) personal benefits (“perquisites”) consisting of medical examinations and financial planning expense reimbursements to the extent the total perquisite value is $10,000 or greater per individual. For each person the total value of all such perquisites did not reach $10,000.

60	AWI 2022 Proxy Statement

2021 SUMMARY COMPENSATION TABLE (CONTINUED)

(4)	The following table provides the detail for the amounts reported in the All Other Compensation for 2021 for each NEO:

Name	Perquisites and Other Benefits ($)	Cash Dividends ($)	Company Match Savings Plan Contributions ($)	Executive Long- Term Disability ($)	All Other Compensation ($)

Victor D. Grizzle	—	128,911	87,726	—	216,637

Brian L. MacNeal	—	18,835	8,789	—	27,624

Charles M. Chiappone	—	15,424	41,297	—	56,721

Mark A. Hershey	—	17,683	34,850	1,428	53,960

Ellen R. Romano	—	10,919	26,306	1,428	38,653

CEO Pay Ratio

Our philosophy is to pay our employees competitively with employees in similar positions in the applicable labor market. We follow this approach in every country where we have employees, whether it be an executive level position or hourly job. As such, we typically benchmark by position to the applicable labor market every year and adjust compensation to match the applicable market. By doing so, we believe we maintain a high-quality, stable workforce. The compensation we paid to the median employee identified below was benchmarked in accordance with this process to verify competitive compensation.

For 2021, we updated our employee population and identified a new median employee. Accordingly, the pay ratio calculation has been made using the compensation for the median employee identified at the end of 2021.

As a result of the SEC rules adopted under the Dodd-Frank Act, we are providing the following disclosure about the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee. For the year ended December 31, 2021:

•	the annual total compensation of our median employee was reasonably estimated to be $64,870,
•	the annual total compensation of our CEO was $6,830,772; and

•	based on this information, the ratio of the annual total compensation of the CEO to that of the median employee is estimated to be 105:1.

We identified our median employee using a multistep process that is permitted under the SEC rules. We first examined the annual taxable earnings paid to each of our employees during 2021, which we gathered from payroll data. Then, we excluded 39 non-U.S. employees in Latin America. The total numbers of U.S. employees and non-U.S. employees were 2,611 and 197, respectively, before taking into account such exclusions and for purposes of calculating such exclusions.

We annualized the total taxable compensation paid to those employees who commenced work with us during 2021 and therefore did not work for us the entire calendar year. Using this annual taxable compensation data, we identified the employee whose total taxable compensation was closest to the median. We then calculated the total annual compensation of the median employee, in the same way as we calculate total annual compensation for our CEO in the Summary Compensation Table.

AWI 2022 Proxy Statement	61

GRANTS OF PLAN-BASED AWARDS

The table below shows information on AIP awards and PSUs granted to each NEO in 2021. There is no assurance that the grant date fair value of PSU awards will be realized by the executive.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- Lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Victor D. Grizzle	(1)	N/A	460,125	920,250	1,840,500
	(2)	2/24/2021				20,947	41,894	113,114				4,442,344
Brian L. MacNeal	(1)	N/A	139,797	279,594	559,188
	(2)	2/24/2021				3,108	6,215	16,781				659,026
Charles M. Chiappone	(1)	N/A	138,152	276,303	552,606
	(2)	2/24/2021				3,327	6,654	17,966				705,565
Mark A. Hershey	(1)	N/A	139,002	278,004	556,008
	(2)	2/24/2021				3,559	7,118	19,219				754,784
Ellen R. Romano	(1)	N/A	95,993	191,986	383,972
	(2)	2/24/2021				1,916	3,831	10,344				406,243
(1)	The amounts shown represent the 2021 AIP threshold, target and maximum opportunity for each NEO. Actual payouts are included in the Non-Equity Incentive Plan Compensation column of the SCT.
(2)

In 2021, the Company’s LTIP program for NEOs included PSUs that have a three-year performance period based on Absolute TSR, FCF and MFV; participants earn up to 270% of target if the Company achieves the established performance goals. Any cash dividends declared on shares underlying PSUs will be accrued in a non-interest bearing account and paid when the restrictions on the underlying shares lapse.

62	AWI 2022 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below shows the number of shares covered by exercisable and unexercisable stock options, and unvested RSUs and PSUs held by each NEO on December 31, 2021. Market or payout values in the table below are based on the closing price of our shares of Common Stock on that date, $116.12. Equity awards held by NEOs at the time of the 2016 separation of Armstrong Flooring Inc. were adjusted to reflect such separation, consistent with equity awards held by other Company employees, and the table below includes outstanding adjusted awards as of December 31, 2021.

		Option Awards				Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plans Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plans Awards Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested ($)
Name		Exercisable	Unexercisable
Victor D. Grizzle	2/20/2013	25,689		45.32	02/20/23
	2/25/2014	22,914		47.17	02/25/24
	2/26/2019							44,403	(1)	5,156,076
	2/25/2020							35,042	(2)	4,069,077
	2/24/2021							41,894	(3)	4,864,731
Brian L. MacNeal	6/24/2014	3,740		49.96	06/24/24
	2/26/2019							6,863	(1)	796,932
	2/25/2020							5,072	(2)	588,961
	2/24/2021							6,215	(3)	721,686
Charles M. Chiappone	2/26/2019							6,217	(1)	721,918
	2/25/2020							5,430	(2)	630,532
	2/24/2021							6,654	(3)	772,662
Mark A. Hershey	2/26/2019							7,051	(1)	818,762
	2/25/2020							5,780	(2)	671,174
	2/24/2021							7,118	(3)	826,542
Ellen R. Romano	2/26/2019							4,312	(1)	500,709
	2/25/2020							3,111	(2)	361,249
	2/24/2021							3,831	(3)	444,856

(1)

The number of shares of Common Stock represents the amount that vests if threshold is achieved for the 2019 PSU grant (based on Absolute TSR and FCF goals). The awards vested on December 31, 2021. Earned and vested Performance Units as determined by the MDCC shall be payable on or before May 31, 2022. Participants can earn up to 275% of target for Messrs. Grizzle, MacNeal and Chiappone and 225% of target for Mr. Hershey and Ms. Romano.

(2)

The number of shares of Common Stock represents the amount that vests if threshold is achieved for the 2020 PSU grant (based on Absolute TSR, FCF and MFV goals). The awards would vest on December 31, 2022. Participants can earn up to 270% of target.

(3)

The number of shares of Common Stock represents the amount that vests if threshold is achieved for the 2021 PSU grant (based on Absolute TSR, FCF and MFV goals). The awards would vest on December 31, 2023. Participants can earn up to 270% of target.

AWI 2022 Proxy Statement	63

OPTION EXERCISED AND STOCK VESTED

The following table shows the exercise of stock options by each NEO during 2021, as well as stock awards held by each NEO that became free of restrictions during 2021.

	Option Awards		Restricted Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Victor D. Grizzle	31,348	2,301,946	67,142	6,217,349

Brian L. MacNeal	—	—	9,811	908,499

Charles M. Chiappone	—	—	8,034	743,948

Mark A. Hershey	—	—	9,211	852,939

Ellen R. Romano	—	—	5,687	526,616

(1)	Represents the number of PSUs that vested in 2021. The value realized upon vesting is computed by multiplying the number of units by the value of the underlying shares on the vesting date.

The performance period for PSUs granted in 2019 ended on December 31, 2021. The final payout determination was made in April 2022 by the Compensation Committee after a review of the Company’s performance and certification of achievement of the performance goals. The final 2019 PSU shares paid out and the value realized in April 2022 are set forth below.

Name	2019 PSU Absolute TSR Shares Granted (#)	2019 PSU Absolute TSR Payout Factor	2019 PSU Absolute TSR Final Payout (#)	PSU Absolute TSR Value on Vesting(a) ($)

Victor D. Grizzle	33,302	137%	45,624	4,234,363

Brian L. MacNeal	5,147	137%	7,052	654,496

Charles M. Chiappone	4,663	137%	6,389	592,963

Mark A. Hershey	1,763	137%	2,416	224,229

Ellen R. Romano	1,078	137%	1,477	137,080

Name	2019 PSU FCF Shares Granted (#)	2019 PSU FCF Payout Factor	2019 PSU FCF Final Payout (#)	PSU FCF Value on Vesting(a) ($)

Victor D. Grizzle	11,101	0%	—	—

Brian L. MacNeal	1,716	0%	—	—

Charles M. Chiappone	1,554	0%	—	—

Mark A. Hershey	5,288	0%	—	—

Ellen R. Romano	3,234	0%	—	—

(a)	Value at $92.81, the closing price of our shares of Common Stock on April 19, 2022, the date of Compensation Committee final payout determination.

64	AWI 2022 Proxy Statement

PENSION BENEFITS

The table below shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO, under the RIP and the RBEP as of December 31, 2021. The amounts were determined using the same interest rate and mortality rate assumptions used in the Company’s Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2021. Information regarding the RIP and RBEP can be found in Note 18 to the Company’s Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2021.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Victor D. Grizzle	Not eligible

Brian L. MacNeal	Not eligible

Charles M. Chiappone	Not eligible

Mark A. Hershey	Not eligible

Ellen R. Romano	Retirement Income Plan for Employees of Armstrong World Industries, Inc.	38.5	2,049,372	0

Ellen R. Romano

	Retirement Benefit Equity Plan of Armstrong World Industries, Inc.	38.5	1,909,798	0

The RBEP was established to pay any benefit which cannot be paid under the RIP due to Internal Revenue Code compensation or benefits limitations. All pension benefits are paid by the Company. The pension plans were closed to new salaried participants effective January 1, 2005 and pension benefits were frozen for all salaried employees on December 31, 2017. Benefits payable under the RIP and RBEP are based on a formula that yields an annual amount payable over the participant’s lifetime beginning at the age where the participant qualifies for an unreduced life annuity benefit.

In addition, Ms. Romano qualified for an additional annuity payment under the ESOP Pension Account (the “EPA”) to the extent such benefit can be paid under the qualified pension plan. The EPA was established in 2000 to restore a portion of the value lost by a broad group of employees who had purchased shares of Company stock and received Company contributions of additional shares which were intended to help fund the cost of their retiree health care coverage. The starting EPA balance was determined by multiplying the number of ESOP shares held by the participant by $47.75 which was the guaranteed value of the original ESOP convertible preferred shares. The EPA is credited with interest annually using the November 30-year Treasury bond rate. Interest is credited up to the date the participant commences regular pension benefits under the RIP.

Participants in the RIP may retire as early as age 55 provided the participant is vested under the plan. Participants become vested after completing five years of continuous employment having worked at least 1,000 hours in each year. Normal retirement date is the first of the month nearest the participant’s 65th birthday. Except as noted below, there is a reduction for early retirement for salaried participants who retire between the ages of 55 and 65. An employee who retires from active employment can receive an unreduced pension benefit commencing on the date of retirement if the employee’s age (minimum age 55) and total service totals 90 points (the “Rule of 90”). The unreduced Rule of 90 benefit is limited to the employee’s pension amount accrued to February 28, 2006. Employees receive credit for post-March 1, 2006 age and service for Rule of 90 eligibility.

The normal form of benefit payment is a monthly annuity. Except for payments having a lump sum present value of $100,000 or less under the qualified plan, no involuntary lump sum payments

AWI 2022 Proxy Statement	65

PENSION BENEFITS (CONTINUED)

are permitted. Various forms of annuity payments (including life, joint and survivor, period certain and level income options) are available under the pension plans. The annuity payments for these options are determined by actuarially adjusting the life annuity pension amount for the selected form of payment. The formula for the regular life annuity pension benefit for salaried employees under the RIP is based on the following factors:

•	the participant’s Average Final Compensation (the “AFC”) which is the average of the three highest years of eligible compensation (base salary plus annual incentive) during the last ten years of employment ending with 2017;

•	the participant’s number of years of Total Service (credited years of employment with the Company) used to calculate the pension amount; and

•	the participant’s Adjusted Covered Compensation (the “ACC”), which is a percentage of the average Social Security tax base for the 35-year period ending with the year the participant will qualify for an unreduced Social Security pension benefit.

The unreduced annual life annuity pension is the sum of the following four calculations, each of which may not be less than zero:

1.	AFC x 0.009 x Total Service to a maximum of 35 years; plus

2.	(AFC – ACC) x 0.005 x Total Service to 35 years; plus

3.	(AFC – 2 x ACC) x 0.0015 x Total Service to 35 years; plus

4.	AFC x 0.012 x Total Service over 35 years.

To the extent the participant is eligible for an EPA pension benefit that can be paid from the RIP, all of the allowable portion of the calculated EPA annuity will be added to the regular pension amount. EPA annuity amounts that cannot be paid from the qualified plan are forfeited.

Special provisions apply if the qualified pension plan is terminated within five years following an Extraordinary Event, as this term is defined in the RIP. Upon the occurrence of such an event, plan liabilities would first be satisfied, and then remaining plan assets would be applied to increase retirement income to employees. The amount of the increase is based on the assumption that the employee would have continued employment with Armstrong until retirement. Ms. Romano would be entitled to this benefit under these circumstances.

The assumptions used to calculate the actuarial present values shown in the table above are as follows:

•	Discount rated used to value benefit obligations equals 2.72%;

•	PRI2012 Projected from 2012 with MP2021;

•	EPA interest rate of 1.62%;

•	1994 GAR (RR2001-62) Mortality Table for EPA annuity conversion; and

•	Retirement at age 65 or Rule of 90 eligibility, as specified.

66	AWI 2022 Proxy Statement

NONQUALIFIED DEFERRED COMPENSATION

The table below shows the executive contributions, earnings and account balances for each NEO who participates in the NQDCP.

Name	Executive Contributions in 2021 ($)(1)	Registrant Contributions in 2021 ($)(2)	Aggregate Earnings in 2021 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2021 ($)

Victor D. Grizzle	90,968	68,226	140,825	—	1,620,215

Brian L. MacNeal	—	—	87,543	—	463,919

Charles M. Chiappone	36,328	21,797	12,961	—	162,491

Mark A. Hershey	29,198	21,898	131,974	—	1,016,138

Ellen R. Romano	16,457	12,343	21,842	—	186,014

(1)	The amount in this column is also reported as either Salary or Non-Equity Incentive Plan Compensation in the SCT.
(2)	The amount in this column is also reported in the All Other Compensation column of the SCT.
(3)	The table below reflects amounts reported in the aggregate balance at last fiscal year end that were previously reported as compensation to the NEO in the SCT for previous years.

Name	Amount Previously Reported ($)

Victor D. Grizzle	967,121

Brian L. MacNeal	225,564

Charles M. Chiappone	33,718

Mark A. Hershey	500,042

Ellen R. Romano	107,559

All salaried employees, including the NEOs, are eligible to participate in a 401(k) savings plan. We match 100% on the first 4% of employee contributions and 50% on the next 4% of employee contributions.

The NQDCP was established to provide benefits similar to the 401(k) plan as it applies to eligible employees whose eligible earnings (base salary plus annual incentive) exceed 12.5 times the Internal Revenue Code 402(g) elective deferral limit in effect for the plan year. A participant may elect to defer up to 25% of eligible base salary earnings and up to 25% of eligible annual incentive earnings. The Company matching contribution will be the same as that provided under the 401(k) savings plan with the Company match. Participants may transfer account balances between any of the applicable plans’ available investment options.

Under the NQDCP, participants become 100% vested in the Company match account after completing three years of continuous employment having worked at least 1,000 hours in each year.

Under the NQDCP, except in the case of an unforeseeable emergency or having reached age 70, no in-service distributions are permitted. Participants can elect to receive plan benefits as a single lump sum or in 120 monthly installments commencing after the date of the participant’s termination of employment. All elections must comply with the Internal Revenue Code requirements. If the total account value is less than $10,000, the entire account balance will be paid as a single sum at the time of termination. In the event of a participant’s death, any remaining payments shall be paid to the participant’s designated beneficiary or estate.

Under the NQDCP, the Company reserves the right to cause the participant to forfeit or require repayment of the Company match benefits where the participant is discharged for willful, deliberate, or gross misconduct or where the participant has engaged in conduct that is injurious to the Company

AWI 2022 Proxy Statement	67

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables below summarize the estimated value of the potential payments and benefits under the Company’s plans and arrangements to which each NEO would be entitled upon termination of employment under the circumstances indicated. Except for the continuation of health and welfare benefits and outplacement support, amounts would be paid as a lump sum at termination. The amounts shown assume that such termination was effective December 31, 2021.

The “Change in Control” column assumes that there is no limitation on payments under the “best net” provision in each CIC agreement relating to tax under Section 4999 of the Internal Revenue Code. Amounts in the “Change in Control” column are “double trigger” payments and are therefore applicable only in the event both a CIC event and either an involuntary (without cause) termination or a termination for Good Reason under the CIC agreement occur. The PSUs are valued at target for purposes of the tables below.

Victor D. Grizzle

	Reason for Termination

Program Element	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control

Cash Severance	—	—	$3,708,001	$3,708,001	$4,635,001

Health & Welfare Benefit Continuation	—	—	—	—	37,011

Outplacement Support	—	—	30,000	30,000	30,000

Pro-rated Bonus	—	—	927,000	927,000	927,000

Accelerated Long-Term Incentives

Performance Shares	—	—	—	—	14,089,885

Total	—	—	$4,665,001	$4,665,001	$19,718,897

Brian L. MacNeal

	Reason for Termination

Program Element	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control

Cash Severance	—	—	$1,125,240	$1,125,240	$1,500,320

Health & Welfare Benefit Continuation	—	—	—	—	55,796

Outplacement Support	—	—	30,000	30,000	30,000

Pro-rated Bonus	—	—	281,310	281,310	281,310

Accelerated Long-Term Incentives

Performance Shares	—	—	—	—	2,107,578

Total	—	—	$1,436,550	$1,436,550	$3,975,004

68	AWI 2022 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL (CONTINUED)

Charles M. Chiappone

	Reason for Termination

Program Element	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control

Cash Severance	—	—	$1,111,992	$1,111,992	$1,482,656

Health & Welfare Benefit Continuation	—	—	—	—	62,823

Outplacement Support	—	—	30,000	30,000	30,000

Pro-rated Bonus	—	—	277,998	277,998	277,998

Accelerated Long-Term Incentives

Performance Shares	—	—	—	—	2,125,112

Total	—	—	$1,419,990	$1,419,990	$3,978,589

Mark A. Hershey

	Reason for Termination

Program Element	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control

Cash Severance	—	—	$1,123,464	$1,123,464	$1,497,953

Health & Welfare Benefit Continuation	—	—	—	—	54,000

Outplacement Support	—	—	30,000	30,000	30,000

Pro-rated Bonus	—	—	280,866	280,866	280,866

Accelerated Long-Term Incentives

Performance Shares	—	—	—	—	2,316,478

Total	—	—	$1,434,330	$1,434,330	$4,179,297

Ellen R. Romano

	Reason for Termination

Program Element	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control

Cash Severance	—	—	$819,935	$819,935	$1,093,247

Health & Welfare Benefit Continuation	—	—	—	—	27,856

Outplacement Support	—	—	30,000	30,000	30,000

Pro-rated Bonus	—	—	193,963	193,963	193,963

Accelerated Long-Term Incentives

Performance Shares	—	—	—	—	1,306,814

Total	—	—	$1,043,898	$1,043,898	$2,651,880

AWI 2022 Proxy Statement	69

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL (CONTINUED)

Resignation or Involuntary Termination for Cause

No incremental benefits are provided to any of the NEOs in the event of a voluntary resignation or an involuntary termination for Cause. Cause is defined as (i) the willful and continued failure by the executive to substantially perform the executive’s duties after a written demand for substantial performance is delivered to the executive by the Board, (ii) the willful engaging by the executive in conduct, which is demonstrably and materially injurious to the Company, or (iii) the executive’s conviction of any felony.

Involuntary Termination without Cause in the absence of CIC

In the event of a qualifying involuntary termination, all salaried employees are eligible for continuation of health care and life insurance benefits at active employee premium contributions for a period of six months unless the employee is eligible for and elects retiree health care coverage. In addition, senior executives, including the NEOs, are eligible for twelve months of executive outplacement support provided by an outside service provider.

Pursuant to the individual severance agreements, and upon the execution of a release of claims, Messrs. Grizzle, MacNeal, Chiappone, and Hershey and Ms. Romano are entitled to severance upon a termination by the Company without cause or Good Reason (as defined below) in an amount equal to one and one-half times (two times for Mr. Grizzle) their then current annual base salary plus target annual incentive under the Company’s AIP program, payable in a lump sum, and a pro-rated annual incentive bonus based on actual performance for the year of termination, payable at the time that bonuses are paid to employees of the Company

For purposes of the severance agreements, Good Reason is generally defined to mean: (i) a material diminution in authority, duties, or responsibilities or the assignment of duties or responsibilities that are materially inconsistent with those currently in effect; (ii) a 10% reduction of base salary, except for across-the-board salary reductions similarly affecting all senior executive officers of the Company; (iii) the relocation of principal place of employment to a location more than 50 miles from his or her current principal place of employment; (iv) a material breach by the Company of its obligations under the severance agreement; or (v) failure of the Company to obtain assumption and agreement by a successor of the Company to be bound by the severance agreement.

Information in the tables above assumes that any termination was effective December 31, 2021 and is based on the program parameters in effect as of December 31, 2021 as outlined above.

Qualifying Involuntary Termination Following a Change in Control

Under each executive’s severance agreement, the executive is entitled to receive severance payments upon involuntary termination without cause or termination for Good Reason within two years following a CIC, or within six months preceding a CIC if the termination is in connection with a potential CIC. Termination for Good Reason is defined in each executive’s individual CIC agreement and includes any one of the following events following a CIC:

(i)

the assignment to the executive of any duties inconsistent with the executive’s status as an executive officer of the Company or a substantial adverse alteration in the nature or status of the executive’s responsibilities, including diminution as a result of the Company no longer being a publicly traded corporation following the CIC;

(ii)	a reduction by the Company in the executive’s annual base salary;

(iii)	relocation of the executive’s principal place of employment to a location more than 50 miles from the principal place of employment immediately before the CIC;

(iv)	failure by the Company to pay to the executive any portion of the executive’s current compensation; or

(v)

failure by the Company to continue in effect any compensation or benefit plan in which the executive participates immediately prior to a CIC which is material to the executive’s total compensation unless an equitable arrangement has been made.

70	AWI 2022 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL (CONTINUED)

CIC Arrangements – Key Terms

We will not provide tax gross-ups under Sections 280G and 4999 of the Internal Revenue Code to any of our officers. Set forth below are certain key terms of the CIC agreements:

Term of Agreement	Fixed one-year term that automatically renews for an additional year unless notice is given at least 90 days prior to the anniversary of intent not to renew; term automatically continues for two years if the CIC occurs during term

Severance Benefits	2.5 times base salary plus target AIP for Mr. Grizzle, two times base salary plus target AIP for Messrs. MacNeal, Chiappone, and Hershey and Ms. Romano

Pro rata AIP	Prorated target AIP bonus for year of termination

Accelerated Equity Vesting	Double-trigger accelerated vesting (requires a CIC and qualifying termination of employment) for stock options, RSUs, PSUs and other equity grants to vest if assumed by the acquirer; the Compensation Committee may cash out equity grants if not assumed by the acquirer

280G Taxation	Any amounts paid under the CIC Agreement will be reduced to the maximum amount that can be paid without being excess parachute payments under Internal Revenue Code Section 280G and that are subject to the excise tax imposed under Internal Revenue Code Section 4999, but only if the after-tax benefit of the reduced amount is higher than the after-tax benefit of the unreduced amount

“Change in Control” (CIC) generally means the occurrence of one of the following events:

(I)

any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities, excluding any person who becomes such a beneficial owner in connection with a transaction described in clause (i) of paragraph (III) below; or

(II)

the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Company’s board of directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Company’s board of directors or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or;

(III)

there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation immediately following which the individuals who comprise the Company’s board of directors immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities; or

AWI 2022 Proxy Statement	71

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL (CONTINUED)

(IV)

the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets immediately following which the individuals who comprise the board of directors of the Company immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof.

72	AWI 2022 Proxy Statement

SECURITIES AUTHORIZED FOR ISSUANCE UNDER

EQUITY COMPENSATION PLANS

Securities authorized for issuance under equity compensation plans as of December 31, 2021.

	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future Issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	570,693(1)	$46.05(2)	1,198,970(3)

Equity compensation plans not approved by security holders	72,600(4)	Not Applicable	3,452(5)

Totals	643,293	$46.05(2)	1,202,422
(1)	Includes RSUs, PSUs and stock options to purchase our shares of Common Stock granted under the Company’s 2016 LTIP and the 2008 and 2016 Directors Stock Unit Plans.
(2)	Represents the weighted-average exercise price of the outstanding stock options only; the outstanding RSUs and PSUs are not included in this calculation.
(3)

Reflects shares available pursuant to the issuance of stock options, RSUs, PSUs, or other stock-based awards under the 2016 LTIP and the 2008 and 2016 Director Stock Unit Plans. The aggregate number of shares of Common Stock reserved for the grant or settlement of awards under the 2016 LTIP (Share Limit) is 5,142,138, subject to adjustment as provided therein. With respect to awards granted on or after June 24, 2011, the number of shares of Common Stock reserved for award and issuance under this LTIP is reduced on a one-for-one basis for each Common Share subject to a Stock Option or Stock Appreciation Right and is reduced by a fixed ratio of 1.6 shares of Common Stock for each Common Share subject to a Restricted Stock Award or Stock Unit granted under the LTIP.

(4)

Represents the Restricted Stock Awards (“RSAs”) issued to the sellers of Arktura as of the acquisition date under the Arktura Equity Interest Purchase Agreement entered into as of November 19, 2020, and the Company’s 2020 Inducement RSAs to certain employees of Arktura following acquisition under a Registration Statement on Form S-8. We reissued treasury shares to grant all of the RSAs associated with the Arktura acquisition.

(5)

Reflects shares available pursuant to the issuance of RSAs under the 2020 Inducement Award Plan under a Registration Statement on Form S-8. The 2020 Inducement Award Plan authorizes us to issue stock options, stock appreciation rights, restricted stock awards and stock units to key employees and expires on December 14, 2030, after which time no further awards may be made. The 2020 Inducement Plan authorizes us to issue up to 19,000 shares of common stock. As of December 31, 2021, 3,452 shares were available for future grants under the 2020 Inducement Award Plan.

AWI 2022 Proxy Statement	73

ADDITIONAL MEETING INFORMATION

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

This year we have again utilized the SEC rule allowing companies to furnish proxy materials to their shareholders over the Internet. We believe that this approach enables us to provide the materials to shareholders more quickly, while also reducing the impact of our annual meeting on the environment and the costs associated with printing and mailing.

How can I receive printed shareholder and proxy materials?

Please follow the instructions for “How to Access the Proxy Materials” on the one-page notice described above.

Who is soliciting my proxy?

The Board is soliciting your proxy in order to provide you with an opportunity to vote on all matters scheduled to come before the meeting, whether or not you attend the meeting via the internet.

Who is entitled to vote?

Each holder of record of our shares of Common Stock, at the close of business on the record date, April 20, 2022 (“Record Date”), is entitled to one vote for each Common Share owned on each matter to be voted on. As of the Record Date, 46,958,654 shares of Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.

What must I do to attend the meeting via the Internet?

You may attend and participate in the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/awi2022 where you will be able to vote and submit questions during the meeting. Shareholders who use the control number that was furnished to them (either with the notice sent to them regarding the availability of these proxy materials or with their copy of these proxy materials) to log on to the meeting will be able to vote and submit questions during the meeting.

Why can’t I attend the meeting in person?

Due to the continuing threat of the coronavirus (COVID-19) global pandemic, we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments have imposed. Hosting a virtual annual meeting provides easy access for our shareholders and facilitates participation since shareholders can participate from any location around the world.

How can I revoke my proxy?

Proxies are voted at the Annual Meeting. You may revoke your proxy at any time before it is voted, and your last vote is the vote that will be counted. If you are a shareholder of record on the Record Date and you returned a paper proxy card, you can write to the Corporate Secretary at our corporate offices, 2500 Columbia Avenue Lancaster, Pennsylvania 17603, stating that you wish to revoke your proxy and that you need another proxy card. If you submitted your proxy by the Internet or by telephone, you can vote again over the Internet or by telephone. If you hold your shares of Common Stock through a broker, bank or other nominee, you can revoke your proxy by contacting the broker, bank or other nominee and following its procedure for revocation. If you are a shareholder of record on the Record Date and you attend meeting in person via the Internet, you may revoke your proxy by voting electronically during the meeting. Your attendance via the Internet alone at the Annual Meeting will not of itself constitute a revocation of your proxy.

How many votes can be cast by all shareholders?

46,958,654 votes, consisting of one vote for each outstanding Common Share outstanding on the Record Date.

What is the quorum requirement for the Annual Meeting?

A quorum of the holders of the outstanding shares of Common Stock must be present for the Annual Meeting to be held. A “quorum” is the presence at the Annual Meeting, virtually or represented by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a matter to be acted on at the

74	AWI 2022 Proxy Statement

ADDITIONAL MEETING INFORMATION (CONTINUED)

Annual Meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a broker does not vote on a particular proposal because the broker does not have discretionary voting power with respect to the proposal and has not received voting instructions from the beneficial owner.

Under the rules of the NYSE, a broker will generally have discretionary voting power on “routine” matters, but cannot vote on “non-routine” matters. The election of directors, the advisory approval of executive compensation and the approval of the 2022 Plan are non-routine matters. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2022 is a routine matter.

What if a quorum is not present at the Annual Meeting?

If the Annual Meeting cannot be organized because a quorum is not present, the shareholders present at the Annual Meeting will have the power, except as otherwise provided by statute, to adjourn the Annual Meeting to such time and place as they may determine. Those shareholders who attend the second of such adjourned meetings, even if less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

What vote is required to elect directors at the Annual Meeting?

At the Annual Meeting, in connection with the election of directors, you will be entitled to cast one vote for each share held by you for each nominee. Votes may be cast “for” or “withheld” with respect to each nominee. Directors will be elected by a plurality of the votes cast at the Annual Meeting. A plurality means that the nominees with the largest number of votes cast “for” their election, up to the eight (8) directors to be chosen at the Annual Meeting, will be elected. Votes that are “withheld” will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum. However, the Board has adopted a Policy on Majority Voting, pursuant to which, in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election will within 10 business days following certification of the shareholder vote, tender his or her resignation to the Board. See “CORPORATE

GOVERNANCE — Policy on Majority Voting in the Election of Directors.”

What vote is required to approve the other items at the Annual Meeting?

The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2022 requires the affirmative vote of a majority of the votes present and entitled to vote at the meeting to be approved. The advisory approval of executive compensation requires the affirmative vote of a majority of the votes present and entitled to vote at the meeting to be approved. Approval of the 2022 Plan requires the affirmative vote of a majority of the votes present and entitled to vote at the meeting to be approved. Any other matters that may be acted upon at the Annual Meeting will be determined by the affirmative vote of the holders of a majority of our shares of Common Stock represented via the Internet, or by proxy at the Annual Meeting and entitled to vote on the matter.

How are votes, abstentions and broker non-votes counted?

Broker non-votes will be included in determining whether a quorum is present but will have no effect on the outcome of the matters to be voted upon at the Annual Meeting, including in connection with the election of directors. Abstentions are not considered a vote cast under Pennsylvania law. Under our Bylaws, however, other than in connection with the election of directors, abstentions will have the effect of a negative vote with respect to matters to be voted upon at the Annual Meeting.

Who will count the votes and how much does it cost the Company?

We have engaged Broadridge Investor Communications Solutions, Inc. to tabulate the proxy votes and any votes cast at the meeting for a fee of approximately $50,000 plus reasonable expenses.

What does it mean if I receive more than one proxy card or voting instructions?

It means that you have multiple accounts in which you own our shares of Common Stock. Please vote all proxy cards/voting instructions from the Company to ensure that all your shares of Common Stock are voted. However, you may want to contact

AWI 2022 Proxy Statement	75

ADDITIONAL MEETING INFORMATION (CONTINUED)

your broker, bank or the Company’s transfer agent to consolidate as many accounts as possible under a single name and address. Our transfer agent is AST. All communications concerning shares of Common Stock you hold in your name, including address changes, name changes, requests to transfer and similar issues, can be handled by contacting AST at American Stock Transfer & Trust Company, LLC, 6201 15th Avenue Brooklyn, NY 11219; or by email to info@amstock.com; or by phone (1-800-937-5449).

What should we do if multiple shareholders reside in our household, and we wish to change the copies of proxy materials that we receive?

Some banks, brokers, broker-dealers and other similar organizations acting as nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that, unless we have received contrary instructions from such bank, broker, broker-dealer or similar organization, only one copy of this proxy statement and the annual report may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report for other shareholders in your household, either now or in the future, please contact your bank, broker, broker-dealer or other similar organization serving as your nominee. Upon written or oral request to the attention of Investor Relations, 2500 Columbia Avenue Lancaster, Pennsylvania 17603, or via telephone to the Investor Relations department at 717-396-6354, we will promptly provide separate copies of the annual report and/or this proxy statement. Shareholders sharing an address who are receiving multiple copies of this proxy statement or annual report and who wish to receive a single copy of such materials in the future will need to contact their bank, broker, broker-dealer or other similar organization serving as their nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

Who may solicit proxies on the Company’s behalf?

Our directors, officers and employees may solicit proxies from our shareholders. These persons will not receive any additional compensation for these services. We will request that the Notice of Annual Meeting, this proxy statement, the proxy card, and related materials (if any), be forwarded to beneficial owners by banks, brokers and other persons for their reasonable out-of-pocket expenses in handling these materials. We will bear the costs of preparing, assembling and mailing the proxy materials and expect to reimburse such beneficial owners for all such solicitations.

OTHER BUSINESS

The Board knows of no matters other than the foregoing to come before the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in their discretion with respect to such other matters.

SUBMISSION OF SHAREHOLDER PROPOSALS

In order to submit shareholder proposals for the 2023 annual meeting for inclusion in the Company’s 2023 proxy statement pursuant to SEC Rule 14a-8, materials must be received by the Corporate Secretary at the Company’s corporate offices in Lancaster, Pennsylvania, no later than January 5, 2023.

The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Corporate Secretary, 2500 Columbia Avenue, Lancaster, Pennsylvania 17603. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

76	AWI 2022 Proxy Statement

SUBMISSION OF SHAREHOLDER PROPOSALS (CONTINUED)

The Bylaws also establish an advance notice procedure with regard to director nominations and shareholder proposals that are not submitted for inclusion in the proxy statement, but that a shareholder instead wishes to present directly at an annual meeting. To be properly brought before the 2023 annual meeting, a notice of the nomination or the matter the shareholder wishes to present at the meeting must be delivered to the Corporate Secretary at the Company’s corporate offices in Lancaster (see above), not later than 90 days nor earlier than 120 days prior to the first anniversary of the date of this annual meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the Bylaws (and not pursuant to SEC Rule 14a-8) must be received no earlier than February 16, 2023 and no later than March 18, 2023. All director nominations and shareholder proposals must comply with the requirements of our Bylaws, a copy of which may be obtained at no cost from the Corporate Secretary.

In either case, if the date of our 2023 annual meeting is more than 30 calendar days before or after the first anniversary of this annual meeting, your proposal must be received by the Corporate Secretary by close of business on the fifteenth day following the day we publicly announce the date of the 2023 annual meeting.

Any shareholder proposals not received by such applicable dates will be considered untimely and, if presented at the 2023 annual meeting, the proxy holders will be able to exercise discretionary authority to vote on any such proposal to the extent authorized by Exchange Act Rule 14a-4(c).

ANNUAL REPORT ON FORM 10-K

Our Annual Report to Shareholders, including financial statements, is being furnished simultaneously with this proxy statement to all shareholders of record as of the Record Date. A copy of our Annual Report and Form 10-K for the year ended December 31, 2021, including financial statements, but excluding the financial statement schedules and most exhibits, will be provided without charge to shareholders upon written request to: Armstrong World Industries, Inc., Investor Relations, P.O. Box 3001, Lancaster, PA 17604.

Our Annual Report is also available at www.proxyvote.com, or www.armstrongceilings.com – Investors – SEC Filings – 10-K. The Form 10-K will include a list of exhibits to the Form 10-K. Copies of exhibits will be furnished to shareholders upon written request and upon our receipt of payment of reproduction and mailing expenses.

AWI 2022 Proxy Statement	77

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this proxy statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

SHAREHOLDER LIST

A list of shareholders entitled to vote at the Annual Meeting will be available for examination by shareholders at the Annual Meeting through the website portal for shareholders (see Additional Meeting Information section above).

78	AWI 2022 Proxy Statement

ANNEX A to Armstrong World Industries, Inc. 2022 Proxy Statement

To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), the Company provides additional measures of performance adjusted to exclude the impact of restructuring charges and related costs, impairments, the non-cash impact of the U.S. pension plan and certain other gains and losses. The Company uses these adjusted performance measures in managing the business, including communications with its Board of Directors and employees, and believes that they provide users of this financial information with meaningful comparisons of operating performance between current results and results in prior periods. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance, as well as prospects for its future performance. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies. Dollars are in millions unless otherwise indicated.

Adjusted EBITDA
2021
Operating Income, Reported	$260

Add: RIP expense(1)	5
Add: Acquisition-related impacts(2)	10
(Less): Net environmental (recoveries)	—
(Less): Gain on sale of idled China plant facility	—
Add: Charitable contribution - AWI Foundation(3)	—
Operating Income, Adjusted	$275
Add: Depreciation	63
Add: Amortization	34
Adjusted EBITDA	$372

(1)	RIP expense represents only the plan service cost that is recorded within Operating Income. For all periods presented, we were not required to and did not make cash contributions to our RIP.
(2)

Represents the impact of acquisition-related adjustments for the fair value of acquired inventory and deferred revenue, changes in fair value of contingent consideration, deferred compensation and restricted stock expenses.

(3)	Donation to the AWI Foundation.

Mineral Fiber
2021
Operating Income, Reported	$261
(Less): Net environmental (recoveries)	—
Add: Charitable Contribution - AWI Foundation(1)	—
Operating Income, Adjusted	$261
Add: D&A	70
Adjusted EBITDA	$331

(1)	Donation to the AWI Foundation.

Architectural Specialties
2021

Operating (Loss) Income, Reported	$4
Add: Acquisition-related impacts(1)	10
Operating Income, Adjusted	$14
Add: D&A	27
Adjusted EBITDA	$40

(1)

Represents the impact of acquisition-related adjustments for the fair value of acquired inventory and deferred revenue, changes in fair value of contingent consideration, deferred compensation and restricted stock expenses.

AWI 2022 Proxy Statement	A-1

Unallocated Corporate
2021
Operating (Loss) Income, Reported	$(5)
Add: RIP expense(1)	5
(Less): Gain on sale of idled China plant facility	—
Operating (Loss), Adjusted	(1)
Add: D&A	1
Adjusted EBITDA	$—
(1)	RIP expense represents only the plan service cost that is recorded within Operating Income. For all periods presented, we were not required to and did not make cash contributions to our RIP.

Adjusted Free Cash Flow
2021
Net cash provided by operating activities	$187
Net cash provided by (used for) investing activities	(14)
Net cash provided by operating and investing activities	$173
Add: Acquisitions, net	1
(Less)/Add: Payments (proceeds) related to sale of international, net(1)	12
(Less): Net environmental (recoveries)	(1)
Add: Net Payments to WAVE for portion of proceeds from sale of international business	—
Add: Arktura deferred compensation(2)	5
Add: Charitable contribution - AWI Foundation(3)	—
(Less): Proceeds from sale of idled China plant facility	—
Adjusted Free Cash Flow	$190

(1)	Amounts for the three and twelve months ended December 31, 2020 include related income tax impacts.
(2)	Contingent compensation payments related to the acquisition.
(3)	Donation to the AWI Foundation.

A-2	AWI 2022 Proxy Statement

ANNEX B to Armstrong World Industries, Inc. 2022 Proxy Statement

ARMSTRONG WORLD INDUSTRIES, INC.

EQUITY AND CASH INCENTIVE PLAN

Effective as of June 16, 2022

AWI 2022 Proxy Statement	B-i

ARMSTRONG WORLD INDUSTRIES, INC.

EQUITY AND CASH INCENTIVE PLAN EFFECTIVE AS OF JUNE 16, 2022

Index of Defined Terms	Section Where Defined or First Used
Term

2011 Plan	1

2016 Plan	1

Affiliate	14(c)(ii)

Beneficial Owner or Beneficially Owned	14(c)(iii)

Benefits	4(a)

Board of Directors	2(a)

Cause	14(c)(v)

Cash Awards	10

Change in Control	14(c)(i)

Code	6(a)

Committee	2(a)

Common Stock	2(a)

Company	1

Consultants	3(a)

Dividend Equivalent Right	9(c)

Effective Date	20(j)

Exchange Act	2(a)

Fair Market Value	17

GAAP	11(d)

Incentive Stock Option	6(a)

Injurious Conduct	13(a)

Nonqualified Stock Option	6(a)

Performance-Based Awards	11(a)

Person	14(c)(iv)

Plan	1

Prior Plans	1

Restricted Business	13(a)(iii)

Restricted Stock Award	8

Stock Appreciation Rights	7

Stock Options	6

Stock Unit	9(c)

Substitute Awards	5(d)

B-ii	AWI 2022 Proxy Statement

ARMSTRONG WORLD INDUSTRIES, INC.

EQUITY AND CASH INCENTIVE PLAN

1.    Purpose. The Armstrong World Industries, Inc. Equity and Cash Incentive Plan (the “Plan”) is intended to provide incentives which will attract, retain and motivate highly competent persons as officers, key employees, consultants and advisors of Armstrong World Industries, Inc., a Pennsylvania corporation (the “Company”), and its subsidiaries and affiliates, by providing them with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company, to acquire a proprietary interest in the long-term success of the Company and to reward the performance of individuals in fulfilling their personal responsibilities for long-range achievements.

The Plan is the successor to the 2016 Long-Term Incentive Plan (the “2016 Plan”), which is the successor to the 2011 Long-Term Incentive Plan (the “2011 Plan”). No additional grants will be made under the 2016 Plan after the Effective Date. Outstanding grants under the 2011 Plan and the 2016 Plan (the “Prior Plans”) shall continue in effect according to their terms, consistent with the applicable Prior Plan and grant agreements.

2.    Administration.

(a)    Committee. The Plan will be administered by a committee (the “Committee”) appointed by the Board of Directors of the Company ( the “Board of Directors”) from among its members (which may be the Management Development and Compensation Committee or a subcommittee thereof) and shall be comprised, unless otherwise determined by the Company’s Board of Directors, solely of not less than two (2) members who shall be (i) “non-employee directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) “independent directors,” as determined in accordance with the independence standards established by the stock exchange on which the common stock of the Company (“Common Stock”) is at the time primarily traded.

(b)    Authority. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and the Committee has sole discretionary authority to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives.

(c)    Indemnification. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, a subsidiary or an affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith or willful misconduct.

(d)    Delegation and Advisers. The Committee may delegate to one or more of its members, to one or more officers or members of management, or to one or more agents such administrative duties as it may deem advisable; provided, that such delegation does not adversely affect the exemption provided by Rule 16b-3 of the Exchange Act, if so intended, and provided that such delegation complies with applicable law and applicable stock exchange requirements. The Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefited from the Plan, as determined by the Committee.

AWI 2022 Proxy Statement	B-1

ARMSTRONG WORLD INDUSTRIES, INC. EQUITY AND CASH INCENTIVE PLAN (CONTINUED)

3.    Participants.

(a)    Participants will consist of such officers and key employees of the Company and its subsidiaries and affiliates as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Benefits under the Plan. Consultants and advisors who perform services for the Company or any of its subsidiaries and affiliates (“Consultants”) shall be eligible to participate in the Plan if the Consultants render bona fide services to the Company or its subsidiaries and affiliates, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Consultants do not directly or indirectly promote or maintain a market for the Company’s securities, as determined by the Committee in its sole discretion. Consultants are eligible to receive all Benefits under the Plan except Incentive Stock Options as described in Section 6, below. Members of the Board of Directors who are not employees of the Company and its subsidiaries and affiliates shall not be eligible to participate in the Plan.

(b)    Designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of Benefit as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits. Benefits granted pursuant to a particular Section of the Plan need not be uniform as among the participants. For purposes of the Plan, the term “employee” excludes any person who is classified by the Company as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an employee for purposes of this Plan, unless the Committee determines otherwise.

4.    Type of Benefits; Vesting Restrictions.

(a)    Benefits under the Plan may be granted in any one or a combination of (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock Awards, (iv) Stock Units and (v) Cash Awards (each as described below, and collectively, the “Benefits”). Benefits may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described in Section 11 hereof. Benefits granted under the Plan may be evidenced by an agreement (which need not be identical) that may provide additional terms and conditions associated with such Benefits, as determined by the Committee in its sole discretion, provided, however, that in the event of any conflict between the provisions of the Plan and any such agreement, the provisions of the Plan shall prevail.

(b)    Benefits granted under the Plan shall include regular vesting schedules that provide that no portion of a Benefit will vest earlier than one year from the date of grant. Subject to adjustments made in accordance with Section 14(a) below, up to five percent (5%) of the shares of Common Stock subject to the share reserve set forth in Section 5(a) as of the Effective Date may be granted without regard to the minimum vesting requirement.

(c)    Benefits under the Plan shall be made conditional upon the participant’s acknowledgement, in writing or by acceptance of the Benefit grant, that all decisions and determinations of the Committee shall be final and binding on the participant, his or her successors and any other person having or claiming an interest under such Benefit grant.

(d)    The Committee shall have discretion to accelerate vesting in connection with a participant’s death, disability, retirement, involuntary termination without Cause, in the event of a Change in Control or a corporate transaction or event described in Section 14(a), or in other circumstances as the Committee deems appropriate.

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ARMSTRONG WORLD INDUSTRIES, INC. EQUITY AND CASH INCENTIVE PLAN (CONTINUED)

5.    Common Stock Available Under the Plan.

(a)    Aggregate Limitations.

(i)     Subject to adjustments made in accordance with Section 14(a) hereof, the maximum number of shares of Common Stock that may be issued pursuant to Benefits granted under this Plan shall be 1,750,000 shares of Common Stock. In addition, the shares of Common Stock that remained available for grants under the 2016 Plan as of the Effective Date, plus any shares of Common Stock subject to outstanding grants under the Prior Plans that terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, vested or paid under the Prior Plans after the Effective Date, shall be available for issuance under this Plan.

(ii)    The number of shares of Common Stock reserved for award and issuance under this Plan (A) shall be reduced on a one-for-one basis for each share of Common Stock subject to a Stock Option or Stock Appreciation Right and (B) shall be reduced by a fixed ratio of 1.6 shares of Common Stock for each share of Common Stock subject to a Restricted Stock Award or Stock Unit granted under the Plan.

(b)    Source of Shares. Shares of Common Stock issued under the Plan may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock, including shares purchased by the Company on the open market for purposes of the Plan.

(c)    Share Counting.

(i)    If and to the extent Stock Options or Stock Appreciation Rights granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised (including stock options granted under the Prior Plans that terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised on or after the Effective Date), and if and to the extent that any Restricted Stock Awards or Stock Units are forfeited or terminated, or otherwise are not paid in full (including restricted stock awards and stock units granted under the 2016 Plan that are forfeited or terminated, or otherwise are not paid in full on or after the Effective Date), the shares reserved for such grants shall again be available for purposes of the Plan. Shares of Common Stock withheld or surrendered in payment of the exercise price of a Stock Option, and shares withheld or surrendered for payment of taxes with respect to Stock Options and Stock Appreciation Rights, shall not be available for re-issuance under this Plan. Shares withheld or surrendered for payment of taxes with respect to Benefits other than Stock Options and Stock Appreciation Rights shall be available for re-issuance under the Plan. If Stock Appreciation Rights are granted, the full number of shares subject to the Stock Appreciation Rights shall be considered issued under the Plan, without regard to the number of shares actually issued upon exercise of the Stock Appreciation Rights. To the extent that any Benefits are paid in cash, and not in shares of Common Stock, such Benefits shall not count against the share limits described above in Section 5(a).

(ii)    The share counting rules in this Section 5(c) shall apply with respect to grants, exercises, forfeitures and other actions that occur with respect to Benefits granted under this Plan, and with respect to grants made under the Prior Plans that terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, vested or paid under the Prior Plans on or after the Effective Date, and the ratios described in Section 5(a) shall be used for calculating the number of shares available for re-issuance under the Plan pursuant to this Section 5(c).

(iii)     For the avoidance of doubt, if shares of Common Stock are repurchased on the open market with the proceeds of the exercise price of Stock Options, such shares may not again be made available for issuance under the Plan.

(d)    Acquisitions. In connection with the acquisition of any business by the Company or any of its subsidiaries or affiliates, any outstanding equity grants with respect to stock of the acquired company may be assumed or replaced by Benefits under the Plan upon such terms and conditions as the Committee determines in its sole discretion. Shares of Common Stock subject to any such outstanding grants that are

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ARMSTRONG WORLD INDUSTRIES, INC. EQUITY AND CASH INCENTIVE PLAN (CONTINUED)

assumed or replaced by Benefits under the Plan in connection with an acquisition (“Substitute Awards”) shall not reduce the Plan’s share reserve as described above in Section 5(a), consistent with applicable stock exchange requirements. Notwithstanding any provision of the Plan to the contrary, Substitute Awards shall have such terms as the Committee deems appropriate, including without limitation exercise prices or base prices on different terms than those described herein. In the event that the Company assumes a shareholder-approved equity plan of an acquired company, available shares of Common Stock under such assumed plan (after appropriate adjustments to reflect the transaction) may be issued pursuant to Benefits under this Plan and shall not reduce the Plan’s share reserve as described above in Section 5(a), subject to applicable stock exchange requirements.

6.    Stock Options.

(a)    Generally. Stock Options will consist of awards from the Company that will enable the holder to purchase a number of shares of Common Stock, at set terms. Stock Options may be “incentive stock options” (“Incentive Stock Options”), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or Stock Options which do not constitute Incentive Stock Options (“Nonqualified Stock Options”). The Committee will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). Consultants are not eligible to receive Incentive Stock Options under the Plan. All of the authorized shares as described in Section 5(a) may be granted as Incentive Stock Options. Each Stock Option granted under the Plan shall be subject to such terms and conditions, including vesting and exercisability, as the Committee may impose from time to time, subject to the limitations set forth in the Plan. Stock Options may constitute Performance-Based Awards, as described in Section 11 hereof. No dividends or Dividend Equivalents shall be payable with respect to a Stock Option.

(b)    Exercise Price. Each Stock Option granted hereunder shall have a per-share exercise price as the Committee may determine on the date of grant. The per share exercise price of a Stock Option shall not be less than the Fair Market Value of a share of Common Stock on the date of grant.

(c)    Exercise of Options. A participant may exercise a Stock Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The participant shall pay the exercise price of the Stock Option (i) in cash, (ii) if permitted by the Committee, by the withholding of shares of Common Stock subject to the exercisable Stock Option, which have a Fair Market Value on the date of exercise equal to the exercise price, (iii) if permitted by the Committee, by delivering shares of Common Stock owned by the participant and having a Fair Market Value on the date of exercise equal to the exercise price or by attestation to ownership of shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iv) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (v) by such other method as the Committee may approve. Shares of Common Stock used to exercise a Stock Option shall have been held by the participant for any requisite period of time to avoid adverse accounting consequences to the Company with respect to the Stock Option, as determined by the Committee. Payment for the shares pursuant to the Stock Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.

(d)    Exercise Period. No Stock Option granted under the Plan shall be exercisable later than ten (10) years after the date it is granted. Notwithstanding the foregoing, unless the Committee determines otherwise, if a vested Nonqualified Stock Option would terminate at a time when trading in Common Stock is prohibited by law or by the Company’s insider trading policy, the vested Stock Option may be exercised until the thirtieth (30th) day after expiration of such prohibition (but not beyond the original term). All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option agreement on the date of grant.

(e)    Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to participants who are employees of the Company or of a parent corporation or subsidiary corporation (as

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ARMSTRONG WORLD INDUSTRIES, INC. EQUITY AND CASH INCENTIVE PLAN (CONTINUED)

defined in Sections 424(e) and (f) of the Code, respectively) on the date of grant. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and of any parent corporation or subsidiary corporation (as defined in Sections 424(e) and (f) of the Code, respectively)) shall not exceed one hundred thousand dollars ($100,000), provided, however, that if such one hundred thousand dollars ($100,000) limit is exceeded, the excess Incentive Stock Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted.

(f)    Additional Limitations on Incentive Stock Options for Ten Percent Shareholders. Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent corporation or subsidiary corporation (as defined in Sections 424(e) and (f) of the Code, respectively), unless the exercise price of the option is fixed at not less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five (5) years from the date of grant of such option.

7.    Stock Appreciation Rights.

(a)    Generally. The Committee may, in its discretion, grant Stock Appreciation Rights, including a concurrent grant of Stock Appreciation Rights in tandem with any Stock Option grant. A Stock Appreciation Right means a right to receive a payment in cash, Common Stock or a combination thereof, as determined by the Committee, in an amount equal to the excess of (i) the Fair Market Value of a specified number of shares of Common Stock on the date the Stock Appreciation Right is exercised over (ii) the Fair Market Value of such shares of Common Stock on the date the Stock Appreciation Right is granted, or other higher specified amount, all as determined by the Committee. If a Stock Appreciation Right is granted in tandem with a Stock Option at the date of grant of the Stock Option, the designated base amount in the grant agreement shall reflect the Fair Market Value on the date such Stock Option and Stock Appreciation Right were granted, or a higher specified amount as determined by the Committee. In any event, the base amount of each Stock Appreciation Right shall not be less than the per-share Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right. Each Stock Appreciation Right granted under the Plan shall be subject to such terms and conditions, including vesting and exercisability, as the Committee shall impose from time to time, subject to the limitations set forth in the Plan. If a Stock Appreciation Right is granted in connection with a Stock Option, the Stock Appreciation Right shall become exercisable, be transferable and shall expire according to the same vesting, transferability and expiration rules as the corresponding Stock Option, unless the Committee determines otherwise. Stock Appreciation Rights may constitute Performance-Based Awards, as described in Section 11 hereof. No dividends or Dividend Equivalents shall be payable with respect to a Stock Appreciation Right.

(b)    Exercise Period. No Stock Appreciation Right granted under the Plan shall be exercisable later than ten (10) years after the date it is granted. Notwithstanding the foregoing, unless the Committee determines otherwise, if a vested Stock Appreciation Right would terminate at a time when trading in Common Stock is prohibited by law or by the Company’s insider trading policy, the vested Stock Appreciation Right may be exercised until the thirtieth (30th) day after expiration of such prohibition (but not beyond the original term). All Stock Appreciation Rights shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such right at the date of grant.

8.    Restricted Stock Awards.

(a)    Generally. The Committee may, in its discretion, grant Restricted Stock Awards consisting of Common Stock issued or transferred to participants with or without other payments therefor.

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ARMSTRONG WORLD INDUSTRIES, INC. EQUITY AND CASH INCENTIVE PLAN (CONTINUED)

(b)    Payment of the Purchase Price. If the Restricted Stock Award requires payment therefor, the purchase price of any shares of Common Stock subject to a Restricted Stock Award may be paid in any manner authorized by the Committee. Restricted Stock Awards may also be made in consideration of services rendered to the Company or its subsidiaries or affiliates.

(c)    Additional Terms. Restricted Stock Awards may be subject to such terms and conditions, including vesting, as the Committee determines appropriate, including without limitation (i) Change in Control, (ii) restrictions on the sale or other disposition of such shares, and (iii) the right of the Company to reacquire such shares for no consideration upon termination of the participant’s employment within specified periods, the participant’s competition with the Company, or the participant’s breach of other obligations to the Company. Restricted Stock Awards may constitute Performance-Based Awards, as described in Section 11 hereof. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Committee may also require that any stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed.

(d)    Rights as a Shareholder. The participant shall have, with respect to the shares of Common Stock subject to a Restricted Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to vote the shares. At the discretion of the Committee, both cash dividends and stock dividends with respect to the Restricted Stock may be credited to the participant’s account, and interest may be credited on the amount of cash dividends credited at a rate and subject to such terms as determined by the Committee; provided that cash dividends and stock dividends shall vest only if and to that the underlying Restricted Stock Award vests. The cash dividends or stock dividends credited by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the participant upon the release of restrictions on such shares and, if such share is forfeited, the participant shall have no right to such cash dividends or stock dividends.

9.    Stock Units.

(a)    Generally. The Committee may, in its discretion, grant Stock Units to participants hereunder. Stock Units may be subject to such terms and conditions, including vesting and provisions applicable to a Change in Control as the Committee determines appropriate. Stock Units may constitute Performance-Based Awards, as described in Section 11 hereof. A Stock Unit granted by the Committee shall provide payment in shares of Common Stock or in cash at such time as the grant agreement shall specify. Shares of Common Stock issued pursuant to this Section 9 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right and the terms and conditions applicable to Dividend Equivalent Rights; provided that any Dividend Equivalent Right underlying a Stock Unit shall vest and be paid only if and to the extent the underlying Stock Unit vests and is paid.

(b)    Settlement of Stock Units. Shares of Common Stock representing the Stock Units shall be distributed to the participant unless the Committee provides for the payment of the Stock Units in cash equal to the value of the shares of Common Stock which would otherwise be distributed to the participant or partly in cash and partly in shares of Common Stock.

(c)    Definitions. A “Stock Unit” means a notional account representing one (1) share of Common Stock. A “Dividend Equivalent Right” means the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units.

10.    Cash Awards. The Committee may, in its discretion, grant awards to be settled solely in cash (“Cash Awards”). Cash Awards may be subject to such terms and conditions, including vesting, as the Committee determines appropriate. Cash Awards may constitute Performance-Based Awards, as described in Section 11 hereof.

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ARMSTRONG WORLD INDUSTRIES, INC. EQUITY AND CASH INCENTIVE PLAN (CONTINUED)

11.    Performance-Based Awards.

(a)    Generally. Benefits that are granted, vest or become exercisable based on the attainment of performance objectives are referred to as “Performance-Based Awards”. As determined by the Committee in its sole discretion, the granting, vesting or exercisability of such Performance-Based Awards shall be based on achievement of performance objectives that are based on one or more of the business criteria described below, with respect to one or more business units or the Company and its subsidiaries as a whole, or other criteria as the Committee deems appropriate. The Committee shall establish in writing the performance objectives applicable to a given period.

(b)    Business Criteria. The Committee shall use performance goals based on one or more of the following business criteria, individually or in combination, or such other criteria as the Committee deems appropriate: (i) net earnings; (ii) earnings per share; (iii) sales; (iv) operating income; (v) earnings before interest and taxes (EBIT); (vi) earnings before interest, taxes, depreciation and amortization (EBITDA); (vii) cash flow; (viii) working capital targets; (ix) return on equity; (x) return on capital; (xi) market price per share; (xii) total return to shareholders, (xiii) price-earnings multiples, (xiv) revenue, (xv) number of days sales outstanding in accounts receivable, (xvi) productivity, (xvii) margin, (xviii) net capital employed, (xix) growth in assets, (xx) unit volume, (xxi) market share, (xxii) economic value, (xxiii) environmental, social, governance, diversity and inclusion; (xxiv) relative performance to a comparison group designated by the Committee based on any of the foregoing criteria, or (xxv) strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

(c)    Modification of Performance-Based Awards. With respect to any Benefits intended to be Performance-Based Awards, after establishment of a performance goal, the Committee shall not revise such performance goal, except as otherwise determined by the Committee to be in the best interests of the Company, and the Committee shall not increase the amount of compensation payable thereunder upon the attainment of such performance goal. The Committee may reduce or eliminate the number of shares of Common Stock or cash granted or the number of shares of Common Stock vested or exercisable upon the attainment of such performance goal, based on such terms and conditions as the Committee deems appropriate. Notwithstanding the foregoing, the Committee may make such changes to performance goals and Performance-Based Awards as the Committee deems appropriate in the event of a change in corporate capitalization, corporate transaction or other corporate event, or as the Committee otherwise determines in the best interests of the Company.

(d)    Impact of Unusual or Infrequently Occurring Items or Changes in Accounting. To the extent applicable, subject to the following sentence and unless the Committee determines otherwise, the determination of the achievement of performance goals shall be determined based on the relevant financial measure, computed in accordance with U.S. generally accepted accounting principles (“GAAP”), and in a manner consistent with the methods used in the Company’s audited financial statements. The Committee may provide for appropriate adjustment as it deems appropriate, including for one or more of the following items: asset write-downs; litigation or claim judgments or settlements; changes in accounting principles; changes in tax law or other laws affecting reported results; changes in commodity prices; severance, contract termination, and other costs related to exiting, modifying or reducing any business activities; costs of, and gains and losses from, the acquisition, disposition, or abandonment of businesses or assets; gains and losses from the early extinguishment of debt; gains and losses in connection with the termination or withdrawal from a pension plan; stock compensation costs and other non-cash expenses; any unusual or infrequently occurring items as described in applicable Accounting Standards Codification opinions or in management’s discussion and analysis of financial condition and results of operation appearing in the Company’s annual report to shareholders for the applicable year; and any other specified non-operating items as determined by the Committee in setting performance goals.

12.    Foreign Laws. The Committee may grant Benefits to individual participants who are subject to the tax laws of nations other than the United States, which Benefits may have terms and conditions as determined

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ARMSTRONG WORLD INDUSTRIES, INC. EQUITY AND CASH INCENTIVE PLAN (CONTINUED)

by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Benefits by the appropriate foreign governmental entity; provided, however, that no such Benefits may be granted pursuant to this Section 12, and no action may be taken, which would result in a violation of the Exchange Act, the Code or any other applicable law.

13.    Certain Terminations of Employment; Forfeitures.

(a)    Forfeiture of Unsettled Benefits. The Committee may determine that any or all Benefits which have not been settled under this Plan may be forfeited or reduced if:

(i)    the Committee determines that forfeiture or reduction is appropriate on account of an accounting restatement of the Company’s financial statements that is required as a result of material non-compliance with financial reporting requirements under U.S. securities laws and generally accepted accounting principles;

(ii)    the participant commits any of the following, as determined by the Committee, in its sole discretion,: (A) felony or a crime involving moral turpitude; (B) fraud, dishonesty, misrepresentation, theft, or misappropriation of funds with respect to the Company or any of its subsidiaries or affiliates; (C) violation of the Code of Conduct or employment policies of the Company or any of its subsidiaries or affiliates, as in effect from time to time; (D) breach of any written noncompetition, confidentiality or nonsolicitation covenant of the participant with respect to the Company or any of its subsidiaries or affiliates; or (E) gross negligence or willful, deliberate or gross misconduct in the performance of the participant’s duties with the Company or any of its subsidiaries or affiliates, in each case above in this Section 13(a)(ii), that results in significant financial or reputational harm to the Company;

(iii)    during the participant’s employment or service with the Company and its subsidiaries and affiliates and for a period of one (1) year thereafter, the participant engages in any business or enters into any employment relationship which the Committee in its sole discretion determines to be either directly or indirectly (A) competitive with any aspect of the business of the Company with respect to which the participant had responsibility for, or access to, confidential information within 12 months before the participant’s termination of employment or service with the Company or (B) substantially injurious to the Company’s business interests, in each case in any geographic area in which the Company conducts business with respect to which the participant had responsibility for, or access to, confidential information within 12 months before the participant’s termination of employment or service with the Company (a “Restricted Business”);

(iv)    during the participant’s employment or service with the Company and its subsidiaries and affiliates and for a period of two (2) years thereafter, the participant solicits any person who was a customer of the Company or any of its subsidiaries or affiliates with respect to any Restricted Business, or solicits potential customers of the Company or any of its subsidiaries or affiliates who are or were identified through leads developed during the course of the participant’s employment or service with the Company or any of its subsidiaries or affiliates with respect to any Restricted Business, or otherwise diverts or attempts to divert any existing business of the Company or any of its subsidiaries or affiliates;

(v)    during the participant’s employment or service with the Company and its subsidiaries and affiliates and for a period of two (2) years thereafter, the participant directly for the participant or for any third party, solicits, induces, recruits or causes another person in the employment of the Company or any of its subsidiaries or affiliates to terminate such employee’s employment with the Company and its subsidiaries and affiliates; or

(vi)    during the participant’s employment or service or thereafter, the participant breaches any written confidentiality, non-solicitation or non-competition covenant with the Company or a subsidiary or affiliate.

The activities described in subsections (i) through (vi) above are hereafter referred to as “Injurious Conduct,” as such definition may be modified for a particular grant and set forth in the applicable grant agreement. The foregoing provisions shall apply in addition to any provisions of the Plan or a grant agreement that apply in the event of termination for Cause.

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ARMSTRONG WORLD INDUSTRIES, INC. EQUITY AND CASH INCENTIVE PLAN (CONTINUED)

(b)    Forfeiture of Settled Benefits. If the Committee determines that a participant has engaged in Injurious Conduct as described in Section 13(a), the Committee may in its discretion require the participant to return to the Company any Common Stock or cash received in settlement of any Benefit under this Plan. If the Common Stock acquired in settlement of a Benefit has been disposed of by the participant, then the Company may require the participant to pay to the Company the economic value of the Common Stock as of the date of disposition.

(c)    Timing. Unless the grant agreement provides otherwise, the Committee shall exercise the right of forfeiture provided to the Company in this Section 13 within one-hundred and eighty (180) days after the Company’s discovery of the Injurious Conduct activities giving rise to the Company’s right of forfeiture.

(d)    Determination from the Committee. A participant may make a request to the Committee in writing for a determination regarding whether any proposed business or activity would constitute Injurious Conduct. Such request shall fully describe the proposed business or activity. The Committee shall respond to the participant in writing and the Committee’s determination shall be limited to the specific business or activity so described.

(e)    Condition Precedent. Unless the Committee or any agreement providing for Benefits under this Plan shall otherwise provide, no Benefit shall be deemed awarded to any participant under this Plan unless and until the participant agrees to the applicability of this Section 13.

(f)    Enforceability. The purpose of this Section 13 is to protect the Company and its subsidiaries and affiliates from Injurious Conduct. The Company shall have the right to seek injunctive relief, in addition to any other existing rights provided in the Plan, any grant agreement or by operation of law, without the requirement of posting bond. The remedies provided in this Section 13 shall be in addition to any legal or equitable remedies existing at law or provided for in any other agreement between the participant and the Company or any of its subsidiaries or affiliates, and shall not be construed as a limitation upon, or as an alternative or in lieu of, any such remedies. To the extent that this Section 13 is not fully enforceable as written, the unenforceable provisions shall be modified so as to provide the Company with the fullest protection permitted by law. The Committee may waive any provisions of this Section 13, as the Committee deems appropriate.

14.    Adjustment Provisions; Change in Control.

(a)    Adjustment. Benefits granted under the Plan and any agreements evidencing such Benefits, and the maximum number of shares of Common Stock that may be issued under the Plan as stated in Section 5(a), shall be subject to mandatory adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Common Stock or other consideration subject to such Benefits or as otherwise determined by the Committee to be equitable:

(i)    in the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, spinoffs, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Benefit, or

(ii)    in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan.

Any adjustment in Incentive Stock Options under this Section 14 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, except as otherwise determined by the Committee, and any adjustments under this Section 14 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Any adjustment to Nonqualified Stock Options or Stock Appreciation Rights shall be made in accordance with

AWI 2022 Proxy Statement	B-9

ARMSTRONG WORLD INDUSTRIES, INC. EQUITY AND CASH INCENTIVE PLAN (CONTINUED)

the requirements of Sections 409A and 424 of the Code, as applicable. The adjustments of Benefits under this Section 14(a) shall include adjustment of shares, exercise price, base price, performance goals or other terms and conditions, as appropriate. The Company shall give each participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

(b)    Effect of a Change in Control on Benefits. The following provisions shall apply in the event of a Change in Control:

(i)    Unless the Committee determines otherwise, if there is a Change in Control of the Company, and if participants’ Benefits remain outstanding after the Change in Control (or are assumed by, or converted to similar benefits with equivalent value as of the date of the Change in Control of, the surviving corporation (or a parent or subsidiary of the surviving corporation)), and the Company or its successor terminates a participant’s employment without Cause upon or within two (2) years after the Change in Control, the participant’s outstanding Stock Options and Stock Appreciation Rights shall vest and become exercisable, any restrictions on Restricted Stock Awards shall lapse, and Stock Units or Cash Awards shall become payable. In that event, Performance-Based Awards will vest and be payable at their target value unless the Committee determines otherwise.

(ii)    Unless the Committee determines otherwise, if there is a Change in Control of the Company, and if participants’ Benefits do not remain outstanding after the Change in Control (and are not assumed by, or converted to similar benefits with equivalent value as of the date of the Change in Control of, the surviving corporation (or a parent or subsidiary of the surviving corporation)), then all outstanding Stock Options and Stock Appreciation Rights shall immediately vest and become exercisable, any restrictions on Restricted Stock Awards shall lapse, and Stock Units and Cash Awards shall become payable as of the date of the Change in Control. In that event, Performance-Based Awards will vest and be payable at their target value unless the Committee determines otherwise.

(iii)    Notwithstanding the foregoing, the Committee may establish such other terms and conditions relating to the effect of a Change in Control on Benefits as the Committee deems appropriate. In addition to other actions, in the event of a Change in Control of the Company, the Committee may take any one or more of the following actions with respect to any or all outstanding Benefits, without the consent of any participant: (A) the Committee may determine that outstanding Stock Options and Stock Appreciation Rights shall be fully exercisable, restrictions on outstanding Restricted Stock Awards shall lapse, and Stock Units and Cash Awards shall become payable, as of the date of the Change in Control or at such other time as the Committee determines, (B) the Committee may require that participants surrender their outstanding Stock Options and Stock Appreciation Rights for cancellation in exchange for one or more payments by the Company, in cash, Common Stock or other property (including the property, if any, payable in the transaction), as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Common Stock subject to the participant’s unexercised Stock Options and Stock Appreciation Rights exceeds the exercise price or base amount, as applicable, and on such terms as the Committee determines, (C) after giving participants an opportunity to exercise their outstanding Stock Options and Stock Appreciation Rights, the Committee may terminate any or all unexercised Stock Options and Stock Appreciation Rights at such time as the Committee deems appropriate, (D) with respect to participants holding Stock Units or Cash Awards, the Committee may determine that such participants shall receive one or more payments in settlement of such Stock Units or Cash Awards, in such amount and form and on such terms as may be determined by the Committee, or (E) the Committee may determine that Benefits that remain outstanding after the Change in Control shall be converted to similar Benefits of the surviving corporation (or a parent or subsidiary of the surviving corporation). Without limiting the foregoing, if the per share Fair Market Value of the Common Stock does not exceed the per share exercise price or base amount of a Stock Option or Stock Appreciation Right, the Company shall not be required to make any payment to the participant upon surrender of the Stock Option or Stock Appreciation Right. Any acceleration, surrender, termination, settlement or conversion shall take place as of the date of the Change in Control or such other date as the Committee may specify.

B-10	AWI 2022 Proxy Statement

ARMSTRONG WORLD INDUSTRIES, INC. EQUITY AND CASH INCENTIVE PLAN (CONTINUED)

(c)    Definitions. For purposes of this Plan, the following terms have the following meanings:

(i)    “Change in Control” of the Company shall be deemed to have occurred if the event set forth in any one of the following sections shall have occurred:

(A)    any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (I) of subsection (C) below;

(B)    the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

(C)    there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (I) a merger or consolidation immediately following which the individuals who comprise the Board of Directors immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (II) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities; or

(D)    there is consummated a complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board of Directors immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred (i) by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions or (ii) by virtue of the consummation of a spin-off of any business line or business unit of the Company or a sale of (or similar transaction with respect to) all or substantially all of the assets that comprise a business line or business unit of the Company. The Committee may provide in a grant agreement for another definition of Change in Control as necessary to comply with Section 409A of the Code.

(ii)    “Affiliate” shall mean with respect to any Person, any other Person that, at any time that a determination is made hereunder, directly or indirectly, controls, is controlled by, or is under common control with such first Person. For the purpose of this definition, “control” shall mean, as to any Person, the possession, directly or indirectly, of the power to elect or appoint a majority of directors (or other persons acting in similar capacities) of such Person or otherwise to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

AWI 2022 Proxy Statement	B-11

ARMSTRONG WORLD INDUSTRIES, INC. EQUITY AND CASH INCENTIVE PLAN (CONTINUED)

(iii)    “Beneficial Owner” and “Beneficially Own” shall have the meaning set forth in Rules 13d-3 and 13d-5 promulgated under the Exchange Act or any successor provision.

(iv)    “Person” shall mean any individual, entity or group, including any “person” or “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision.

(v)    “Cause” shall mean the participant’s commission of any of the following, as determined by the Committee, in its sole discretion: (A) felony or a crime involving moral turpitude; (B) fraud, dishonesty, misrepresentation, theft, or misappropriation of funds with respect to the Company or any of its subsidiaries or affiliates; (C) violation of the Code of Conduct or employment policies of the Company or any of its subsidiaries or affiliates, as in effect from time to time; (D) breach of any written noncompetition, confidentiality or nonsolicitation covenant of the participant with respect to the Company or any its subsidiaries or affiliates; or (E) gross negligence or misconduct in the performance of the participant’s duties with the Company or any of its subsidiaries or affiliates.

15.    Nontransferability. Benefits granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant’s lifetime, only by the participant. In the event of the death of a participant, each Stock Option or Stock Appreciation Right theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in the grant agreement and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee, and subject to applicable law, a grant agreement for a Benefit other than an Incentive Stock Option may permit the transferability of the Benefit by a participant solely for charitable purposes or to the participant’s spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or to partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, without consideration, subject to any restriction included in the grant agreement for the Benefit.

16.    Other Provisions. The award of any Benefit under the Plan may be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Benefit, for the acceleration of exercisability or vesting of Benefits (subject to Section 4(b)), or to comply with federal and state securities laws, or understandings or conditions as to the participant’s employment or service in addition to those specifically provided for under the Plan.

17.    Fair Market Value. For purposes of this Plan and any Benefits awarded hereunder, “Fair Market Value” on any given date means (i) if the Common Stock is listed on a national securities exchange on a last sale basis, the closing price reported as having occurred on the such date, or, if there is no sale on such date, then on the last preceding date on which such a sale was reported, or (ii) if the Common Stock is not listed on a national securities exchange on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Common Stock accurately.

18.    Withholding. All payments or distributions of Benefits made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit or require a participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Benefit consisting of shares of Common Stock by having the Company withhold shares

B-12	AWI 2022 Proxy Statement

ARMSTRONG WORLD INDUSTRIES, INC. EQUITY AND CASH INCENTIVE PLAN (CONTINUED)

of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, or permit a participant to pay such withholding taxes by tendering shares of Common Stock held by the participant. Unless the Committee determines otherwise, share withholding for taxes shall not exceed the participant’s minimum applicable tax withholding amount.

19.    Duration, Amendment and Termination.

(a)    Amendment and Termination. The Company, by action of its Board of Directors, may amend the Plan from time to time or suspend or terminate the Plan at any time; provided, however, that the Board of Directors shall not amend the Plan without approval of the shareholders of the Company if such approval is required (i) in order to comply with the Code or other applicable laws, or to comply with applicable stock exchange requirements or (ii) in order to comply with Section 19(b) below. No amendment or termination of this Plan shall, without the consent of the participant, materially impair any rights or obligations under any Benefit previously granted to the participant under the Plan, unless such right has been reserved in the Plan or the grant agreement, or except as provided in Section 20(f) below. Notwithstanding anything in the Plan to the contrary, the Board of Directors may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.

(b)    No Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spinoff, combination, or exchange of shares), the Company may not, without obtaining shareholder approval, (i) amend the terms of outstanding Stock Options or Stock Appreciation Rights to reduce the exercise price of outstanding Stock Options or the base amount of outstanding Stock Appreciation Rights, (ii) cancel outstanding Stock Options or Stock Appreciation Rights in exchange for other awards or Stock Options or Stock Appreciation Rights with an exercise price or base amount, as applicable, that is less than the exercise price or base amount, as applicable, of the original Stock Options or Stock Appreciation Rights or (iii) cancel outstanding Stock Options or Stock Appreciation Rights with an exercise price or base amount, as applicable, above the current stock price in exchange for cash, Common Stock or other securities.

(c)    Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth (10th) anniversary of the Effective Date, unless the Plan is terminated earlier by the Board of Directors or is extended by the Board of Directors with the approval of the shareholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to outstanding Benefits. Incentive Stock Options shall not be granted after the date that is ten (10) years after the date on which the Board of Directors adopts the Plan or the Effective Date, whichever is earlier.

20.    Miscellaneous.

(a)    Employment Rights. Neither the Plan nor any action taken hereunder shall be construed as giving any participant the right to be retained in the employ or service of the Company or any of its subsidiaries or affiliates.

(b)    Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

AWI 2022 Proxy Statement	B-13

ARMSTRONG WORLD INDUSTRIES, INC. EQUITY AND CASH INCENTIVE PLAN (CONTINUED)

(c)    No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Benefit. The Committee shall determine whether cash, or Benefits, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(d)    Company Policies; Holding Requirements. All Benefits granted under the Plan shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Company’s Board of Directors from time to time. Participants who are subject to the Company’s stock ownership policy must hold a portion of the net after-tax shares received upon vesting, exercise or payment of Benefits under this Plan until the applicable stock ownership guidelines are met, in accordance with the Company’s stock ownership policy.

(e)    Requirements for Issuance of Shares. No Common Stock shall be issued in connection with any Benefit hereunder unless and until all legal requirements applicable to the issuance of such Common Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Benefit granted to any participant hereunder on such participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Common Stock as the Committee shall deem necessary or advisable, and any certificates representing such shares may be legended to reflect any such restrictions. Certificates, if any, representing shares of Common Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No participant shall have any right as a shareholder with respect to Common Stock covered by a Benefit until shares have been issued to the participant.

(f)    Compliance with Law. The Plan, the exercise of Stock Options or Stock Appreciation Rights and the obligations of the Company to issue or transfer shares of Common Stock in accordance with Benefits granted under the Plan shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of Section 422 of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Section 422 of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Section 422 of the Code, that Plan provision shall cease to apply. The Committee may revoke any Benefit granted under the Plan if it is contrary to law or modify a Benefit to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to participants. The Committee may also, in its sole discretion, agree to limit its authority under this Section.

(g)    Benefits in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to grant Benefits under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Benefits to employees thereof who become employees of the Company or its subsidiaries or affiliates, or for other proper corporate purposes, or (ii) limit the right of the Company to make stock-based awards outside of this Plan. Without limiting the foregoing, the Committee may grant Substitute Awards to an employee of another corporation who becomes an employee of the Company or its subsidiaries or affiliates by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Benefits may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee.

(h)    Section 409A. The Plan is intended to comply with the requirements of Section 409A of the Code, to the extent applicable. All Benefits shall be construed and administered such that the Benefit either (i) qualifies for an exemption from the requirements of Section 409A of the Code or (ii) satisfies the requirements of Section 409A of the Code. If a Benefit is subject to Section 409A of the Code,

B-14	AWI 2022 Proxy Statement

ARMSTRONG WORLD INDUSTRIES, INC. EQUITY AND CASH INCENTIVE PLAN (CONTINUED)

(A) distributions shall only be made in a manner and upon an event permitted under Section 409A of the Code, (B) payments to be made upon a termination of employment shall only be made upon a “separation from service” under Section 409A of the Code, (C) unless the Benefit specifies otherwise, each installment payment shall be treated as a separate payment for purposes of Section 409A of the Code, and (D) in no event shall a participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A of the Code. Any Benefit granted under the Plan that is subject to Section 409A of the Code and that is to be distributed to a specified employee, as described in Section 409A of the Code, upon separation from service shall be administered so that any distribution with respect to such Benefit shall be postponed for six (6) months following the date of the participant’s separation from service, if required by Section 409A of the Code. If a distribution is delayed pursuant to Section 409A of the Code, the distribution shall be paid within thirty (30) days after the end of the six (6)-month period. If the participant dies during such six (6)-month period, any postponed amounts shall be paid within ninety (90) days of the participant’s death. Notwithstanding anything in this Plan or any grant agreement to the contrary, each participant shall be solely responsible for the tax consequences of Benefits under this Plan, and in no event shall the Company or any subsidiary or affiliate have any responsibility or liability if any Benefit does not meet the applicable requirements of Section 409A of the Code. Although the Company intends to administer the Plan to prevent taxation under Section 409A of the Code, the Company does not represent or warrant that the Plan or any Benefit complies with any provision of federal, state, local or other tax law.

(i)    Governing Law. This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania (regardless of the law that might otherwise govern under applicable Pennsylvania principles of conflict of laws).

(j)    Effective Date. The Plan is effective as of June 16, 2022, subject to shareholder approval (the “Effective Date”).

AWI 2022 Proxy Statement	B-15

ARMSTRONG WORLD INDUSTRIES, INC. AUSTIN K. SO 2500 COLUMBIA AVENUE LANCASTER, PA 17603 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/15/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/AWI2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/15/2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01) Victor D. Grizzle 02) Richard D. Holder 03) Barbara L. Loughran 04) Larry S. McWilliams 05) James C. Melville 06) Wayne R. Shurts 07) Roy W. Templin 08) Cherryl T. Thomas The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2022. 0 0 0 3. To approve, on an advisory basis, our Executive Compensation Program. 0 0 0 4. To approve the Armstrong World Industries, Inc. Equity and Cash Incentive Plan. 0 0 0 NOTE: Such other business as may properly come before the meeting or any adjournment thereof. In their discretion, the proxy holders are authorized to vote such other business as may properly come before the meeting or any postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 0000569375_1 R1.0.0.24 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com ARMSTRONG WORLD INDUSTRIES, INC. Annual Meeting of Shareholders June 16, 2022 8:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Victor D. Grizzle and Larry S. McWilliams as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all of the common shares of Armstrong World Industries, Inc. held of record by the undersigned on April 20, 2022, at the Annual Meeting of Shareholders to be held on June 16, 2022 at 8:00 AM, or any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. 0000569375_2 R1.0.0.24 Continued and to be signed on reverse side